UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
§240.14a-1

Peoples Bancorp of North Carolina, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2020 Annual Meeting,
Proxy Statement and
Annual Report

PEOPLES BANCORP OF NORTH CAROLINA, INC.

 PROXY STATEMENT

Table of Contents

Notice of 2020 Annual Meeting of Shareholders	iii

Proxy Statement	1

Information About The Annual Meeting	1

Security Ownership Of Certain Beneficial Owners and Management	4

Section 16(a) Beneficial Ownership Reporting Compliance	6

Proposal 1 - Election of Directors	6

Director Nominees	7

Executive Officers of the Company	9

How often did our Board of Directors meet during 2019?	9

What is our policy for director attendance at Annual Meetings?	9

How can you communicate with the Board or its members?	9

Board Leadership Structure and Risk Oversight	9

Code of Business Conduct and Ethics	10

Diversity of the Board of Directors	10

How can a shareholder nominate someone for election to the Board of Directors?	10

Who serves on the Board of Directors of the Bank?	11

Board Committees	11

Executive Committee	11

Governance Committee	11

Audit and Enterprise Risk Committee	11

Compensation Discussion and Analysis	13

Summary Compensation Table	17

Grants of Plan-Based Awards	18

Outstanding Equity Awards at Fiscal Year End	18

Option Exercises and Stock Vested	19

Pension Benefits	19

Nonqualified Deferred Compensation	20

Employment Agreements	20

Potential Payments upon Termination or Change in Control	21

2009 Omnibus Stock Option and Long Term Incentive Plan	21

Director Compensation	22

Indebtedness of and Transactions with Management and Directors	24

Equity Compensation Plan Information	26

Stock Performance Graph	27

Proposal 2 - Approval of the Company’s 2020 Omnibus Stock Option and Long Term Incentive Plan	28

Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm	32

Audit Fees Paid to Independent Auditors	32

Date for Receipt of Shareholder Proposals	33

Other Matters	33

Miscellaneous	33

Appendices

Appendix A – Annual Report

Appendix B – 2020 Omnibus Plan

ii

PEOPLES BANCORP OF NORTH CAROLINA, INC.
 Post Office Box 467
 518 West C Street
 Newton, North Carolina 28658-0467
 (828) 464-5620

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of Peoples Bancorp of North Carolina, Inc. (the “Company”) will be held as follows:

Place:	Catawba Country Club 1154 Country Club Road Newton, North Carolina

Date:	May 7, 2020

Time:	11:00 a.m., Eastern Time

The purposes of the Annual Meeting are to consider and vote upon the following matters:

●
To elect ten persons who will serve as members of the Board of Directors until the 2021 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

●
To approve a new Peoples Bancorp of North Carolina, Inc. 2020 Omnibus Stock Ownership and Long Term Incentive Plan;

●
To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

●
To consider and act on any other matters that may properly come before the Annual Meeting or any adjournment.

The Board of Directors has established March 6, 2020, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. If an insufficient number of shares is present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Your vote is important. We urge you to vote as soon as possible so that your votes will be properly recorded. You may vote by executing and returning your proxy card in the accompanying envelope, or by voting electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on voting electronically and by phone. If you attend the Annual Meeting, you may vote in person and the proxy will not be used.

We are actively monitoring the public health and travel concerns relating to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting, which may include holding the meeting by means of remote participation. Please monitor the Company’s website at www.peoplesbanknc.com under the heading “About Us—Investor Relations” for updated information. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors,

Lance A. Sellers
President and Chief Executive Officer
Newton, North Carolina
March 25, 2020

iii

PEOPLES BANCORP OF NORTH CAROLINA, INC.

______________________________________

PROXY STATEMENT
______________________________________

Annual Meeting of Shareholders
To Be Held On May 7, 2020
_____________________________________

This Proxy Statement is being mailed to our shareholders on or about March 25, 2020, for solicitation of proxies by the Board of Directors of Peoples Bancorp of North Carolina, Inc. Our principal executive offices are located at 518 West C Street, Newton, North Carolina 28658. Our telephone number is (828) 464-5620.

In this Proxy Statement, the terms “we,” “us,” “our” and the “Company” refer to Peoples Bancorp of North Carolina, Inc. The term “Bank” means Peoples Bank, our wholly-owned, North Carolina-chartered bank subsidiary. The terms “you” and “your” refer to the shareholders of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2020. The Notice, Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2019 are also available at https://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4050385&GKP=202713. You may also access the above off-site website by going to www.peoplesbanknc.com and click on the link.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the 2020 Annual Meeting of Shareholders by the proxies named on the enclosed proxy card.

When is the Annual Meeting?
May 7, 2020, at 11 a.m., Eastern Time.

Where will the Annual Meeting be held?
At the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina.

What items will be voted on at the
Annual Meeting?
1.           ELECTION OF DIRECTORS. To elect ten directors to serve until the 2021 Annual Meeting of Shareholders.

2.
APPROVAL OF THE 2020 OMNIBUS PLAN. To approve a new Peoples Bancorp of North Carolina, Inc. 2020 Omnibus Stock Ownership and Long Term Incentive Plan (the “2020 Omnibus Plan”).

3.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Elliott Davis, PLLC (“Elliott Davis”) as the Company’s independent registered public accounting firm for fiscal year 2020.

4.
OTHER BUSINESS. To consider any other business as may properly come before the Annual Meeting or any adjournment.

1

Who can vote?
Only holders of record of our common stock at the close of business on March 6, 2020 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the Record Date, there were 5,914,304 shares of our common stock outstanding and entitled to vote and 655 shareholders of record.

How do I vote by proxy?
You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone using the information on the proxy card. If you return your signed proxy card before the Annual Meeting, the proxies will vote your shares as you direct. The Board of Directors has appointed proxies to represent shareholders who cannot attend the Annual Meeting in person.

For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. If a nominee for election as a director becomes unavailable for election at any time at or before the Annual Meeting, the proxies will vote your shares for a substitute nominee. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees for directors and “FOR” all other proposals presented in this Proxy Statement in accordance with recommendations from the Board of Directors.

If your shares are held in the name of a broker or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction card from the broker holding your shares and return the card as directed by your broker. Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card provided by your broker. For your vote to be counted in the election of directors you will need to communicate your voting decision to your bank, broker or other holder of record before the date of the Annual Meeting.

We are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed above are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?
You can change or revoke your proxy at any time before it is voted at the Annual Meeting in any of three ways: (1) by delivering a written notice of revocation to the Secretary of the Company; (2) by delivering another properly signed proxy card to the Secretary of the Company with a more recent date than your first proxy card or by changing your vote by telephone or the Internet; or (3) by attending the Annual Meeting and voting in person. You should deliver your written notice or superseding proxy to the Secretary of the Company at our principal executive offices listed above.

2

How many votes can I cast?
You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required to approve
the proposals?
If a quorum is present at the Annual Meeting, each director nominee will be elected by a plurality of the votes cast in person or by proxy. If you withhold your vote on a nominee, your shares will not be counted as having voted for that nominee. The proposal to approve the 2020 Omnibus Plan will be approved by the affirmative vote of the holders of a majority of the shares present, or represented by proxy, at the Annual Meeting. The proposal to ratify the appointment of the Company’s independent registered public accounting firm for 2020 will be approved if the votes cast in favor exceed the votes cast in opposition.

Any other matters properly coming before the Annual Meeting for a vote will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on that matter.

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve or ratify any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a “quorum” for
the Annual Meeting?
A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum (a quorum is necessary to conduct business at the Annual Meeting). Your shares will be considered part of the quorum if you have voted your shares by proxy or by telephone or Internet. Abstentions, broker non-votes and votes withheld from any director nominee count as shares present at the Annual Meeting for purposes of determining a quorum.

Who pays for the solicitation of proxies?
We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as those of the Bank, may make solicitations personally, by telephone or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Exchange Act requires that any person who acquires the beneficial ownership of more than five percent (5%) of the Company’s common stock notify the Securities and Exchange Commission (the “SEC”) and the Company. Following is certain information, as of the Record Date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent (5%) of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership1	Percent of Class2
Christine S. Abernethy P.O. Box 386 Newton, NC 28658	725,3383	12.26%
Tontine Financial Partners, LP 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830-6378	347,6514	5.88%
Tontine Management, LLC 55 Railroad Avenue Greenwich, CT 06830	347,6515	5.88%
Tontine Asset Associates, LLC 55 Railroad Avenue Greenwich, CT 06830	142,5806	2.41%
Jeffrey L. Gendell 55 Railroad Avenue Greenwich, CT 06830	490,2317	8.29%
    ________________________________
1
Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

2
Based upon a total of 5,914,304 shares of common stock outstanding as of the Record Date.

3
Carolina Glove Company, Inc. owns 118,363 shares of common stock. These shares are included in the calculation of Ms. Abernethy’s total beneficial ownership interest. Ms. Abernethy owns approximately 50% of the stock of Carolina Glove Company, Inc. The business is operated by a family committee. Ms. Abernethy has no active day-to-day participation in the business affairs of Carolina Glove Company, Inc.

4
Based on a Schedule 13G/A (Amendment No. 12) filed by Tontine Financial Partners, L.P., Tontine Management, LLC, Tontine Overseas Associates, LLC, Tontine Asset Associates, LLC and Jeffrey L. Gendell with the SEC on February 13, 2020 (the “2020 Schedule 13G/A”). Represents the number of shares of common stock owned directly by Tontine Financial Partners, L.P.

5 Based on the 2020 Schedule 13G/A, Tontine Management, LLC is the general partner of Tontine Financial Partners, L.P. Represents the number of shares of common stock owned by Tontine Financial Partners, L.P.

6 Based on the 2020 Schedule 13G/A, Tontine Asset Associates, LLC is the general partner of Tontine Capital Overseas Master Fund II, LP. Represents the number of shares of common stock owned by Tontine Capital Overseas Master Fund II, LP.

7 Represents the number of shares of common stock owned directly by Tontine Financial Partners, L.P. and Tontine Capital Overseas Master Fund II, LP.

4

Set forth below is certain information, as of the Record Date (unless otherwise indicated), regarding those shares of common stock owned beneficially by each of the persons who currently serves as a member of the Board of Directors, is a nominee for election to the Board of Directors at the Annual Meeting, or is a named executive officer of the Company. Also shown is the number of shares of common stock owned by the directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership1	Percentage of Class2
James S. Abernethy Post Office Box 327 Newton, NC 28658	137,2403	2.32%
Robert C. Abernethy Post Office Box 366 Newton, NC 28658	172,7104	2.92%
William D. Cable, Sr. Post Office Box 467 Newton, NC 28658	23,606	*
Douglas S. Howard Post Office Box 587 Denver, NC 28037	19,9405	*
A. Joseph Lampron, Jr. Post Office Box 467 Newton, NC 28658	16,934	*
John W. Lineberger, Jr. Post Office Box 481 Lincolnton, NC 28092	4,610	*
Gary E. Matthews 210 First Avenue South Conover, NC 28613	26,738	*
Billy L. Price, Jr., M.D. 540 11th Ave. Place NW Hickory, NC 28601	10,091	*
Larry E. Robinson Post Office Box 723 Newton, NC 28658	66,8746	1.13%
Lance A. Sellers Post Office Box 467 Newton, NC 28658	25,750	*
William Gregory Terry Post Office Box 610 Newton, NC 28658	20,234	*
Dan Ray Timmerman, Sr. Post Office Box 1148 Conover, NC 28613	100,9087	1.71%
Benjamin I. Zachary Post Office Box 277 Taylorsville, NC 28681	110,6168	1.87%

5

All current directors and nominees and executive officers as a group (13 people) 665,8109 11.26%

*Does not exceed one percent of the common stock outstanding.
______________________________________________

Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

Based upon a total of 5,914,304 shares of common stock outstanding as of the Record Date.

Includes 70,441 shares of common stock owned by Alexander Railroad Company. Mr. J. Abernethy is Vice President, Secretary and Chairman of the Board of Directors of Alexander Railroad Company.

Includes 7,159 shares of common stock owned by Mr. R. Abernethy’s spouse, for which Mr. R. Abernethy disclaims beneficial ownership.

Includes 495 shares of common stock owned by Mr. Howard’s spouse, for which Mr. Howard disclaims beneficial ownership.

6
Includes 19,344 shares of common stock owned by Mr. Robinson’s spouse, for which Mr. Robinson disclaims beneficial ownership.

7
Includes 2,994 shares of common stock owned by Timmerman Manufacturing, Inc. Mr. Timmerman is a shareholder, director, Chairman of the Board and the Chief Executive Officer of Timmerman Manufacturing, Inc.

8
Includes 70,441 shares of common stock owned by Alexander Railroad Company. Mr. Zachary is President, Treasurer, General Manager and a Director of Alexander Railroad Company.

9
The 70,441 shares owned by Alexander Railroad Company and attributed to Mr. J. Abernethy and Mr. Zachary are only included once in calculating this total.

Directors James S. Abernethy and Robert C. Abernethy are brothers and are sons of Christine S. Abernethy, who owns in excess of ten percent (10%) of the common stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of the common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended December 31, 2019, its executive officers and directors and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors has set its number at ten members. Our current Bylaws provide that in order to be eligible for consideration at the Annual Meeting of Shareholders, all nominations of directors, other than those made by the Governance Committee or the Board of Directors, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

Information about the nominees for election to the Board of Directors for a one-year term until the 2021 Annual Meeting of Shareholders appears below. All of the nominees are currently serving on the Board of Directors.

Director Nominees

James S. Abernethy, age 65 (as of February 1, 2020), is employed by Carolina Glove Company, Inc., a glove manufacturing company as its Vice President. Mr. Abernethy continues to serve as President and Assistant Secretary of Midstate Contractors, Inc., a paving company and also as Vice President, Secretary and Chairman of the Board of Directors of Alexander Railroad Company. He has served as a director of the Company since 1992. Mr. Abernethy has a total of 27 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the North Carolina Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Abernethy earned a business administration degree from Gardner Webb University in North Carolina. Over his 26 years of service on the Board of Directors, Mr. Abernethy has served on all the Bank’s and the Company’s committees.

Robert C. Abernethy, age 69 (as of February 1, 2020), is employed by Carolina Glove Company, Inc., a glove manufacturing company, as its President, Secretary and Treasurer. Mr. Abernethy continues to serve as Secretary and Assistant Treasurer of Midstate Contractors, Inc., a paving company. He has served as a director of the Company since 1976 and as Chairman since 1991. Mr. Abernethy has a total of 43 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the North Carolina Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Abernethy earned a B.S. degree from Gardner Webb University in North Carolina. He serves on the Finance Committee and Investment Committee of Grace United Church of Christ. Mr. Abernethy also serves on the board of directors of Carolina Glove Company, Inc. and Midstate Contractors, Inc. both privately held companies.

Douglas S. Howard, age 61 (as of February 1, 2020), is employed by Denver Equipment Company of Charlotte, Inc. as Vice President and Treasurer. Mr. Howard is also an owner of Howard, Helderman, Howard, LLC. He has served as a director of the Company since 2004. Mr. Howard has a total of 21 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Howard also serves as the Chairman of the Board of Trustees of Catawba Valley Medical Center and as a director of the Board of Directors of Catawba Valley Medical Group.

John W. Lineberger, Jr., age 69 (as of February 1, 2020), is employed by Lincoln Bonded Warehouse Company, a commercial warehousing facility, as President. He has served as a director of the Company since 2004. Mr. Lineberger has a total of 15 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Lineberger earned a B.S. degree in business administration from Western Carolina University.

Gary E. Matthews, age 64 (as of February 1, 2020), is employed by Matthews Construction Company, Inc. as its President and a Director. He has served as a director of the Company since 2001. Mr. Matthews has a total of 18 years of banking experience, is a graduate of the North Carolina Bank Directors’ College, and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Matthews is also a director of Conover Metal Products, a privately held company. Mr. Matthews earned a B.S. degree in civil engineering/construction from North Carolina State University.

Billy L. Price, Jr., M.D., age 63 (as of February 1, 2020), is a Practitioner of Internal Medicine at BL Price Jr Medical Consultants, PLLC. Dr. Price served on the Board of Trustees of Catawba Valley Medical Center through 2018. He has served as a director of the Company since 2004. Dr. Price has a total of 15 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Dr. Price was previously the owner/pharmacist of Conover Drug Company. He is also a Medical Director of Healthgram Medical, a private company. Dr. Price earned a B.S. degree in pharmacy from the University of North Carolina at Chapel Hill and his MD from East Carolina University School of Medicine. He serves as Medical Director and Assistant Professor to Lenoir Rhyne University Physician Assistants Master of Science Program.

Larry E. Robinson, age 74 (as of February 1, 2020, is a shareholder, director and Chief Executive Officer of The Blue Ridge Distributing Company, Inc., a beer and wine distributor. He is also a director and member of the Board of Directors of United Beverages of North Carolina, LLC, a malt beverage beer distributor. He has served as a director of the Company since 1993. Mr. Robinson has a total of 26 years of banking experience and is a graduate of the North Carolina Bank Directors’ College. Mr. Robinson attended Western Carolina University and received an Associate Degree in Business and Accounting from Catawba Valley Community College in North Carolina.

William Gregory Terry, age 52 (as of February 1, 2020), is President of DFH Holdings and Operator/General Manager of Drum & Willis-Reynolds Funeral Homes and Crematory and President of Hole-in-One Advantage, LLC. He has served as a director of the Company since 2004. Mr. Terry has a total of 15 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Terry graduated with a B.S. degree in business management from Clemson University in South Carolina. Mr. Terry serves on numerous civic and community boards.

Dan Ray Timmerman, Sr., age 72 (as of February 1, 2020), is a shareholder, director, Chairman of the Board of Directors and the Chief Executive Officer of Timmerman Manufacturing, Inc., a wrought iron furniture, railings and gates manufacturer. He has served as a director of the Company since 1995. Mr. Timmerman has a total of 24 years of banking experience and is a graduate of the North Carolina Bank Directors’ College and attended the initial Advanced Directors’ Training session offered by the NC Bank Directors’ College in association with the College of Management at North Carolina State University. Mr. Timmerman earned a B.S. degree in business administration with a concentration in accounting from Lenoir-Rhyne University in North Carolina.

Benjamin I. Zachary, age 63 (as of February 1, 2020), is employed by Alexander Railroad Company as its President, Treasurer, General Manager and Director. He has served as a director of the Company since 1995. Mr. Zachary has a total of 24 years of banking experience and is a graduate of the North Carolina Bank Directors’ College. Mr. Zachary earned a B.S. degree in business administration with a concentration in accounting from the University of North Carolina at Chapel Hill. He worked as a CPA for a national accounting firm for eight years following graduation where his assignments included financial statement audits of several banks.  Mr. Zachary is a member of the Taylorsville Rotary Club and serves as Treasurer for the Taylorsville Rotary Club and its Foundation.

We have no reason to believe that any of the nominees for election will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, however, the proxies will vote for the election of another person as they determine in their discretion or may allow the vacancy to remain open until filled by the Board of Directors. In no circumstance will any proxy be voted for more than two nominees who are not named in this Proxy Statement. Properly executed and returned proxies, unless revoked, will be voted as directed by you or, in the absence of direction, will be voted in favor of the election of the recommended nominees. An affirmative vote of a plurality of votes cast at the Annual Meeting is necessary to elect a nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL OF THE NOMINEES NAMED ABOVE AS DIRECTORS

Executive Officers of the Company

During 2019, our executive officers were:

Lance A. Sellers, age 57 (as of February 1, 2020), serves as the President and Chief Executive Officer of the Company and the Bank. Prior to becoming the President and Chief Executive Officer of the Company and the Bank, Mr. Sellers served as Executive Vice President and Assistant Corporate Secretary of the Company and Executive Vice President and Chief Credit Officer of the Bank. He has been employed by the Company and the Bank since 1998. Mr. Sellers has a total of 35 years of banking experience. He is a graduate of the University of North Carolina at Chapel Hill and served as a senior credit officer at a regional bank headquartered in North Carolina.

William D. Cable, Sr., age 51 (as of February 1, 2020), serves as Executive Vice President, Assistant Corporate Treasurer and Corporate Secretary of the Company and Executive Vice President and Chief Operating Officer of the Bank. He has been employed by the Company and the Bank since 1995, where he has served as Senior Vice President-Information Services. Mr. Cable has a total of 28 years of banking experience. Prior to joining the Company, Mr. Cable was a regulatory examiner with the Federal Deposit Insurance Corporation. He is a graduate of Western Carolina University and the School of Banking of the South at Louisiana State University.

A. Joseph Lampron, Jr., age 65 (as of February 1, 2020), serves as Executive Vice President, Chief Financial Officer, Corporate Treasurer and Assistant Corporate Secretary of the Company and Executive Vice President and Chief Financial Officer of the Bank. He has been employed by the Company and the Bank since 2001. Mr. Lampron is a graduate of the University of North Carolina at Chapel Hill and upon graduation worked as a certified public accountant with a national accounting firm. His work with the firm included audits of banks and thrift institutions. Mr. Lampron has also served as Chief Financial Officer of a thrift institution and as a senior change manager in the finance group of a large North Carolina bank. Mr. Lampron has a total of 40 years of banking experience.

How often did our Board of Directors meet during 2019?

Our Board of Directors held 15 meetings during 2019. All incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and its committees on which they served during the year.

What is our policy for director attendance at Annual Meetings?

Although it is customary for all of our directors to attend Annual Meetings of Shareholders, we have no formal policy in place requiring attendance. All members of the Board of Directors attended our 2019 Annual Meeting of Shareholders held on May 2, 2019.

How can you communicate with the Board or its members?

We do not have formal procedures for shareholder communication with our Board of Directors. In general, our directors and officers are easily accessible by telephone, postal mail or e-mail. Any matter intended for your Board of Directors, or any individual director, can be directed to Lance Sellers, our President and Chief Executive Officer, or Joe Lampron, our Chief Financial Officer, at our principal executive offices at 518 West C Street, Newton, North Carolina 28658. You also may direct correspondence to our Board of Directors, or any of its members, in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Board Leadership Structure and Risk Oversight

Our Company and the Bank have traditionally operated with separate Chief Executive Officer and Chairman of the Board of Directors positions. We believe it is our Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to lead the Board of Directors. Robert Abernethy is currently serving as Chairman of the Board of Directors, and James Abernethy is currently serving as the Vice

Chairman of the Board of Directors. Other than Directors Lineberger and Matthews, all of the members of the Board of Directors are independent under applicable NASDAQ listing requirements. The Company has five standing committees: Executive, Loan Sub-Committee, Governance, Audit and Enterprise Risk and Compensation. The Chief Executive Officer serves on the Executive Committee. The Bank, in addition to the above-named committees, has a Loan Committee and a Loan Sub-Committee. The duties of the Company’s committees are described below. Each of the Company’s and the Bank’s committees considers risk within its area of responsibility. The Audit and Enterprise Risk Committee and the full Board of Directors focus on the Company’s most significant risks in the areas of liquidity, credit, interest rate and general risk management strategy. The Board of Directors sets policy guidelines in the areas of loans and asset/liability management which are reviewed on an on-going basis. While the Board of Directors oversees the Company’s risk management, the Company’s and the Bank’s management are responsible for day-to-day risk management following the dictates of the policy decisions set by the Board of Directors.

The Governance Committee, as part of its annual review, evaluates the Board of Directors leadership structure and performance and reports its findings to the whole Board of Directors. The Board of Directors believes that having separate persons serving as Chief Executive Officer and Chairman provides the optimal board leadership structure for the Company and its shareholders.

Code of Business Conduct and Ethics

The Company and the Bank have a Code of Business Conduct and Ethics for its directors, officers and employees. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company and the Bank. The Code of Business Conduct and Ethics is a guide to help ensure that all employees live up to the highest ethical standards of behavior.

A copy of the Code of Business Conduct and Ethics is available on the Bank’s website (www.peoplesbanknc.com) under Investor Relations.

As is permitted by SEC rules, the Company intends to post on its website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, the Chief Financial Officer, the Controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Diversity of the Board of Directors

The Bank has adopted written diversity policy in its employee handbook, and such diversity policy was approved by the Board of Directors of the Bank.  The Company and the Bank value diversity in society, and believe that the virtues and pursuit of diversity are just as important within the Company and the Bank.  The Company and the Bank adhere to a policy prohibiting discrimination and harassment on the basis of legally protected characteristics, including sex, pregnancy, race, color, religion, national origin, veteran status, age, and disability. While there are currently no women or minorities serving on the Board of Directors, any qualified candidate receives equal consideration.

How can a shareholder nominate someone for election to the Board of Directors?

Our Bylaws provide that in order to be eligible for consideration at the Annual Meeting of Shareholders, all nominations of directors, other than those made by the Governance Committee or the Board of Directors, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made. However, if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

The Board of Directors may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board of Directors, the inspector of voting for the Annual Meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements. Written notice of nominations should be directed to the Secretary of the Company.

Who serves on the Board of Directors of the Bank?

The Bank has ten directors currently serving on its Board of Directors, who are the same people who are currently directors of the Company.

Board Committees

During 2019, our Board of Directors had five standing committees, the Audit and Enterprise Risk Committee, the Governance Committee, the Compensation Committee, the Executive Committee and the Loan Sub-Committee. The voting members of these Committees are appointed by the Board of Directors annually from among its members. Certain of our executive officers also serve as non-voting, advisory members of these committees.

Executive Committee. The Executive Committee performs duties as assigned by the full Board of Directors. Actions taken by the Executive Committee must be approved by the full Board of Directors. The following persons currently serve on the Executive Committee: Directors R. Abernethy, J. Abernethy, Lineberger, Robinson and Terry, as well as the President and Chief Executive Officer of the Company in a non-voting capacity. It meets on an “as needed” basis and did not meet during 2019.

Governance Committee. The Governance Committee is responsible for developing and maintaining the corporate governance policy, as well as acting as the nominating committee for the Board of Directors. The following persons currently serve on the Governance Committee: Directors R. Abernethy, J. Abernethy, Howard, Terry, and Timmerman. All of the members of the Governance Committee are independent as defined in the applicable NASDAQ listing standards. The Board of Directors determines on an annual basis each director’s independence.

The Governance Committee, serving as the nominating committee of the Board of Directors, interviews candidates for membership to the Board of Directors, recommends candidates to the full Board of Directors, slates candidates for shareholder votes, and fills any vacancies on the Board of Directors which occur between shareholder meetings. The Governance Committee’s identification of candidates for director typically results from the business interactions of the members of the Governance Committee or from recommendations received from other directors or from the Company’s management.

If a shareholder recommends a director candidate to the Governance Committee in accordance with the Company’s Bylaws, the Governance Committee will consider the candidate and apply the same considerations that it would to its own candidates. The recommendation of a candidate by a shareholder should be made in writing, addressed to the attention of the Governance Committee at the Company’s corporate headquarters. The recommendation should include a description of the candidate’s background, his or her contact information, and any other information the shareholder considers useful and appropriate for the Governance Committee’s consideration of the candidate. The criteria which have been established by the Governance Committee as bearing on the consideration of a candidate’s qualification to serve as a director include the following: the candidate’s ethics, integrity, involvement in the community, success in business, relationship with the Bank, investment in the Company, place of residence (i.e., proximity to the Bank’s market area), and financial expertise.

The Governance Committee met twice during the year ended December 31, 2019.

The Governance Committee has a written charter which is reviewed annually, and amended as needed, by the Governance Committee. A copy of the Governance Committee Charter is available on the Bank’s website (www.peoplesbanknc.com) under Investor Relations.

Audit and Enterprise Risk Committee. The Company has a separately designated standing Audit and Risk Enterprise Committee (the “Audit Committee”) which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include oversight of enterprise risk. The Audit Committee has a written charter which is reviewed annually, and amended as needed, by the Audit Committee. A copy of the Audit Committee Charter is available on the Bank’s website (www.peoplesbanknc.com) under Investor Relations. The following persons currently serve on the Audit Committee: Directors R. Abernethy, J. Abernethy, Howard, Price, Timmerman and Zachary.

The Audit Committee meets at least quarterly and, among other responsibilities, oversees (i) the independent auditing of the Company; (ii) the system of internal controls that management has established; and (iii) the quarterly and annual financial information to be provided to shareholders and the SEC. The Audit Committee met eight times during the year ended December 31, 2019.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 16 as amended (AICPA, Professional Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Robert C. Abernethy	Dan R. Timmerman, Sr.
Benjamin I. Zachary Douglas S. Howard	James S. Abernethy Billy L Price, Jr. MD, Committee Chair

Compensation Committee. The Company’s Compensation Committee is responsible for developing, reviewing, implementing and maintaining the Bank’s salary, bonus, and incentive award programs and for making recommendations to the Company’s and the Bank’s Board of Directors regarding compensation of the executive officers. Upon recommendation from the Compensation Committee, the Company’s Board of Directors ultimately determines such compensation.

All of the members of the Compensation Committee are independent as defined in the applicable NASDAQ’s listing standards. The Board of Directors determines on an annual basis each director’s independence. The following persons currently serve on the Compensation Committee: Directors R. Abernethy, J. Abernethy, Howard, Terry and Timmerman. The Compensation Committee met three times during the year ended December 31, 2019.

The Compensation Committee has a written charter which is reviewed annually, and amended as needed, by the Compensation Committee. A copy of the Compensation Committee’s Charter is available on the Bank’s website (www.peoplesbanknc.com) under Investor Relations.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is now, or formerly was, an officer or employee of the Company or the Bank. None of the named executive officers serve as a member of the board of directors of another entity whose executive officers or directors serve on the Company’s Board of Directors.

Compensation Committee Report. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management and has recommended that it be included in this Proxy Statement and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019.

Compensation Committee
Robert C. Abernethy
James S. Abernethy
Douglas S. Howard
William Gregory Terry
Dan R. Timmerman, Sr., Committee Chair

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information with respect to the compensation paid during the year ended December 31, 2019 to our President and Chief Executive Officer, Lance A. Sellers, our Chief Financial Officer, A. Joseph Lampron, Jr. and William D. Cable, Sr. (together, our “named executive officers”).

Compensation Committee Processes and Procedures. The Compensation Committee assists the Board of Directors in determining appropriate compensation levels for the members of the Board of Directors and our named executive officers. It also has strategic and administrative responsibility for a broad range of compensation issues. It seeks to ensure that we compensate key management employees effectively and in a manner consistent with the Compensation Committee’s stated compensation strategy and relevant requirements of various regulatory entities. A part of these responsibilities is overseeing the administration of executive compensation and employee benefit plans, including the design, selection of participants, establishment of performance measures, and evaluation of awards pursuant to our annual and long-term incentive programs.

Compensation Philosophy. The overall objective of our executive compensation program is to align total compensation so that the individual executive believes it is fair and equitable and provides the highest perceived value to our shareholders and to that individual. In order to accomplish this overall objective, our executive compensation program is designed to: (i) attract qualified executives necessary to meet our needs as defined by the Company’s strategic plans, and (ii) retain and motivate executives whose performance supports the achievement of our long-term plans and short-term goals. The executive compensation program is founded upon the idea that a strong, performance-oriented compensation program, which is generally consistent with the practices of our peers, is a key ingredient in becoming a leading performer among financial institutions of similar size, and is, therefore, in the best interests of our shareholders.

The Compensation Committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are:

●
compensation of the comparable executives at comparable financial institutions;
●
financial performance of the Company (especially on a “net operating” basis, which excludes the effect of one-time gains and expenses) over the most recent fiscal year and the prior three years;
●
composition of earnings;
●
asset quality relative to the banking industry;
●
responsiveness to the economic environment;
●
the Company’s achievement compared to its corporate, financial, strategic and operational objectives and business plans; and
●
cumulative shareholder return.

Elements of the Executive Compensation Program. The Company’s and the Bank’s compensation program consists of the following elements:

Base Salary. The salaries of our named executive officers are designed to provide a reasonable level of compensation that is affordable to the Company and fair to the executive. Salaries are reviewed annually, and adjustments, if any, are made based on the review of competitive salaries in our peer group, as well as an evaluation of the individual officer’s responsibilities, job scope, and individual performance. For example, we assess each officer’s success in achieving budgeted earnings and return ratios, business conduct and integrity, and leadership and team building skills.

Annual Cash Incentive Awards. We believe that annual cash incentive awards encourage our named executive officers to achieve short-term targets that are critical to achievement of our long-term strategic plan. The Bank has a Management Incentive Plan for officers of the Bank. Participants in the Management Incentive Plan are recommended annually by the President and Chief Executive Officer to the Bank’s Board of Directors. Each individual’s incentive pool is determined by a formula which links attainment of corporate budget with attainment of individual goals and objectives. Incentives under the Management Incentive Plan are paid annually. No named executive officer earned or was paid a cash incentive under the Management Incentive Plan during the fiscal year ended December 31, 2019.

Discretionary Bonus and Service Awards. From time to time the Compensation Committee may recommend to the Board of Directors that additional bonuses be paid based on accomplishments that significantly exceed expectations during the fiscal year. These bonuses are totally discretionary as to who will receive a bonus and the amount of any such bonus. In 2019, the Compensation Committee recommended, and the Board of Directors approved, discretionary bonuses as follows: $115,000 for Mr. Sellers; $150,000 for Mr. Lampron; and $55,000 for Mr. Cable. These discretionary bonuses were paid in January of 2020. Under the Service Recognition Program, the Bank gives service awards to each employee and director for every five years of service with the Bank to promote longevity of service for both directors and employees. Service awards are made in the form of shares of the Company’s common stock plus cash in the amount necessary to pay taxes on the award. The number of shares awarded increases with the number of years of service to the Bank.

Long-Term Equity Incentive Awards. During part of the fiscal year ended December 31, 2009, the Company maintained the 2009 Omnibus Stock Ownership and Long Term Incentive Plan (“2009 Omnibus Plan”), under which it was permitted to grant incentive stock options, restricted stock, restricted stock units, stock appreciation rights, book value shares, and performance units. The purpose of the 2009 Omnibus Plan was to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executives of the Company greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which would increase in value based upon the market performance of the common stock and/or the corporate achievement of financial and other performance objectives. The 2009 Omnibus Plan expired on May 7, 2019.

In making its decision to grant awards to the Company’s named executive officers under the 2009 Omnibus Plan, the Compensation Committee considered all elements of such named executive officer’s compensation. In considering the number of awards to grant to the Company’s named executive officers, the Compensation Committee considered each named executive officer’s contribution to the Company’s performance.

See “Grants of Plan-Based Awards” on page 19 of this Proxy Statement, “Outstanding Equity Awards at Fiscal Year-End” on page 19 of this Proxy Statement and “Option Exercises and Stock Vested” on page 20 of this Proxy Statement for information on grants and vesting of restricted stock units to the named executed officers under the 2009 Omnibus Plan. See “2009 Omnibus Plan and Long Term Incentive Plan” starting on page 22 of this Proxy Statement for additional information on the 2009 Omnibus Plan.

Supplemental Executive Retirement Agreements. The Bank provides a non-qualified supplemental executive retirement benefit in the form of Amended and Restated Executive Salary Continuation Agreements with Messrs. Sellers, Lampron and Cable. The Committee’s goal is to provide competitive retirement benefits given the restrictions on executives within tax-qualified plans. In prior years, the Compensation Committee worked with a compensation consultant in analyzing the possible benefits of using supplemental retirement benefits to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. In connection with the non-qualified supplemental executive retirement benefits, the Bank purchased life insurance contracts on the lives of the named executive officers. The increase in cash surrender value of the life insurance contracts constitutes the Bank’s contribution to the plan each year. The Bank will pay benefits to participating officers for a period between 13 years and the life of the officer. The Bank is the sole owner of all of the insurance contracts.

Profit Sharing Plan and 401(k) Plan. The Bank has a Profit Sharing Plan and 401(k) Plan for all eligible employees. The Bank made no contribution to the Profit Sharing Plan for the year ended December 31, 2019. No investments in Bank stock have been made by the plan. Under the Bank’s 401(k) Plan, the Bank matches employee contributions to a maximum of 4.00% of annual compensation. The Bank’s 2019 contribution to the 401(k) Plan pursuant to this formula was approximately $691,000. All contributions to the 401(k) Plan are tax deferred. The Profit Sharing Plan and 401(k) Plan permit participants to choose from investment funds which are selected by a committee comprised of senior management. Employees are eligible to participate in both the 401(k) Plan and Profit Sharing Plan beginning in the second month of employment. Both plans are now “safe harbor” plans, and all participants are immediately 100% vested in all employer contributions.

Deferred Compensation Plan. The Bank maintains a non-qualified deferred compensation plan for directors and certain officers. Eligible officers selected by the Bank’s Board of Directors may elect to contribute a percentage of their compensation to the plan. Participating officers may elect to invest their deferred compensation in a restricted list of investment funds. The Bank may make matching or other contributions to the plan as well, in amounts determined at the discretion of the Bank. Participants are fully vested in all amounts contributed to the plan by them or on their behalf. The Bank has established a Rabbi Trust to hold the accrued benefits of the participants under the plan. There are no “above-market” returns provided for in this plan. The Bank made no contributions to the plan in 2019. Benefits under the plan are payable in the event of the participant’s retirement, death, termination, or as a result of hardship. Benefit payments may be made in a lump sum or in installments, as selected by the participant.

Employment Agreements. The Company has employment agreements with each named executive officer, which the Board of Directors believes serve a number of functions, including (i) retention of the executive team; (ii) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (iii) protection of the Company and customers through non-compete and non-solicitation covenants. Additional information regarding the employment agreements, including a description of key terms may be found under the heading “Employment Agreements” starting on page 21 of this Proxy Statement.

Other Benefits. Executive officers are entitled to participate in fringe benefit plans offered to employees including health and dental insurance plans and life, accidental death and dismemberment and long-term disability plans. In addition, the Bank has paid country club dues for each named executive officer and provides a car allowance to Mr. Sellers.

The above elements of each named executive officer’s compensation are not inter-related. For example, if vesting standards on restricted stock awards are not achieved, the executive’s base salary is not increased to make up the difference. Similarly, the value of previously granted options is not considered by the Compensation Committee in recommending the other elements of the compensation package.

The Compensation Committee did not engage a compensation consultant during the year ended December 31, 2019. The President and Chief Executive Officer of the Company and the Bank makes recommendations to the Committee regarding the compensation of the executive officers other than his own. The President and Chief Executive Officer participates in the deliberations, but not in the decisions, of the Compensation Committee regarding compensation of executive officers. He does not participate in the Compensation Committee’s discussion or decisions regarding his own compensation. The Compensation Committee reports its actions to the Board of Directors and keeps written minutes of its meetings, which minutes are maintained with the books and records of the Company.

The Compensation Committee also considers the results of the shareholders’ non-binding vote on executive compensation. At the 2019 Annual Meeting of Shareholders, 57.78% of the shareholders who voted at the 2019 Annual Meeting of Shareholders elected to review the executive compensation of the Company’s named executive officers once every three years. As such, The Company will submit a vote to the shareholders on the compensation of its named executive officers at the 2022 Annual Meeting of Shareholders. At the 2019 Annual Meeting of Shareholders, 85.40% of the Shareholders who voted at the 2019 Annual Meeting of Shareholders approved the executive compensation of the Company’s named executive officers as presented in the 2019 proxy statement.

2019 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees.  The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal year 2019 to that of all other Company employees (including all employees of the Bank) for the same period.  The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 18 of this Proxy Statement.

The calculation below includes all employees as of October 31, 2019.

The 2019 compensation disclosure ratio of the median annual total compensation of all Company employees to the annual total compensation of the Company’s chief executive officer is as follows:

Median Annual Total Compensation of All Employees (excluding Lance A. Sellers, Chief Executive Officer)	$43,950
Annual Total Compensation of Lance A. Sellers, Chief Executive Officer	$552,257
Ratio of the Median Annual Total Compensation of All Employees to the Annual Total Compensation of Lance A. Sellers, Chief Executive Officer	12.57

Summary Compensation Table

The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive compensation from the Bank. The below tables show, for the fiscal years ended December 31, 2019, 2018 and 2017, the cash compensation received by, as well as certain other compensation paid or accrued for those years, to each named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)1	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)2	Total($)

Lance A. Sellers	2019	336,980	115,000	-	74,098	26,179	552,257
President and Chief Executive	2018	328,760	90,000	-	68,064	30,454	517,278
Officer	2017	319,185	55,000	-	62,493	29,080	465,758

A. Joseph Lampron, Jr.	2019	216,309	150,000	-	25,658	24,802	416,769
Executive Vice President,	2018	210,009	55,000	-	120,772	22,224	408,005
Chief Financial Officer	2017	203,892	45,000	-	112,658	23,020	384,570

William D. Cable, Sr.	2019	228,174	55,000	40,086	29,227	25,081	377,568
Executive Vice President,	2018	216,125	50,000	-	26,837	24,365	317,327
Chief Operating Officer	2017	209,830	45,000	-	24,608	24,506	303,944
________________
1 Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report, which Annual Report is attached here to as Appendix A.
2 All other compensation is comprised of the following:

Name and Principal Position	Year	Employer Match($)	Car Allowance($)	Country Club Dues($)	Split Dollar Death Benefit($)	Group Term Life($)(a)	Disability and LTC Premiums($)(b)	Dividends Accrued on Restricted Stock Units($)	Other($)
Lance A. Sellers President and Chief Executive Officer	2019	11,200	1,872	3,825	570	1,548	5,894	1,270	0
	2018	11,000	2,888	3,730	539	2,899	5,628	1,270	2,500(c)
	2017	10,800	2,888	3,636	501	3,456	5,628	2,171	0
A. Joseph Lampron, Jr. Executive Vice President, Chief Financial Officer	2019	11,200	0	3,660	1,464	5,626	1,900	952	0
	2018	10,610	0	3,630	1,359	3,688	1,984	953	0
	2017	10,800	0	3,460	1,234	3,951	1,984	1,591	0
William D. Cable, Sr. Executive Vice President, Chief Operating Officer	2019	11,118	0	3,780	496	1,047	7,688	952	0
	2018	10,795	0	3,730	463	2.050	6,375	952	0
	2017	10,675	0	3,636	433	1,796	6,375	1,591	0
_________
(a)Represents amounts paid by the Bank for premiums on group term life insurance in excess of $50,000 for each named executive officer.
(b)Represents amounts paid by the Bank for premiums on disability and long-term care insurance for each named executive officer.
(c)In 2018, Mr. Sellers received 68 shares for 20 years of service with the Bank and $528 in cash to pay taxes associated with the award under the Bank’s Service Recognition Program.

Grants of Plan-Based Awards

The Company did not grant any plan-based awards to Messrs. Sellers and Lampron during the fiscal year ended December 31, 2019. The following table shows certain information for those grants of plan-based awards that we made to Mr. Cable during the fiscal year ended December 31, 2019.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant DateThreshold (#)	Target (#)	Maximum (#)	All Other Stock Awards:Numberof Sharesof Stockor Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
William D. Cable, Sr.	February 21, 2019	--	--	1,400(1)	--	--	28.43
____________________________________
(1) Restricted stock units vest in full on February 21, 2023.

Outstanding Equity Awards at Fiscal Year End

Messrs. Sellers and Lampron did not have any outstanding equity awards at December 31, 2019. The following table shows certain information for those outstanding equity awards at December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
William D. Cable, Sr.	--	--	1,410(1)	46,319
______________________________________
(1)
Represents 1,410 restricted stock units that were granted on February 21, 2019 (with a grant date fair value for each restricted stock unit of $28.43 on February 21, 2019) and will vest on February 21, 2023.
 (2)
Based on a stock price of $32.85 per share on December 31, 2019.

Option Exercises and Stock Vested

The following tables shows, for the fiscal year ended December 31, 2019, those stock options and restricted stock units that vested for each Messrs. Sellers, Lampron and Cable.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Lance A. Sellers	--	--	2,442	$68,5471
A. Joseph Lampron, Jr.	--	--	1,832	$51,4102
William D. Cable, Sr.	--	--	1,832	$51,4102
_________________________________________________________________
1 Represents 2,442 Restricted Stock Units that vested on February 19, 2019 at a fair market value on the date of vesting of $68,547.
2 Represents 1,832 Restricted Stock Units that vested on February 19, 2019 at a fair market value on the date of vesting of $51,410.

Pension Benefits

The following table shows, for the fiscal year ended December 31, 2019, the pension benefits paid or earned by Messrs. Sellers, Lampron and Cable.

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Lance A. Sellers	Amended and Restated Executive Salary Continuation Agreement1	18	575,269	--
A. Joseph Lampron, Jr.	Amended and Restated Executive Salary Continuation Agreement1,2	18	784,162	--
William D. Cable, Sr.	Amended and Restated Executive Salary Continuation Agreement1	18	217,817	--
_______________________
1 The Bank entered into Amended and Restated Executive Salary Continuation Agreement with Messrs. Sellers, Lampron and Cable effective on December 18, 2008. The Amended and Restated Executive Salary Continuation Agreements for Messrs. Sellers, Lampron and Cable were further amended on December 10, 2014, and such amendments were memorialized in a First Amendment to the Amended and Restated Executive Salary Continuation Agreements effective February 16, 2018. Unless a separation from service or a change in control (as defined in the Amended and Restated Executive Salary Continuation Agreements) occurs before the retirement age set forth in each Amended and Restated Executive Salary Continuation Agreement, the Amended and Restated Executive Salary Continuation Agreements provide for an annual supplemental retirement benefit to be paid to each of the named executive officers in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the named executive officer attains the normal retirement age and for the named executive officer’s lifetime, or if longer, a 13-year term. Under the terms of the Amended and Restated Executive Salary Continuation Agreements, Mr. Sellers will receive an annual supplemental retirement benefit of $130,495, Mr. Lampron will receive an annual supplemental retirement benefit of $76,554 and Mr. Cable will receive an annual supplemental retirement benefit of $93,872.

2 As of December 31, 2019, Mr. Lampron was the only named executive officer eligible to withdraw funds from the plan. Mr. Lampron, if he elected, could withdrawal 100% of the annual benefit of $76,554.

  Nonqualified Deferred Compensation

The below table shows the compensation deferred by Messrs. Lampron and Cable during the year ended December 31, 2019. Mr. Sellers elected not to defer any portion of his compensation during the year ended December 31, 2019.

                    NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last FY ($)(1)	Registrant Contributions In Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
A. Joseph Lampron, Jr.	$6,489	--	$79,333	0	$298,595
William D. Cable, Sr.	$17,809	--	$153,549	0	$660,347

___________________
(1)
The above contributions were based on the named executive officer’s deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.
(2)
This column reflects earnings or losses on plan balances in 2019. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and common stock as described below. Investment returns on those funds and common stock ranged from 0% to 37.47% for the year ended December 31, 2019.
(3)
This column represents the year-end balances of the named executive officer’s nonqualified deferred compensation accounts. These balances include contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Employment Agreements

On January 22, 2015, the Company, the Bank and each of (i) Lance A. Sellers, the President and Chief Executive Officer of the Company and the Bank, (ii) A. Joseph Lampron, Jr., Executive Vice President and Chief Financial Officer of the Bank and Executive Vice President, Chief Financial Officer and Corporate Treasurer of the Company and (iii) William D. Cable, Sr., Executive Vice President and Chief Operating Officer of the Bank and Executive Vice President, Assistant Corporate Treasurer and Assistant Corporate Secretary of the Company executed an Employment Agreement which replaced and superseded such executive’s prior employment agreement (collectively, the “Employment Agreements”).

Each Employment Agreement provides for an initial term of 36 months beginning on January 22, 2015 (the “Effective Date”). On the first anniversary of the Effective Date and on each anniversary thereafter (the “Renewal Date”), each Employment Agreement shall be extended automatically for one additional year unless the Board of Directors of the Company or the executive determines, and prior to the Renewal Date sends to the other party written notice, that the term shall not be extended. If the Board of Directors of the Company decides not to extend the term, the Employment Agreement shall nevertheless remain in force until its existing term expires. Under the Employment Agreements, the Bank will pay Mr. Sellers a base salary at the rate of at least $311,400 per year, Mr. Lampron a base salary at the rate of at least $193,125 per year and Mr. Cable a base salary at the rate of at least $198,750 per year. The Bank will review each executive’s total compensation at least annually and in its sole discretion may adjust an executive’s total compensation from year to year, but during the term of the Employment Agreement, Mr. Sellers’s base salary may not decrease below $311,400, Mr. Lampron’s base salary may not decrease below $193,125 and Mr. Cable’s base salary may not decrease below $198,750; provided, however, that periodic increases in base salary, once granted, may not be subject to revocation. In addition, the Employment Agreements provide for discretionary bonuses and participation in other management incentive, pension, profit-sharing, medical and retirement plans maintained by the Bank, as well as fringe benefits normally associated with such executive’s office.

Under the Employment Agreements, each executive’s employment will terminate automatically upon death. Otherwise, the Company and the Bank may terminate each executive’s employment for “cause”, “without cause” or in the event of a “disability” (each as defined in the Employment Agreements). In addition, each executive may voluntarily terminate his employment upon 60 days prior written notice to the

Company and the Bank or for “good reason” (as defined in the Employment Agreement). Under the Employment Agreements, if the Company and the Bank terminate an executive’s employment “without cause”, or an executive terminates his employment for “good reason”, in each case, other than in connection with a change of control, then in each case, the executive would be entitled to receive certain severance payments and access to welfare benefit plans as more particularly set forth in the Employment Agreements. Under the Employment Agreements, in the event that the Company and the Bank terminate an executive’s employment “without cause”, or an executive terminates his employment for “good reason”, in any such case at the time of or within one year after a Change of Control, then the executive will be entitled to receive certain change in control payments as more particularly set forth in the Employment Agreements.

In addition, each Employment Agreement contains certain restrictive covenants prohibiting the executive from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in the Employment Agreements.

  Potential Payments upon Termination or Change in Control

Each of the Employment Agreements provide that in the event the Company terminates the employment of a named executive officers “without cause” (as defined in the Employment Agreements), or the officer terminates his or her employment for “good reason” (as defined in the Employment Agreements), in any such case during the employment and at the time of or within one year after a “change of control” (as defined in the Employment Agreements), the officer will be entitled to receive the following payments and benefits: (1) the Company will pay the officer the aggregate of the following amounts: (a) the sum of his accrued obligations; (b) the greater of his base salary, divided by 365 and multiplied by the number of days remaining in the employment period, or an amount equal to 2.99 times his base salary; and (c) the product of his aggregate cash bonus for the last completed fiscal year, and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (2) all restricted stock or restricted stock unit awards previously granted to the executive and which have not already become vested and released from restrictions on transfer, repurchase and forfeiture rights, either as a result of the change of control or otherwise, shall immediately vest and be released from such restrictions as of the change of control termination date; and (3) all options previously granted to the officer that are unvested as of the change of control termination date will be deemed vested, fully exercisable and non-forfeitable as of the change of control termination date (other than transfer restrictions applicable to incentive stock options) and all previously granted options that are vested, but unexercised, on the change of control termination date will remain exercisable, in each case for the period during which they would have been exercisable absent the termination of his employment, except as otherwise specifically provided by the Internal Revenue Code; and (4) his benefits under all benefit plans that are non-qualified plans will be 100% vested, regardless of his age or years of service, as of the change of control termination date.

If the named executive officers were terminated on December 31, 2019, “without cause” or for “good reason” at the time of or within one year after a “change of control”, Mr. Sellers, Mr. Lampron and Mr. Cable would have been entitled to receive compensation of approximately $1,355,938, $1,098,927 and $849,523, respectively, pursuant to their Employment Agreements. These amounts are calculated based on each officer’s 2019 “Salary” and “Bonus” as shown in the “Summary Compensation Table” on page 18 of this Proxy Statement. In addition, if a “change in control” (as defined in the 2009 Omnibus Plan) had occurred on December 31, 2019, all unvested restricted stock units previously granted to each of Mr. Sellers, Mr. Lampron and Mr. Cable would have vested immediately. On December 31, 2019, these unvested restricted stock units had a fair market value of $46,319 for Mr. Cable. Neither Mr. Sellers nor Mr. Lampron had outstanding restricted stock units at December 31, 2019.

2009 Omnibus Stock Option and Long Term Incentive Plan

The purpose of the 2009 Omnibus Plan was to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its subsidiaries greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which would increase in value based upon the market performance of the common stock and/or the corporate achievement of financial and other performance objectives.

Rights Which May Be Granted. Under the 2009 Omnibus Plan, the Committee had the right to grant or award eligible participants stock options, rights to receive restricted shares of common stock, restricted stock units, performance units (each equivalent to one share of common stock), SARs, and/or book value shares. All stock options, rights to receive restricted shares of common stock, restricted stock units, performance units (each equivalent to one share of common stock), SARs, and/or book value shares under the 2009 Omnibus Plan had to be granted or awarded by May 7, 2019. The Board of Directors had provided for 360,000 shares of the Company’s common stock to be included in the 2009 Omnibus Plan to underlie stock options, rights to receive restricted shares of common stock, restricted stock units, performance units (each equivalent to one share of common stock), SARs, and/or book value shares which may have been granted thereunder. The 2009 Omnibus Plan expired on May 7, 2019. See “Proposal 2 –Approval of the Company’s 2020 Omnibus Stock Option and Long Term Incentive Plan” beginning on page 29 of this Proxy Statement for a description of the types of rights that could have been awarded under the 2009 Omnibus Plan and that may be awarded under the 2020 Omnibus Plan if approved by the shareholders at the Annual Meeting.

Director Compensation

Directors’ Fees. Members of the Company’s Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors are also directors of the Bank and are compensated for that service.

During the year ended December 31, 2019, each director received a fee of $1,200 for each Bank Board of Directors meeting attended, an additional fee of $750 for each committee meeting attended and a retainer of $15,000. In addition, the Chairman of the Bank’s Board of Directors received an additional $250 per meeting attended and the chairpersons of each committee received an additional $150 per meeting attended. Directors receive $500 for special meetings held via conference call in lieu of the Board of Director and committee meeting fees set forth above.

Directors who are members of the Board of Directors of Real Estate Advisory Services, Inc., Peoples Investment Services, Inc. and PB Real Estate Holdings, LLC, and Community Bank Real Estate Solutions, LLC, subsidiaries of the Bank, receive $750 per meeting.

The Bank maintains a Service Recognition Program, under which directors, officers and employees are eligible for awards. Under the Service Recognition Program, directors, officers and employees are awarded a combination of common stock of the Company and cash in the amount necessary to pay taxes on the award, with the amount of the award based upon the length of service to the Bank. Any common stock awarded under the Service Recognition Program is purchased by the Bank on the open market, and no new shares are issued by the Company under the Service Recognition Program.

Directors’ Stock Benefits Plan. Members of the Board of Directors were eligible to participate in the 2009 Omnibus Plan. On March 22, 2012, the Company granted 891 Restricted Stock Units, each Restricted Stock Unit being comprised of the right to receive one share of the Company’s common stock, to each director. The Restricted Stock Units awarded to directors on March 22, 2012 vested in full on March 22, 2017, and upon vesting, each Restricted Stock Unit had a market value of $25.91 for a total value of $23,085, which was distributed to each director in a combination of stock or cash, as chosen by each director. On May 23, 2013, the Company granted 891 Restricted Stock Units, each Restricted Stock Unit being comprised of the right to receive one share of the Company’s common stock, to each director. The Restricted Stock Units awarded to directors on May 23, 2013 vested in full on May 23, 2017, and upon vesting, each Restricted Stock Unit had a market value of $24.94 for a total value of $22,218, which was distributed to each director in a combination of stock or cash, as chosen by each director. On February 20, 2014, the Company granted 715 Restricted Stock Units, each Restricted Stock Unit being comprised of the right to receive one share of the Company’s common stock, to each director. The Restricted Stock Units awarded to directors on February 20, 2014 vested in full on February 20, 2017, and upon vesting, each Restricted Stock Unit had a market value of $24.78 for a total value of $17,719, which was distributed to each director in a combination of stock or cash, as chosen by each director. On February 19, 2015, the Company granted 413 Restricted Stock Units, each unit being comprised of the right to receive one share of the Company’s common stock, to each director. The Restricted Stock Units awarded to directors on February 19, 2015 vested in full on February 19, 2019, and upon vesting, each Restricted Stock Unit had a market value of $28.07 for a total value of

$11,593, which was distributed to each director in a combination of stock or cash, as chosen by each director. The number of Restricted Stock Units described above have been restated to reflect the 10% stock dividend issued in December, 2017. The Company did not grant any plan-based awards to directors during the fiscal year ended December 31, 2019.

 Directors’ Deferred Compensation Plan. The Bank maintains a non-qualified deferred compensation plan for all of its directors. The Bank’s directors are also directors of the Company. Under the deferred compensation plan, each director may defer all or a portion of his fees to the plan each year. The director may elect to invest the deferred compensation in a restricted list of investment funds. The Bank may make matching contributions to the plan for the benefit of the director from time to time at the discretion of the Bank. Directors are fully vested in all amounts they contribute to the plan and in any amounts contributed by the Bank. The Bank has established a Rabbi Trust to hold the directors’ accrued benefits under the plan. There are no “above-market” returns provided for in the deferred compensation plan. The Bank made no contributions to this plan in 2019.

Benefits under the plan are payable in the event of the director’s death, resignation, removal, failure to be re-elected, retirement or in cases of hardship. Directors may elect to receive deferred compensation payments in one lump sum or in installments.

Directors’ Supplemental Retirement Plan. The Bank maintains a non-qualified supplemental retirement benefits plan for all its directors. The supplemental retirement benefits plan is designed to provide a retirement benefit to the directors while at the same time minimizing the financial impact on the Bank’s earnings. Under the supplemental retirement benefits plan, the Company purchased life insurance contracts on the lives of each director. The increase in cash surrender value of the contracts constitutes the Company’s contribution to the supplemental retirement benefits plan each year. The Bank will pay annual benefits to each director for 15 years beginning upon retirement from the Board of Directors. The Bank is the sole owner of all of the insurance contracts.

              The following table reports all forms of compensation paid to or accrued for the benefit of each director during the 2019 fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings2 ($)	All Other Compensation ($)3	Total ($)
James S. Abernethy	40,600	--	--	--	8,795	--	49,395
Robert C. Abernethy	48,850	--	--	--	13,317	--	62,167
Douglas S. Howard	42,800	--	--	--	5,459	1,275	49,534
John W. Lineberger, Jr.	34,050	--	--	--	12,622	1,275	47,947
Gary E. Matthews	32,100	--	--	--	7,974	--	40,074
Billy L. Price, Jr., M.D.	40,750	--	--	--	7,212	1,275	49,237
Larry E. Robinson	34,800	--	--	--	6,279	--	41,079
William Gregory Terry	36,300	--	--	--	2,672	1,275	40,247
Dan Ray Timmerman, Sr.	44,350	--	--	--	6,279	--	50,629
Benjamin I. Zachary	39,550	--	--	--	7,243	--	46,793
_________________________
1
The Company did not grant any plan-based awards to directors during the fiscal year ended December 31, 2019. At December 31, 2019, no director had restricted stock units outstanding. See information above under the heading “Directors Stock Benefit Plan” for information on each individual grant of restricted stock units.
2
Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the expense accrued by the Bank for each director under the Directors’ Supplemental Retirement Plan as described above.
3
In 2019, Directors Howard, Lineberger, Price and Terry received 33 shares of the Company’s stock and $285.00 in cash for their 15 years of service as a director under the Bank’s Service Recognition Program

Indebtedness of and Transactions with Management and Directors

The Company is a “listed issuer” under the rules and regulations of the Exchange Act whose common stock is listed on NASDAQ. The Company uses the definition of independence contained in NASDAQ’s listing standards to determine the independence of its directors and that the Board of Directors and each standing committee of the Board of Directors is in compliance with NASDAQ listing standards for independence.

Certain directors and executive officers of the Bank and their immediate families and associates were customers of and had transactions with the Bank in the ordinary course of business during 2019. All outstanding loans, extensions of credit or overdrafts, endorsements and guarantees outstanding at any time during 2019 to the Bank’s executive officers and directors and their family members were made in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present any other unfavorable features.

The Board of Directors routinely, and no less than annually, reviews all transactions, direct and indirect, between the Company or the Bank and any employee or director, or any of such person’s immediate family members. The standard applied to such transactions are to review such transactions for comparable market values for similar transactions. All material facts of the transactions and the director’s interest are discussed by all disinterested directors and a decision is made about whether the transaction is fair to the Company and the Bank. A majority vote of all disinterested directors is required to approve the transaction. See “Code of Business Conduct and Ethics” on page 11 of this Proxy Statement. During the fiscal year ended December 31, 2019, there were no related party transactions that would be required to be reported that were not reviewed in accordance with the above.

The Bank leases two of its facilities from Shortgrass Associates, L.L.C. (“Shortgrass”). Director John W. Lineberger, Jr. owns 25% of the membership interests in Shortgrass. Each of the facilities is subject to a 20-year lease between the Bank and Shortgrass. Pursuant to the terms of the leases for the two facilities leased by the Bank, during 2019 the Bank paid a total of $230,926 to Shortgrass in lease payments for these facilities, and the dollar value of Director John W. Lineberger, Jr.’s interest in such lease payments was approximately $57,731 (or 25% x $230,926). The total aggregate dollar value of all lease payments due by the Bank to Shortgrass starting on January 1, 2020 and continuing until the end of each lease, is $444,979, and the total aggregate dollar value of Director John W. Lineberger, Jr.’s interest in all such lease payments is approximately $111,245 (or 25% x $444,979).

The Board of Directors also evaluates the influence family relationships may have on the independence of directors who are related by blood or marriage. Christine S. Abernethy, a greater than ten percent (10%) shareholder of the Company, has two sons, Robert C. Abernethy and James S. Abernethy, who serve on the Board of Directors. All of the non-related directors have determined that the family relationships among Christine S. Abernethy, James S. Abernethy and Robert C. Abernethy do not affect the brothers’ independence as directors.

Equity Compensation Plan Information

             The following table sets forth certain information regarding outstanding options and shares for future issuance under the Equity Compensation Plans as of December 31, 2019. Individual equity compensation arrangements are aggregated and included within this table. This table excludes any plan, contract or arrangement that provides for the issuance of options, warrants or other rights that are given to our shareholders on a pro rata basis and any employee benefit plan that is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code.

Plan Category	Number of securities to be issued upon exercise of outstanding option, warrants and rights (1), (2), (3) and (4)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (5) (6)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,233	$32.85	-
Equity compensation plans not approved by security holders	-	-	-
Total	18,233	$32.85	-

(1) Includes 5,104 restricted stock units (adjusted for the 10% stock dividend granted in December of 2017) granted on February 18, 2016 under the 2009 Omnibus Plan. These restricted stock grants vested on February 20, 2020

(2) Includes 4,114 restricted stock units (adjusted for the 10% stock dividend granted in December, 2017) granted on March 1, 2017 under the 2009 Omnibus Plan. The restricted stock grants vest on March 1, 2021.

(3) Includes 3,725 restricted stock units granted on January 24, 2018 under the 2009 Omnibus Plan. These restricted stock units vest on January 24, 2022.

(4) Includes 5,290 restricted stock units granted on February 21, 2019 under the 2009 Omnibus Plan. These restricted stock units vest on February 21, 2023.

(5) The exercise price used for the grants of restricted stock units under the 2009 Omnibus Plan is $32.85, the closing price for the Company’s stock on December 31, 2019.

(6) Reflects shares currently reserved for possible issuance under the 2009 Omnibus Plan. The 2009 Omnibus Plan expired on May 7, 2019.

STOCK PERFORMANCE GRAPH

PROPOSAL 2
APPROVAL OF THE COMPANY’S 2020 OMNIBUS STOCK OPTION
AND LONG TERM INCENTIVE PLAN

The 2009 Omnibus Plan was approved by shareholders in May of 2009.  The 2009 Omnibus Plan expired under its own terms on May 7, 2019.  The Board of Directors has determined that it is in the best interests of the Company and its shareholders to propose shareholder approval of the 2020 Omnibus Plan.

General. The purpose of the 2020 Omnibus Plan is to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its subsidiaries greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which will increase in value based upon the market performance of the common stock and/or the corporate achievement of financial and other performance objectives.  A copy of the 2020 Omnibus Plan is attached hereto as Appendix B.

The 2020 Omnibus Plan will be administered by the Governance Committee of the Board of Directors (the “Committee”).  Subject to the terms of the 2020 Omnibus Plan, the Committee and the Board of Directors have authority to construe and interpret, for eligible employees and eligible directors, respectively, the 2020 Omnibus Plan, to determine the terms and provisions of Rights (as defined below) to be granted under the 2020 Omnibus Plan, to define the terms used in the 2020 Omnibus Plan and in the Rights granted thereunder, to prescribe, amend and rescind rules and regulations relating to the 2020 Omnibus Plan, to determine the individuals to whom and the times at which Rights shall be granted and the number of shares to be subject to, or to underlie, each Right awarded, and to make all other determinations necessary or advisable for the administration of the 2020 Omnibus Plan.

Rights Which May Be Granted.  Under the 2020 Omnibus Plan, the Committee may grant or award eligible participants Options, rights to receive restricted shares of common stock, long term incentive units (each equivalent to one share of common stock), and/or stock appreciation rights. These grants and awards are referred to herein as the “Rights.”  If approved by the shareholders at the Annual Meeting, all Rights must be granted or awarded by May 7, 2029, the tenth anniversary of the date the shareholders approve the 2020 Omnibus Plan.  The Board of Directors has provided for 300,000 shares of the Company’s common stock be included in the 2020 Omnibus Plan to underlie Rights which may be granted thereunder.

Options.  Options granted under the 2020 Omnibus Plan to eligible directors and employees may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”).  The exercise price of an Option may not be less than 100% of the last-transaction price for the common stock quoted by the Nasdaq Market on the date of grant.

The Committee shall determine the expiration date of each Option granted, up to a maximum of ten years from the date of grant.  In the Committee’s discretion, it may specify the period or periods of time within which each Option will first become exercisable, which period or periods may be accelerated or shortened by the Committee.

Each Option granted will terminate upon the expiration date established by the Committee or if earlier, immediately as of the date the holder is no longer an eligible employee or director for any reason other than death or disability. In the event the holder ceases to be an eligible employee or director by reason of death or disability, each Option granted will terminate upon the earlier of (i) twelve months after the holder ceases to be an eligible employee or director by reason of death or disability, and (ii) the expiration date established by the Committee.

Restricted Stock and Restricted Stock Units.  The Committee may award Rights to acquire shares of common stock or restricted stock units, subject to certain transfer restrictions (“Restricted Stock” or “Restricted Stock Unit”) to eligible participants under the 2020 Omnibus Plan for such purchase price per share, if any, as the Committee, in its discretion, may determine appropriate.  The Committee shall determine the expiration date for each Restricted Stock or Restricted Stock Unit award, up to a maximum of ten years from the date of grant.  In the Committee’s discretion, it may specify the period or periods of time within which each Restricted Stock or Restricted Stock Unit award will first become exercisable, which period or periods may be accelerated or shortened by the Committee.  Under the terms of the 2020 Omnibus Plan, the Committee also has the discretion to pay out awards of Restricted Stock Units in the Company’s common stock, cash or a combination of stock and cash.

Awards of Restricted Stock and Restricted Stock Units shall terminate in the same manner as described above in connection with the termination of Options.

Performance Units.  Under the 2020 Omnibus Plan, the Committee may grant to eligible directors and employees awards of long term incentive performance units, each equivalent in value to one share of common stock (“Units”).  Except as otherwise provided, Units awarded may be distributed only after the end of a performance period of two or more years, as determined by the Committee, beginning with the year in which the awards are granted.

The percentage of the Units awarded that are to be distributed will depend on the level of financial and other performance goals achieved by the Company during the performance period.  The Committee may adopt one or more performance categories in addition to, or in substitution for, a performance category or may eliminate all performance categories other than financial performance.  All performance categories other than financial performance may not be applied in the aggregate as a factor of more than one against financial performance.

As soon as practicable after each performance period, the percentage of Units awarded that are to be distributed, based on the levels of performance achieved, will be determined and distributed to the recipients of such awards in the form of a combination of shares of common stock and cash.  No distribution of Units, based on financial and other performance, will be made if a minimum average percentage of the applicable measurement of performance, as established by the Committee, is not achieved for the performance period. Units awarded, but which the recipients are not entitled to receive, will be cancelled.

In the event of the death or disability of a Unit recipient prior to the end of any performance period, the number of Units awarded for such performance period will be reduced in proportion to the number of months remaining in the performance period after the date of death or disability; and the remaining portion of the award, if any, may, in the discretion of the Committee, be adjusted based upon the levels of performance achieved prior to the date of death or disability, and distributed within a reasonable time after death or disability.  In the event a recipient of Units ceases to be an eligible director or employee for any reason other than death or disability, all Units awarded, but not yet distributed, will be cancelled.

If the recipient’s award agreement so provides, an amount equal to the dividend payable on one share of common stock (a “dividend equivalent credit”) will be determined and credited on the payment date to each Unit recipient’s account for each Unit awarded and not yet distributed or cancelled.  Such amount will be converted within the account to an additional number of Units equal to the number of shares of common stock which could be purchased at the last-transaction price of the common stock on the Nasdaq Market on the dividend payment date.

No dividend equivalent credits may be credited or distribution of Units made if, at the time of crediting or distribution, (i)  the regular quarterly dividend on the common stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of common stock; (ii)  the rate of dividends on the common stock is lower than at the time the Units to which the dividend equivalent credit relates were awarded, adjusted for certain changes; (iii)  estimated consolidated net income of the Company for the twelve-month period preceding the month the dividend equivalent credit or distribution would otherwise have been made is less than the sum of the amount of the dividend equivalent credits and Units eligible for distribution under the 2020 Omnibus Plan in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of common stock; or (iv)  the dividend equivalent credit or distribution would result in a default in any agreement by which the Company is bound.

If an extraordinary event occurs during a performance period which significantly alters the basis upon which the performance levels were established, the Committee may make adjustments which it deems appropriate in the performance levels.  Such events may include changes in accounting practices, tax, financial institution laws or regulations or other laws or regulations, economic changes not in the ordinary course of business cycles, or compliance with judicial decrees or other legal requirements.

Stock Appreciation Rights.  The 2020 Omnibus Plan provides that the Committee may award to eligible directors and employees rights to receive cash based upon increases in the market price of common stock over the last transaction price of the common stock on the Nasdaq Market (the “Base Price”) on the date of the award (“SAR’s”).  The expiration date of a SAR may be no more than ten years from the date of award.

Each SAR awarded by the Committee may be exercisable immediately or may become vested over such period or periods as the Committee may establish, which periods may be accelerated or shortened in the Committee's discretion.

Each SAR awarded will terminate upon the expiration date established by the Committee, or upon termination of the employment or directorship of the SAR recipient as described above in connection with the termination of Options.

Adjustments.  In the event the outstanding shares of the common stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, or reclassification, appropriate proportionate adjustments will be made in (i) the aggregate number or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price, or Base Price, and the number and/or kind of shares acquirable under, or underlying, Rights; (iii) and rights and matters determined on a per share basis under the 2020 Omnibus Plan.  Any such adjustment will be made by the Committee, subject to ratification by the Board of Directors.   Except with regard to Units awarded under the 2020 Omnibus Plan, no adjustment in the Rights will be required by reason of the issuance of common stock, or securities convertible into common stock, by the Company for cash or the issuance of shares of common stock by the Company in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Company or a subsidiary thereof in connection therewith.

Any shares of common stock allocated to Rights granted under the 2020 Omnibus Plan, which Rights are subsequently cancelled or forfeited, will be available for further allocation upon such cancellation or forfeiture.

Change in Control. In the event of a change in control (as such term is defined in the 2020 Omnibus Plan), all Rights under the 2020 Omnibus Plan will fully vest and be released from any restrictions on transfer. In addition, in the event of a change in control, the Committee may, with 10 days’ advance notice to affected persons, cancel any Right and pay to the holders thereof in cash or common stock or both, the value of the Right based upon the price per share of common stock received or to be received by the Company’s shareholders in the change in control. The Committee may also elect in its discretion to cancel underwater Options or SARs without the payment of consideration therefor.

Clawback. The Company may cancel any Right, require reimbursement of any Right or previously paid compensation under the Plan or an award agreement, or use any other right of recoupment of equity or compensation in accordance with any clawback policy adopted by the Company and as may be in effect from time to time.

Federal Income Tax Treatment of Rights.

Options.  Under current provisions of the Internal Revenue Code of 1986, as amended (the “ Code”), the federal income tax treatment of ISOs and NSOs is different.  Options granted to employees under the 2020 Omnibus Plan may be ISOs which are designed to result in beneficial tax treatment to the employee but not a tax deduction to the Company.

The holder of an ISO generally is not taxed for federal income tax purposes on either the grant or the exercise of the option. However, the optionee must include in his or her federal alternative minimum tax income any excess (the “Bargain Element”) of the acquired common stock’s fair market value at the time of exercise over the exercise price paid by the optionee. Furthermore, if the optionee sells, exchanges, gives or otherwise disposes of such common stock (other than in certain types of transactions) either within two years after the ISO was granted or within one year after the ISO was exercised (an “Early Disposition”), the optionee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying to dispositions of property.  If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon the disposition of the common stock generally will constitute a capital gain or loss for tax purposes.

Options granted to directors under the 2020 Omnibus must be “NSOs.”  In general, the holder of an NSO will recognize at the time of exercise of the NSO, compensation income equal to the amount by which the fair market value of the common stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the NSO.

If an optionee exercises an ISO or NSO and delivers shares of common stock as payment for part or all of the exercise price of the stock purchased (the “Payment Stock”), no gain or loss generally will be recognized with respect to the Payment Stock; provided, however, if the Payment Stock was acquired pursuant to the exercise of an ISO, the optionee will be subject to recognizing as compensation income the Bargain Element on the Payment Stock as an Early Disposition if the exchange for the new shares occurs prior to the expiration of the holding periods for the Payment Stock.

The Company generally would not recognize gain or loss or be entitled to a deduction upon either the grant of an ISO or NSO or the optionee’s exercise of an ISO. The Company generally will recognize gain or loss or be entitled to a deduction upon the exercise of an NSO. If there is an Early Disposition, the Company generally would be entitled to deduct the Bargain Element as compensation paid to the optionee.

Restricted Stock and Restricted Stock Units.  Pursuant to Section 83 of the Code, recipients of Restricted Stock awards under the 2020 Omnibus Plan will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest and become transferable unless a timely election to be taxed upon grant is made by the recipient under Section 83(b) of the Code. Recipients of Restricted Stock Unit awards will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time the shares vest and are distributed to them. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of Restricted Stock and Restricted Stock Unit awards in the year in which such amounts are included in income.

Performance Units.  The Company expects that participants generally will not be taxed on the award of Units.  Instead, any cash and the then fair market value of any common stock received by the participants upon the distribution of a Unit generally will be taxable to the participants as compensation income upon such distribution.  At that time, the Company generally will be entitled to claim a deduction in an amount equal to the compensation income.

SARs.   Pursuant to Section 83 of the Code, recipients of SARs under the 2020 Omnibus Plan will recognize, at the time a SAR award is exercised, ordinary income in an amount equal to the difference between the fair market value of the common stock at the time of award of the SAR and the fair market value of the common stock at the time that the SAR is exercised.  The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of SAR awards in the year in which such amounts are included in income.

The information above and other descriptions of federal income tax consequences are necessarily general in nature and do not purport to be complete.  Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.  Such descriptions may not be used to avoid any federal tax penalty.  Such descriptions are written to support this proxy statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elliott Davis, our registered independent public accounting firm for the fiscal year ended December 31, 2019, has been appointed by the Audit Committee as our registered independent public accounting firm for the fiscal year ending December 31, 2020, and you are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other registered independent public accounting firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees Paid to Independent Auditors

The following table represents the approximate fees for professional services rendered by Elliott Davis for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q for the fiscal years ended December 31, 2019 and 2018 and fees billed for audit-related services, tax services and all other services rendered, for each of such years.

	Year Ended December 31
	2019	2018

Audit Fees1	$202,445	$194,626

Audit-Related Fees2	$12,660	$10,593

Tax Fees3	$25,750	$38,500

All Other Fees	--	--

__________________________
1 Includes amounts for the testing of management’s assertions regarding internal controls in accordance with the Federal Deposit Insurance Corporation Improvement Act. Audit Fees include amounts for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404).
2 Represents amounts for the audit of the Company’s Profit Sharing and 401(k) Plan.
3 Represents amounts for assistance in the preparation of our various federal, state and local tax returns.

All audit related services, tax services and other services giving rise to the fees listed under “Audit-Related Fees”, “Tax Fees” and “All Other Fees” in the table above were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of all audit and non-audit services to be provided by our independent auditors. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

It is presently anticipated that the 2021 Annual Meeting of Shareholders of the Company will be held on May 6, 2021. In order for shareholder proposals to be included in the Company’s proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s principal executive office no later than November 24, 2020 and meet all other applicable requirements for inclusion in the Proxy Statement.

In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2021 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company’s principal executive office no later than February 8, 2021, of his or her proposal. If the Secretary of the Company is not notified of the shareholder’s proposal by February 8, 2021, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2021 Annual Meeting of Shareholders.

OTHER MATTERS

Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

MISCELLANEOUS

The Annual Report of the Company for the year ended December 31, 2019, which includes financial statements audited and reported upon by the Company’s registered independent public accounting firm, is being mailed as Appendix A to this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: PEOPLES BANCORP OF NORTH CAROLINA, INC., POST OFFICE BOX 467, 518 WEST C STREET, NEWTON, NORTH CAROLINA 28658-0467, ATTENTION: A. JOSEPH LAMPRON, JR.

By Order of the Board of Directors,

Lance A. Sellers
President and Chief Executive Officer
Newton, North Carolina
March 25, 2020

APPENDIX A

ANNUAL REPORT
OF
PEOPLES BANCORP OF NORTH CAROLINA, INC.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

General Description of Business

Peoples Bancorp of North Carolina, Inc. (“Bancorp”), was formed in 1999 to serve as the holding company for Peoples Bank (the “Bank”). Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”). Bancorp’s principal source of income is dividends declared and paid by the Bank on its capital stock, if any. Bancorp has no operations and conducts no business of its own other than owning the Bank. Accordingly, the discussion of the business which follows concerns the business conducted by the Bank, unless otherwise indicated. Bancorp and its wholly owned subsidiary, the Bank, along with the Bank’s wholly owned subsidiaries are collectively called the “Company”.

The Bank, founded in 1912, is a state-chartered commercial bank serving the citizens and business interests of the Catawba Valley and surrounding communities through 20 banking offices, as of December 31, 2019, located in Lincolnton, Newton, Denver, Catawba, Conover, Maiden, Claremont, Hiddenite, Hickory, Charlotte, Cornelius, Mooresville, Raleigh, and Cary North Carolina. The Bank also operates loan production offices in Charlotte, Denver and Durham, North Carolina. The Company’s fiscal year ends December 31. At December 31, 2019, the Company had total assets of $1.2 billion, net loans of $843.2 million, deposits of $966.5 million, total securities of $200.0 million, and shareholders’ equity of $134.1 million.

The Bank operates three banking offices focused on the Latino population that were formerly operated as a division of the Bank under the name Banco de la Gente (“Banco”). These offices are now branded as Bank branches and considered a separate market territory of the Bank as they offer normal and customary banking services as are offered in the Bank’s other branches such as the taking of deposits and the making of loans.

The Bank has a diversified loan portfolio, with no foreign loans and few agricultural loans. Real estate loans are predominately variable rate and fixed rate commercial property loans, which include residential development loans to commercial customers. Commercial loans are spread throughout a variety of industries with no one particular industry or group of related industries accounting for a significant portion of the commercial loan portfolio. The majority of the Bank’s deposit and loan customers are individuals and small to medium-sized businesses located in the Bank’s market area. The Bank’s loan portfolio also includes Individual Taxpayer Identification Number (ITIN) mortgage loans generated thorough the Bank’s Banco offices. Additional discussion of the Bank’s loan portfolio and sources of funds for loans can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages A-4 through A-23 of the Annual Report, which is included in this Form 10-K as Exhibit (13).

The operations of the Bank and depository institutions in general are significantly influenced by general economic conditions and by related monetary and fiscal policies of depository institution regulatory agencies, including the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”).

At December 31, 2019, the Company employed 306 full-time employees and 31 part-time employees, which equated to 326 full-time equivalent employees.

Subsidiaries
The Bank is a subsidiary of the Company. At December 31, 2019, the Bank had four subsidiaries, Peoples Investment Services, Inc., Real Estate Advisory Services, Inc., Community Bank Real Estate Solutions, LLC (“CBRES”) and PB Real Estate Holdings, LLC. Through a relationship with Raymond James Financial Services, Inc., Peoples Investment Services, Inc. provides the Bank’s customers access to investment counseling and non-deposit investment products such as stocks, bonds, mutual funds, tax deferred annuities, and related brokerage services. Real Estate Advisory Services, Inc. provides real estate appraisal and real estate brokerage services. CBRES serves as a “clearing-house” for appraisal services for community banks. Other banks are able to contract with CBRES to find and engage appropriate appraisal companies in the area where the property to be appraised is located. This type of service ensures that the appraisal process remains independent from the financing process within the Bank. PB Real Estate Holdings, LLC acquires, manages and disposes of real property, other collateral and other assets obtained in the ordinary course of collecting debts previously contracted. In 2019 the Company launched PB Insurance Agency, which is part of CBRES.

                 In June 2006, the Company formed a wholly owned Delaware statutory trust, PEBK Capital Trust II (“PEBK Trust II”), which issued $20.0 million of guaranteed preferred beneficial interests in the Company’s junior subordinated deferrable interest debentures. All of the common securities of PEBK Trust II are owned by the Company. The proceeds from the issuance of the common securities and the trust preferred securities were used by PEBK Trust II to purchase $20.6 million of junior subordinated debentures of the Company, which pay a floating rate equal to three-month LIBOR plus 163 basis points. The proceeds received by the Company from the sale of the junior subordinated debentures were used in December 2006 to repay the trust preferred securities issued in December 2001 by PEBK Capital Trust, a wholly owned Delaware statutory trust of the Company, and for general purposes. The debentures represent the sole asset of PEBK Trust II. PEBK Trust II is not included in the consolidated financial statements. The Company redeemed $5.0 million of outstanding trust preferred securities in December 2019.

The trust preferred securities issued by PEBK Trust II accrue and pay quarterly at a floating rate of three-month LIBOR plus 163 basis points. The Company has guaranteed distributions and other payments due on the trust preferred securities to the extent PEBK Trust II does not have funds with which to make the distributions and other payments. The net combined effect of the trust preferred securities transaction is that the Company is obligated to make the distributions and other payments required on the trust preferred securities.

These trust preferred securities are mandatorily redeemable upon maturity of the debentures on June 28, 2036, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by PEBK Trust II, in whole or in part, which became effective on June 28, 2011. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount plus any accrued but unpaid interest.

This report contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements

SELECTED FINANCIAL DATA
Dollars in Thousands Except Per Share Amounts

	2019	2018	2017	2016	2015
Summary of Operations
Interest income	$49,601	45,350	41,949	39,809	38,666
Interest expense	3,757	2,146	2,377	3,271	3,484
Net interest income	45,844	43,204	39,572	36,538	35,182
Provision for (reduction of) loan losses	863	790	(507)	(1,206)	(17)
Net interest income after provision
for loan losses	44,981	42,414	40,079	37,744	35,199
Non-interest income (1)	17,739	16,166	15,364	16,236	15,256
Non-interest expense (1)	45,517	42,574	41,228	42,242	37,722
Earnings before income taxes	17,203	16,006	14,215	11,738	12,733
Income tax expense	3,136	2,624	3,947	2,561	3,100
Net earnings	$14,067	13,382	10,268	9,177	9,633

Selected Year-End Balances
Assets	$1,154,882	1,093,251	1,092,166	1,087,991	1,038,481
Investment securities available for sale	195,746	194,578	229,321	249,946	268,530
Net loans	843,194	797,578	753,398	716,261	679,502
Mortgage loans held for sale	4,417	680	857	5,709	4,149
Interest-earning assets	1,058,937	1,007,078	996,509	999,201	977,079
Deposits	966,517	877,213	906,952	892,918	832,175
Interest-bearing liabilities	668,353	657,110	679,922	698,120	679,937
Shareholders' equity	$134,120	123,617	115,975	107,428	104,864
Shares outstanding	5,912,300	5,995,256	5,995,256	5,417,800	5,510,538

Selected Average Balances
Assets	$1,143,338	1,094,707	1,098,992	1,076,604	1,038,594
Investment securities available for sale	185,302	209,742	234,278	252,725	266,830
Loans	834,517	777,098	741,655	703,484	669,628
Interest-earning assets	1,055,730	1,007,484	998,821	985,236	952,251
Deposits	932,647	903,120	895,129	856,313	816,628
Interest-bearing liabilities	675,992	665,165	700,559	705,291	707,611
Shareholders' equity	$134,670	123,797	116,883	113,196	106,644
Shares outstanding (2)	5,941,873	5,995,256	5,988,183	6,024,970	6,115,159

Profitability Ratios
Return on average total assets	1.23%	1.22%	0.93%	0.85%	0.93%
Return on average shareholders' equity	10.45%	10.81%	8.78%	8.11%	9.03%
Dividend payout ratio	28.00%	23.41%	25.67%	22.95%	16.34%

Liquidity and Capital Ratios (averages)
Loan to deposit	89.48%	86.05%	82.85%	82.15%	82.00%
Shareholders' equity to total assets	11.78%	11.31%	10.64%	10.51%	10.27%

Per share of Common Stock (2)
Basic net earnings	$2.37	2.23	1.71	1.53	1.57
Diluted net earnings	$2.36	2.22	1.69	1.50	1.56
Cash dividends	$0.66	0.52	0.44	0.35	0.25
Book value	$22.68	20.62	19.34	18.03	17.30

(1) Appraisal management fee income and expense from the Bank’s subsidiary, CBRES, was reported as a net amount prior to March 31, 2018, which was included in miscellaneous non-interest income. This income and expense is now reported on separate line items under non-interest income and non-interest expense. Prior periods have been restated to reflect this change.
(2) Average shares outstanding and per share computations have been restated to reflect a 10% stock dividend paid during the fourth quarter of 2017.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following is a discussion of our financial position and results of operations and should be read in conjunction with the information set forth under Item 1A Risk Factors in the Company’s annual report on Form 10-K and the Company’s consolidated financial statements and notes thereto on pages A-24 through A-68.

Introduction
Management’s discussion and analysis of earnings and related data are presented to assist in understanding the consolidated financial condition and results of operations of Peoples Bancorp of North Carolina, Inc. (“Bancorp”), for the years ended December 31, 2019, 2018 and 2017. Bancorp is a registered bank holding company operating under the supervision of the Federal Reserve Board (the “FRB”) and the parent company of Peoples Bank (the “Bank”). The Bank is a North Carolina-chartered bank, with offices in Catawba, Lincoln, Alexander, Mecklenburg, Iredell, Wake and Durham counties, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”).

Overview
Our business consists principally of attracting deposits from the general public and investing these funds in commercial loans, real estate mortgage loans, real estate construction loans and consumer loans. Our profitability depends primarily on our net interest income, which is the difference between the income we receive on our loan and investment securities portfolios and our cost of funds, which consists of interest paid on deposits and borrowed funds. Net interest income also is affected by the relative amounts of our interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, a positive interest rate spread will generate net interest income. Our profitability is also affected by the level of other income and operating expenses. Other income consists primarily of miscellaneous fees related to our loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds. Operating expenses consist of compensation and benefits, occupancy related expenses, federal deposit and other insurance premiums, data processing, advertising and other expenses.

Our operations are influenced significantly by local economic conditions and by policies of financial institution regulatory authorities. The earnings on our assets are influenced by the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), inflation, interest rates, market and monetary fluctuations. Lending activities are affected by the demand for commercial and other types of loans, which in turn is affected by the interest rates at which such financing may be offered. Our cost of funds is influenced by interest rates on competing investments and by rates offered on similar investments by competing financial institutions in our market area, as well as general market interest rates. These factors can cause fluctuations in our net interest income and other income. In addition, local economic conditions can impact the credit risk of our loan portfolio, in that (1) local employers may be required to eliminate employment positions of individual borrowers, and (2) small businesses and commercial borrowers may experience a downturn in their operating performance and become unable to make timely payments on their loans. Management evaluates these factors in estimating the allowance for loan losses and changes in these economic factors could result in increases or decreases to the provision for loan losses.

Our business emphasis has been and continues to be to operate as a well-capitalized, profitable and independent community-oriented financial institution dedicated to providing quality customer service. We are committed to meeting the financial needs of the communities in which we operate. We expect growth to be achieved in our local markets and through expansion opportunities in contiguous or nearby markets. While we would be willing to consider growth by acquisition in certain circumstances, we do not consider the acquisition of another company to be necessary for our continued ability to provide a reasonable return to our shareholders. We believe that we can be more effective in serving our customers than many of our non-local competitors because of our ability to quickly and effectively provide senior management responses to customer needs and inquiries. Our ability to provide these services is enhanced by the stability and experience of our Bank officers and managers.

The Federal Reserve maintained the Federal Funds rate at 0.25% from December 2008 to December 2015 before increasing the Fed Funds rate nine times since December 2015 to the Fed Funds rate of 2.50% at June 30, 2019. Those increases had a positive impact on earnings in recent periods. The Fed Funds rate decreased 0.25% three times during 2019 to a rate of 1.75% at December 31, 2019. These recent Fed Funds rate reductions are expected to have a negative impact on the Bank’s net interest income in future periods.

The Company plans to relocate its Raleigh branch office in 2020. The Company does not have specific plans for additional offices in 2020 but will continue to look for growth opportunities in nearby markets and may expand if considered a worthwhile opportunity.

On August 31, 2015, the FDIC and the North Carolina Office of the Commissioner of Banks (“Commissioner”) issued a Consent Order (the “Order”) in connection with compliance by the Bank with the Bank Secrecy Act and its implementing regulations (collectively, the “BSA”). The Order was issued pursuant to the consent of the Bank. In consenting to the issuance of the Order, the Bank did not admit or deny any unsafe or unsound banking practices or violations of law or regulation.

The Order required the Bank to take certain affirmative actions to comply with its obligations under the BSA, including, without limitation, strengthening its Board of Directors’ oversight of BSA activities; reviewing, enhancing, adopting and implementing a revised BSA compliance program; completing a BSA risk assessment; developing a revised system of internal controls designed to ensure full compliance with the BSA; reviewing and revising customer due diligence and risk assessment processes, policies and procedures; developing, adopting and implementing effective BSA training programs; assessing BSA staffing needs and resources and appointing a qualified BSA officer; establishing an independent BSA testing program; ensuring that all reports required by the BSA are accurately and properly filed and engaging an independent firm to review past account activity to determine whether suspicious activity was properly identified and reported.

During the third quarter of 2017 the Bank received notice that the Order was terminated effective August 30, 2017.

Summary of Significant and Critical Accounting Policies
The consolidated financial statements include the financial statements of Bancorp and its wholly owned subsidiary, the Bank, along with the Bank’s wholly owned subsidiaries, Peoples Investment Services, Inc., Real Estate Advisory Services, Inc. (“REAS”), Community Bank Real Estate Solutions, LLC (“CBRES”) and PB Real Estate Holdings, LLC (collectively called the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company’s accounting policies are fundamental to understanding management’s discussion and analysis of results of operations and financial condition. Many of the Company’s accounting policies require significant judgment regarding valuation of assets and liabilities and/or significant interpretation of specific accounting guidance. The following is a summary of some of the more subjective and complex accounting policies of the Company. A more complete description of the Company’s significant accounting policies can be found in Note 1 of the Notes to Consolidated Financial Statements in the Company’s 2019 Annual Report to Shareholders which is Appendix A to the Proxy Statement for the May 7, 2020 Annual Meeting of Shareholders.

The allowance for loan losses reflects management’s assessment and estimate of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. The Bank periodically analyzes the loan portfolio in an effort to review asset quality and to establish an allowance for loan losses that management believes will be adequate in light of anticipated risks and loan losses.

Many of the Company’s assets and liabilities are recorded using various techniques that require significant judgment as to recoverability. The collectability of loans is reflected through the Company’s estimate of the allowance for loan losses. The Company performs periodic and systematic detailed reviews of its lending portfolio to assess overall collectability. In addition, certain assets and liabilities are reflected at their estimated fair value in the consolidated financial statements. Such amounts are based on either quoted market prices or estimated values derived from dealer quotes used by the Company, market comparisons or internally generated modeling techniques. The Company’s internal models generally involve present value of cash flow techniques. The various techniques are discussed in greater detail elsewhere in this management’s discussion and analysis and the Notes to Consolidated Financial Statements.

There are other complex accounting standards that require the Company to employ significant judgment in interpreting and applying certain of the principles prescribed by those standards. These judgments include, but are not limited to, the determination of whether a financial instrument or other contract meets the definition of a derivative in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

The disclosure requirements for derivatives and hedging activities are intended to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The disclosure requirements include qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of, and gains and losses, on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

The Company has an overall interest rate risk management strategy that has, in prior years, incorporated the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. When using derivative instruments, the Company is exposed to credit and market risk. If the counterparty fails to perform, credit risk is equal to the extent of the fair-value gain in the derivative. The Company minimized the credit risk in derivative instruments by entering into transactions with high-quality counterparties that were reviewed periodically by the Company. The Company did not have any interest rate derivatives outstanding as of December 31, 2019 or 2018.

Management of the Company has made a number of estimates and assumptions relating to reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the accompanying consolidated financial statements in conformity with GAAP. Actual results could differ from those estimates.

Results of Operations
Summary. The Company reported earnings of $14.1 million or $2.37 basic net earnings per share and $2.36 diluted net earnings per share for the year ended December 31, 2019, as compared to $13.4 million or $2.23 basic net earnings per share and $2.22 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, as discussed below.

The Company reported earnings of $13.4 million or $2.23 basic net earnings per share and $2.22 diluted net earnings per share for the year ended December 31, 2018, as compared to $10.3 million or $1.71 basic net earnings per share and $1.69 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, an increase in non-interest income and a decrease in income tax expense, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense.

The return on average assets in 2019 was 1.23%, as compared to 1.22% in 2018 and 0.93% in 2017. The return on average shareholders’ equity was 10.45% in 2019, as compared to 10.81% in 2018 and 8.78% in 2017.

Net Interest Income. Net interest income, the major component of the Company’s net income, is the amount by which interest and fees generated by interest-earning assets exceed the total cost of funds used to carry them. Net interest income is affected by changes in the volume and mix of interest-earning assets and interest-bearing liabilities, as well as changes in the yields earned and rates paid. Net interest margin is calculated by dividing tax-equivalent net interest income by average interest-earning assets, and represents the Company’s net yield on its interest-earning assets.

Net interest income for 2019 was $45.8 million, as compared to $43.2 million in 2018. The increase in net interest income was primarily due to a $4.3 million increase in interest income, which was partially offset by a $1.6 million increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a higher average prime rate during the year ended December 31, 2019, as compared to the same period last year. The increase in interest expense was primarily due to an increase in interest rates on deposits. Net interest income increased to $43.2 million in 2018 from $39.6 million in 2017.

Table 1 sets forth for each category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding, the interest incurred on such amounts and the average rate earned or incurred for the years ended December 31, 2019, 2018 and 2017. The table also sets forth the average rate earned on total interest-earning assets, the average rate paid on total interest-bearing liabilities, and the net yield on total average interest-earning assets for the same periods. Yield information does not give effect to changes in fair value that are reflected as a component of shareholders’ equity. Yields and interest income on tax-exempt investments have been adjusted to a tax equivalent basis using an effective tax rate of 22.98% for securities that are both federal and state tax exempt and an effective tax rate of 20.48% for federal tax exempt securities. Non-accrual loans and the interest income that was recorded on non-accrual loans, if any, are included in the yield calculations for loans in all periods reported.

Table 1- Average Balance Table

	December 31, 2019			December 31, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Interest-earning assets:
Loans	$834,517	43,301	5.19%	777,098	38,654	4.97%	741,655	34,888	4.70%
Investments - taxable	77,945	2,254	2.89%	71,093	1,936	2.72%	64,341	1,693	2.63%
Investments - nontaxable*	113,117	4,293	3.80%	142,832	5,508	3.86%	173,069	7,314	4.23%
Federal funds sold	19,078	331	1.73%	-	-	0.00%	-	-	0.00%
Other	11,073	213	1.92%	16,461	304	1.85%	19,756	219	1.11%

Total interest-earning assets	1,055,730	50,392	4.77%	1,007,484	46,402	4.61%	998,821	44,114	4.42%

Cash and due from banks	36,227			41,840			53,805
Other assets	57,880			51,704			53,557
Allowance for loan losses	(6,499)			(6,321)			(7,191)
Total assets	$1,143,338			1,094,707			1,098,992

Interest-bearing liabilities:

NOW, MMDA & savings deposits	$495,509	1,596	0.32%	484,180	769	0.16%	481,455	598	0.12%
Time deposits	105,458	909	0.86%	112,398	472	0.42%	132,626	466	0.35%
FHLB borrowings	19,625	205	1.04%	-	-	0.00%	16,329	662	4.05%
Trust preferred securities	20,619	844	4.09%	20,619	790	3.83%	20,619	590	2.86%
Other	34,781	203	0.58%	47,968	115	0.24%	49,530	61	0.12%

Total interest-bearing liabilities	675,992	3,757	0.56%	665,165	2,146	0.32%	700,559	2,377	0.34%

Demand deposits	331,680			306,544			281,048
Other liabilities	996			(799)			502
Shareholders' equity	134,670			123,797			116,883
Total liabilities and shareholder's equity	$1,143,338			1,094,707			1,098,992

Net interest spread		$46,635	4.21%		$44,256	4.29%		$41,737	4.08%

Net yield on interest-earning assets			4.42%			4.39%			4.18%

Taxable equivalent adjustment
Investment securities		$791			$1,052			$2,165

Net interest income		$45,844			$43,204			$39,572

*
Includes U.S. Government agency securities that are non-taxable for state income tax purposes of $32.0 million in 2019, $38.0 million in 2018 and $40.3 million in 2017. The tax rates of 2.50%, 2.50% and 3.00% were used to calculate the tax equivalent yields on these securities in 2019, 2018 and 2017, respectively.

Changes in interest income and interest expense can result from variances in both volume and rates. Table 2 describes the impact on the Company’s tax equivalent net interest income resulting from changes in average balances and average rates for the periods indicated. The changes in net interest income due to both volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

Table 2 - Rate/Volume Variance Analysis-Tax Equivalent Basis

	December 31, 2019			December 31, 2018
(Dollars in thousands)	Changes in average volume	Changes in average rates	Total Increase (Decrease)	Changes in average volume	Changes in average rates	Total Increase (Decrease)
Interest income:
Loans: Net of unearned income	$2,918	1,729	4,647	1,715	2,051	3,766

Investments - taxable	192	126	318	181	62	243
Investments - nontaxable	(1,137)	(78)	(1,215)	(1,222)	(584)	(1,806)
Federal funds sold	166	165	331	-	-	-
Other	(102)	12	(90)	(49)	134	85
Total interest income	2,037	1,954	3,991	625	1,663	2,288

Interest expense:
NOW, MMDA & savings deposits	27	800	827	4	167	171
Time deposits	(44)	481	437	(78)	84	6
FHLB / FRB Borrowings	103	102	205	(331)	(331)	(662)
Trust Preferred Securities	-	54	54	-	200	200
Other	(54)	142	88	(3)	57	54
Total interest expense	32	1,579	1,611	(408)	177	(231)
Net interest income	$2,005	375	2,380	1,033	1,486	2,519

Net interest income on a tax equivalent basis totaled $46.6 million in 2019, as compared to $44.3 million in 2018. The net interest rate spread, which represents the rate earned on interest-earning assets less the rate paid on interest-bearing liabilities, was 4.21% in 2019, as compared to a net interest rate spread of 4.29% in 2018. The net yield on interest-earning assets was 4.42% in 2019 and 4.39% in 2018.

Tax equivalent interest income increased $4.0 million in 2019 primarily due to an increase in interest income resulting from an increase in the average outstanding principal balance of loans, which was partially offset by a decrease in the average outstanding balance of investment securities. The average outstanding principal balance of loans increased $57.4 million to $834.5 million in 2019, as compared to $777.1 million in 2018. The average outstanding balance of investment securities decreased $22.8 million to $191.1 million in 2019, as compared to $213.9 million in 2018. The yield on interest-earning assets was 4.77% in 2019, as compared to 4.61% in 2018.

Interest expense increased $1.6 million in 2019, as compared to 2018. The increase in interest expense is primarily due to an increase in interest rates on deposits and an increase in the average outstanding balance of Federal Home Loan Bank (“FHLB”) borrowings. Average interest-bearing liabilities increased by $10.8 million to $676.0 million in 2019, as compared to $665.2 million in 2018. The cost of funds increased to 0.56% in 2019 from 0.32% in 2018.

In 2018, net interest income on a tax equivalent basis was $44.3 million, as compared to $41.7 million in 2017. The net interest spread was 4.29% in 2018, as compared to 4.08% in 2017. The net yield on interest-earning assets was 4.39% in 2018, as compared to 4.18% in 2017.

Provision for Loan Losses. Provisions for loan losses are charged to income in order to bring the total allowance for loan losses to a level deemed appropriate by management of the Company based on factors such as management’s judgment as to losses within the Bank’s loan portfolio, including the valuation of impaired loans, loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and management’s assessment of the quality of the loan portfolio and general economic climate.

The provision for loan losses for the year ended December 31, 2019 was an expense of $863,000, as compared to an expense of $790,000 for the year ended December 31, 2018. The decrease in the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses resulting from lower historical loss rates used to calculate the reserve in accordance with Accounting Standards Codification 450-20. The credit to provision for loan losses for the year ended December 31, 2017 resulted from, and was considered appropriate as part of, management’s assessment and estimate of the risks in the total loan portfolio and determination of the total allowance for loan losses for the year ended December 31, 2017. The primary factors contributing to the continued decrease in the allowance for loan losses as a percent of total loans outstanding were the continuing positive trends in indicators of potential losses on loans, primarily non-accrual loans and the reduction in the level of net charge-offs since 2015, as shown in Table 3 below:

Table 3 - Net Charge-off Analysis

	Net charge-offs/(recoveries)					Net charge-offs/(recoveries) as a percent of average loans outstanding
	Years ended December 31,					Years ended December 31,
(Dollars in thousands)	2019	2018	2017	2016	2015	2019	2018	2017	2016	2015
Real estate loans
Construction and land development	$(24)	$43	(14)	(3)	153	-0.03%	0.05%	(0.02%)	(0.01%)	0.25%
Single-family residential	(24)	10	164	220	584	-0.01%	0.00%	0.07%	0.09%	0.27%
Single-family residential - Banco de la Gente non-traditional	-	-	-	-	95	0.00%	0.00%	0.00%	0.00%	0.21%
Commercial	(48)	348	(21)	299	308	-0.02%	0.13%	-0.01%	0.12%	0.13%
Multifamily and farmland	-	4	66	-	-	0.00%	0.01%	0.23%	0.00%	0.00%
Total real estate loans	(96)	405	195	516	1,140	-0.01%	0.06%	0.03%	0.09%	0.20%

Loans not secured by real estate
Commercial loans	306	22	163	(25)	(64)	0.31%	0.02%	(0.03%)	(0.03%)	(0.07%)
Farm loans	-	-	-	-	-	0.00%	0.00%	0.00%	0.00%	0.00%
Consumer loans (1)	418	284	319	342	400	4.95%	3.11%	3.10%	3.38%	4.00%
All other loans	-	-	-	-	-	0.00%	0.00%	0.00%	0.00%	0.00%
Total loans	$628	$711	677	833	1,476	0.07%	0.09%	0.09%	0.12%	0.22%

Provision for (reduction of) loan losses for the period	$863	$790	(507)	(1,206)	(17)

Allowance for loan losses at end of period	$6,680	$6,445	6,366	7,550	9,589

Total loans at end of period	$849,874	$804,023	759,764	723,811	689,091

Non-accrual loans at end of period	$3,553	$3,314	3,711	3,825	8,432

Allowance for loan losses as a percent of total loans outstanding at end of period	0.79%	0.80%	0.84%	1.04%	1.39%

Non-accrual loans as a percent of total loans outstanding at end of period	0.42%	0.41%	0.49%	0.53%	1.22%

(1) The loss ratio for consumer loans is elevated because overdraft charge-offs related to DDA and NOW accounts are reported in consumer loan charge-offs and recoveries. The net overdraft charge-offs are not considered material and are therefore not shown separately.
Please see the section below entitled “Allowance for Loan Losses” for a more complete discussion of the Bank’s policy for addressing potential loan losses.

Non-Interest Income. Non-interest income was $17.7 million for the year ended December 31, 2019, as compared to $16.2 million for the year ended December 31, 2018. The increase in non-interest income is primarily attributable to a $1.3 million increase in appraisal management fee income due to an increase in the volume of appraisals and a $413,000 increase in mortgage banking income due to an increase in mortgage loan volume.

Non-interest income was $16.2 million for the year ended December 31, 2018, as compared to $15.4 million for the year ended December 31, 2017. The increase in non-interest income is primarily attributable to an $893,000 increase in miscellaneous non-interest income, which was partially offset by a $339,000 decrease in mortgage banking income during the year ended December 31, 2018, as compared to the year ended December 31, 2017. The increase in miscellaneous non-interest income is primarily due to a $576,000 increase in net gains associated with the disposal of premises and equipment, as compared to the year ended December 31, 2017. The decrease in mortgage banking income is primarily due to a decrease in mortgage loan volume resulting from an increase in mortgage loan rates.

 The Company periodically evaluates its investments for any impairment which would be deemed other-than-temporary.   No investment impairments were deemed other-than-temporary in 2019, 2018 or 2017.

Table 4 presents a summary of non-interest income for the years ended December 31, 2019, 2018 and 2017.

Table 4 - Non-Interest Income

(Dollars in thousands)	2019	2018	2017
Service charges	$4,576	4,355	4,453
Other service charges and fees	714	705	593
Gain on sale of securities	226	15	-
Mortgage banking income	1,264	851	1,190
Insurance and brokerage commissions	877	824	761
Gain/(loss) on sale and write-down of other real estate	(11)	17	(239)
Visa debit card income	4,145	3,911	3,757
Appraisal management fee income	4,484	3,206	3,306
Miscellaneous	1,464	2,282	1,543
Total non-interest income	$17,739	16,166	15,364

Non-Interest Expense. Non-interest expense was $45.5 million for the year ended December 31, 2019, as compared to $42.6 million for the year ended December 31, 2018. The increase in non-interest expense was primarily due to a $1.7 million increase in salaries and benefits expense and a $961,000 increase in appraisal management fee expense. The increase in salaries and benefits expense was primarily attributable to an increase in salary expense primarily due to annual salary increases, an increase in incentive compensation expense, an increase in insurance costs and an increase in commission expense primarily due to an increase in mortgage loan production. The increase in appraisal management fee expense was primarily due to an increase in the volume of appraisals.

Non-interest expense was $42.6 million for the year ended December 31, 2018, as compared to $41.2 million for the year ended December 31, 2017. The increase in non-interest expense was primarily due to a $1.5 million increase in salaries and benefits expense and a $469,000 increase in occupancy expense, which were partially offset by decreases in adverting expense, debit card expense and other non-interest expense, during the year ended December 31, 2018, as compared to the year ended December 31, 2017. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases. The increase in occupancy expense is primarily due to an increase in depreciation expense during the year ended December 31, 2018, as compared to the year ended December 31, 2017.

Table 5 presents a summary of non-interest expense for the years ended December 31, 2019, 2018 and 2017.

Table 5 - Non-Interest Expense

(Dollars in thousands)	2019	2018	2017
Salaries and employee benefits	$23,238	21,530	20,058
Occupancy expense	7,364	7,170	6,701
Office supplies	467	503	517
FDIC deposit insurance	119	328	347
Visa debit card expense	890	994	1,248
Professional services	517	513	451
Postage	294	249	258
Telephone	802	678	855
Director fees and expense	394	312	317
Advertising	1,021	922	1,195
Consulting fees	972	1,012	785
Taxes and licenses	287	288	263
Foreclosure/OREO expense	28	58	46
Internet banking expense	681	603	720
FHLB advance prepayment penalty	-	-	508
Appraisal management fee expense	3,421	2,460	2,526
Other operating expense	5,022	4,954	4,433
Total non-interest expense	$45,517	42,574	41,228

Income Taxes. The Company reported income tax expense of $3.1 million, $2.6 million and $3.9 million for the years ended December 31, 2019, 2018 and 2017, respectively. The Company’s effective tax rates were 18.23%, 16.39% and 27.77% in 2019, 2018 and 2017, respectively. Income tax expense for the year ended December 31, 2017 includes $588,000 additional tax expense due to the revaluation of the Company’s deferred tax asset as a result of the TCJA, which reduced the Company’s federal corporate tax rate from 34% to 21% effective January 1, 2018.

Liquidity. The objectives of the Company’s liquidity policy are to provide for the availability of adequate funds to meet the needs of loan demand, deposit withdrawals, maturing liabilities and to satisfy regulatory requirements. Both deposit and loan customer cash needs can fluctuate significantly depending upon business cycles, economic conditions and yields and returns available from alternative investment opportunities. In addition, the Company’s liquidity is affected by off-balance sheet commitments to lend in the form of unfunded commitments to extend credit and standby letters of credit. As of December 31, 2019, such unfunded commitments to extend credit were $276.3 million, while commitments in the form of standby letters of credit totaled $3.6 million.

The Company uses several funding sources to meet its liquidity requirements. The primary funding source is core deposits, which includes demand deposits, savings accounts and non-brokered certificates of deposits of denominations less than $250,000. The Company considers these to be a stable portion of the Company’s liability mix and the result of on-going consumer and commercial banking relationships. As of December 31, 2019, the Company’s core deposits totaled $932.2 million, or 96% of total deposits.

The Bank’s five largest deposit relationships, including securities sold under agreements to repurchase, amounted to $121.9 million and $126.9 million at December 31, 2019 and 2018, respectively. These balances represent 12.30% of total deposits and securities sold under agreements to repurchase combined at December 31, 2019, as compared to 13.51% of total deposits and securities sold under agreements to repurchase combined at December 31, 2018. Total deposits for the five largest relationships referenced above amounted to $107.7 million, or 11.14% of total deposits at December 31, 2019, as compared to $75.3 million, or 8.58% of total deposits at December 31, 2018. Total securities sold under agreements to repurchase for the five largest relationships referenced above amounted to $14.2 million, or 58.76% of total securities sold under agreements to repurchase at December 31, 2019, as compared to $51.6 million, or 87.89% of total securities sold under agreements to repurchase at December 31, 2018.

The other sources of funding for the Company are through large denomination certificates of deposit, including brokered deposits, federal funds purchased, securities under agreement to repurchase and FHLB borrowings. The Bank is also able to borrow from the FRB on a short-term basis. The Bank’s policies include the ability to access wholesale funding up to 40% of total assets. The Bank’s wholesale funding includes FHLB borrowings, FRB borrowings, brokered deposits and internet certificates of deposit. The Company’s ratio of wholesale funding to total assets was 1.93% as of December 31, 2019.

The Bank has a line of credit with the FHLB equal to 20% of the Bank’s total assets, with no balances outstanding at December 31, 2019. At December 31, 2019, the carrying value of loans pledged as collateral totaled approximately $139.4 million. The remaining availability under the line of credit with the FHLB was $86.1 million at December 31, 2019. The Bank had no borrowings from the FRB at December 31, 2019. The FRB borrowings are collateralized by a blanket assignment on all qualifying loans that the Bank owns which are not pledged to the FHLB. At December 31, 2019, the carrying value of loans pledged as collateral to the FRB totaled approximately $452.6 million.

The Bank also had the ability to borrow up to $82.5 million for the purchase of overnight federal funds from six correspondent financial institutions as of December 31, 2019.

The liquidity ratio for the Bank, which is defined as net cash, interest-bearing deposits with banks, federal funds sold and certain investment securities, as a percentage of net deposits and short-term liabilities was 18.20%, 16.09% and 20.62% at December 31, 2019, 2018 and 2017, respectively. The minimum required liquidity ratio as defined in the Bank’s Asset/Liability and Interest Rate Risk Management Policy for on balance sheet liquidity was 10% at December 31, 2019, 2018 and 2017.

As disclosed in the Company’s Consolidated Statements of Cash Flows included elsewhere herein, net cash provided by operating activities was approximately $13.2 million during 2019. Net cash used in investing activities was $48.2 million during 2019 and net cash provided by financing activities was $44.0 million during 2019.

Asset Liability and Interest Rate Risk Management. The objective of the Company’s Asset Liability and Interest Rate Risk strategies is to identify and manage the sensitivity of net interest income to changing interest rates and to minimize the interest rate risk between interest-earning assets and interest-bearing liabilities at various maturities. This is done in conjunction with the need to maintain adequate liquidity and the overall goal of maximizing net interest income. Table 6 presents an interest rate sensitivity analysis for the interest-earning assets and interest-bearing liabilities for the year ended December 31, 2019.

Table 6 - Interest Sensitivity Analysis

(Dollars in thousands)	Immediate	1-3 months	4-12 months	Total Within One Year	Over One Year & Non-sensitive	Total
Interest-earning assets:
Loans	$254,120	15,170	15,584	284,874	565,000	849,874
Mortgage loans held for sale	4,417	-	-	4,417	-	4,417
Investment securities available for sale	-	5,107	9,624	14,731	181,015	195,746
Interest-bearing deposit accounts	720	-	-	720	-	720
Federal funds sold	3,330	-	-	3,330	-	3,330
Other interest-earning assets	-	-	-	-	4,850	4,850
Total interest-earning assets	262,587	20,277	25,208	308,072	750,865	1,058,937

Interest-bearing liabilities:
NOW, savings, and money market deposits	516,757	-	-	516,757	-	516,757
Time deposits	9,252	11,843	32,810	53,905	57,851	111,756
FHLB borrowings	-	-	-	-	-	-
Securities sold under
agreement to repurchase	24,221	-	-	24,221	-	24,221
Trust preferred securities	-	15,619	-	15,619	-	15,619
Total interest-bearing liabilities	550,230	27,462	32,810	610,502	57,851	668,353

Interest-sensitive gap	$(287,643)	(7,185)	(7,602)	(302,430)	693,014	390,584

Cumulative interest-sensitive gap	$(287,643)	(294,828)	(302,430)	(302,430)	390,584

Interest-earning assets as a percentage of interest-bearing liabilities	47.72%	73.84%	76.83%	50.46%	1297.93%

The Company manages its exposure to fluctuations in interest rates through policies established by the Asset/Liability Committee (“ALCO”) of the Bank. The ALCO meets quarterly and has the responsibility for approving asset/liability management policies, formulating and implementing strategies to improve balance sheet positioning and/or earnings and reviewing the interest rate sensitivity of the Company. ALCO tries to minimize interest rate risk between interest-earning assets and interest-bearing liabilities by attempting to minimize wide fluctuations in net interest income due to interest rate movements. The ability to control these fluctuations has a direct impact on the profitability of the Company. Management monitors this activity on a regular basis through analysis of its portfolios to determine the difference between rate sensitive assets and rate sensitive liabilities.

The Company’s rate sensitive assets are those earning interest at variable rates and those with contractual maturities within one year. Rate sensitive assets therefore include both loans and available for sale (“AFS”) securities. Rate sensitive liabilities include interest-bearing checking accounts, money market deposit accounts, savings accounts, time deposits and borrowed funds. At December 31, 2019, rate sensitive assets and rate sensitive liabilities totaled $1.1 billion and $668.4 million, respectively.

Included in the rate sensitive assets are $251.5 million in variable rate loans indexed to prime rate subject to immediate repricing upon changes by the Federal Open Market Committee (“FOMC”). The Bank utilizes interest rate floors on certain variable rate loans to protect against further downward movements in the prime rate. At December 31, 2019, the Bank had $143.9 million in loans with interest rate floors. The floors were in effect on $20.3 million of these loans pursuant to the terms of the promissory notes on these loans. The weighted average rate on these loans is 0.51% higher than the indexed rate on the promissory notes without interest rate floors.

An analysis of the Company’s financial condition and growth can be made by examining the changes and trends in interest-earning assets and interest-bearing liabilities. A discussion of these changes and trends follows.

Analysis of Financial Condition
Investment Securities. The composition of the investment securities portfolio reflects the Company’s investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. The investment portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.

All of the Company’s investment securities are held in the AFS category. At December 31, 2019, the market value of AFS securities totaled $195.7 million, as compared to $194.6 million and $229.3 million at December 31, 2018 and 2017, respectively. Table 7 presents the fair value of the AFS securities held at December 31, 2019, 2018 and 2017.

Table 7 - Summary of Investment Portfolio

(Dollars in thousands)	2019	2018	2017
U. S. Government sponsored enterprises	$28,397	$34,634	40,380
State and political subdivisions	88,143	107,591	133,570
Mortgage-backed securities	78,956	52,103	53,609
Corporate bonds	-	-	1,512
Trust preferred securities	250	250	250
Total securities	$195,746	$194,578	229,321

The Company’s investment portfolio consists of U.S. Government sponsored enterprise securities, municipal securities, U.S. Government sponsored enterprise mortgage-backed securities, corporate bonds, trust preferred securities and equity securities. AFS securities averaged $185.3 million in 2019, $209.7 million in 2018 and $234.3 million in 2017. Table 8 presents the book value of AFS securities held by the Company by maturity category at December 31, 2019. Yield information does not give effect to changes in fair value that are reflected as a component of shareholders’ equity. Yields are calculated on a tax equivalent basis. Yields and interest income on tax-exempt investments have been adjusted to a tax equivalent basis using an effective tax rate of 22.98% for securities that are both federal and state tax exempt and an effective tax rate of 20.48% for federal tax exempt securities.

Table 8 - Maturity Distribution and Weighted Average Yield on Investments

			After One Year		After 5 Years
	One Year or Less		Through 5 Years		Through 10 Years		After 10 Years		Totals
(Dollars in thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Book value:
U.S. Government
sponsored enterprises	$1,060	1.56%	11,076	2.45%	15,245	2.78%	1,016	3.39%	28,397	2.27%
State and political subdivisions	4,405	3.34%	47,239	3.06%	34,048	3.25%	2,451	3.52%	88,143	3.29%
Mortgage-backed securities	9,266	2.97%	28,408	2.97%	24,434	3.00%	16,848	2.98%	78,956	2.98%
Trust preferred securities	-	-	-	-	-	-	250	8.11%	250	8.11%
Total securities	$14,731	2.88%	86,723	2.90%	73,727	2.86%	20,565	3.91%	195,746	2.96%

Loans. The loan portfolio is the largest category of the Company’s earning assets and is comprised of commercial loans, real estate mortgage loans, real estate construction loans and consumer loans. The Bank grants loans and extensions of credit primarily within the Catawba Valley region of North Carolina, which encompasses Catawba, Alexander, Iredell and Lincoln counties and also in Mecklenburg, Wake and Durham counties in North Carolina.

Although the Company has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by real estate, which is dependent upon the real estate market. Real estate mortgage loans include both commercial and residential mortgage loans. At December 31, 2019, the Company had $99.3 million in residential mortgage loans, $109.2 million in home equity loans and $427.7 million in commercial mortgage loans, which include $338.4 million secured by commercial property and $89.3 million secured by residential property. Residential mortgage loans include $30.8 million in non-traditional mortgage loans from the former Banco division of the Bank. All residential mortgage loans are originated as fully amortizing loans, with no negative amortization.

At December 31, 2019, the Bank had $92.6 million in construction and land development loans. Table 9 presents a breakout of these loans.

Table 9 - Construction and Land Development Loans

(Dollars in thousands)	Number of Loans	Balance Outstanding	Non-accrual Balance
Land acquisition and development - commercial purposes	39	$8,765	-
Land acquisition and development - residential purposes	175	19,718	-
1 to 4 family residential construction	139	30,595	-
Commercial construction	23	33,518	-
Total acquisition, development and construction	376	$92,596	-

The mortgage loans originated in the traditional banking offices are generally 15 to 30 year fixed rate loans with attributes that prevent the loans from being sellable in the secondary market. These factors may include higher loan-to-value ratio, limited documentation on income, non-conforming appraisal or non-conforming property type. These loans are generally made to existing Bank customers and have been originated throughout the Bank’s seven county service area, with no geographic concentration.

The composition of the Bank’s loan portfolio at December 31 is presented in Table 10.

Table 10 - Loan Portfolio

	2019		2018		2017		2016		2015
(Dollars in thousands)	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Real estate loans
Construction and land development	$92,596	10.90%	94,178	11.71%	84,987	11.19%	61,749	8.53%	65,791	9.55%
Single-family residential	269,475	31.71%	252,983	31.47%	246,703	32.47%	240,700	33.25%	220,690	32.03%
Single-family residential- Banco de la
Gente non-traditional	30,793	3.62%	34,261	4.26%	37,249	4.90%	40,189	5.55%	43,733	6.35%
Commercial	291,255	34.27%	270,055	33.59%	248,637	32.73%	247,521	34.20%	228,526	33.16%
Multifamily and farmland	48,090	5.66%	33,163	4.12%	28,937	3.81%	21,047	2.91%	18,080	2.62%
Total real estate loans	732,209	86.16%	684,640	85.15%	646,513	85.10%	611,206	84.44%	576,820	83.71%

Loans not secured by real estate
Commercial loans	100,263	11.80%	97,465	12.12%	89,022	11.71%	87,596	12.11%	91,010	13.22%
Farm loans	1,033	0.12%	926	0.12%	1,204	0.16%	-	0.00%	3	0.00%
Consumer loans	8,432	0.99%	9,165	1.14%	9,888	1.30%	9,832	1.36%	10,027	1.46%
All other loans	7,937	0.93%	11,827	1.47%	13,137	1.73%	15,177	2.10%	11,231	1.63%
Total loans	849,874	100.00%	804,023	100.00%	759,764	100.00%	723,811	100.00%	689,091	100.00%

Less: Allowance for loan losses	6,680		6,445		6,366		7,550		9,589

Net loans	$843,194		797,578		753,398		716,261		679,502

As of December 31, 2019, gross loans outstanding were $849.9 million, as compared to $804.0 million at December 31, 2018. Average loans represented 79% and 77% of average total earning assets for the years ended December 31, 2019 and 2018, respectively. The Bank had $4.4 million and $680,000 in mortgage loans held for sale as of December 31, 2019 and 2018, respectively.

Troubled debt restructured (“TDR”) loans modified in 2019, past due TDR loans and non-accrual TDR loans totaled $4.3 million and $4.7 million at December 31, 2019 and December 31, 2018, respectively. The terms of these loans have been renegotiated to provide a concession to original terms, including a reduction in principal or interest as a result of the deteriorating financial position of the borrower. There were zero and $92,000 in performing loans classified as TDR loans at December 31, 2019 and December 31, 2018, respectively.

Table 11 identifies the maturities of all loans as of December 31, 2019 and addresses the sensitivity of these loans to changes in interest rates.

Table 11 - Maturity and Repricing Data for Loans

(Dollars in thousands)	Within one year or less	After one year through five years	After five years	Total loans
Real estate loans
Construction and land development	$41,099	23,261	28,236	92,596
Single-family residential	121,190	98,237	50,048	269,475
Single-family residential- Banco de la Gente
stated income	14,057	-	16,736	30,793
Commercial	73,047	161,988	56,220	291,255
Multifamily and farmland	5,318	15,721	27,051	48,090
Total real estate loans	254,711	299,207	178,291	732,209

Loans not secured by real estate
Commercial loans	45,985	34,837	19,441	100,263
Farm loans	929	104	-	1,033
Consumer loans	4,647	3,228	557	8,432
All other loans	2,463	2,428	3,046	7,937
Total loans	$308,735	339,804	201,335	849,874

Total fixed rate loans	$23,861	286,023	201,335	511,219
Total floating rate loans	284,874	53,781	-	338,655

Total loans	$308,735	339,804	201,335	849,874

In the normal course of business, there are various commitments outstanding to extend credit that are not reflected in the financial statements. At December 31, 2019, outstanding loan commitments totaled $279.9 million. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Additional information regarding commitments is provided below in the section entitled “Commitments and Contingencies” and in Note 11 to the Consolidated Financial Statements.

Allowance for Loan Losses. The allowance for loan losses reflects management’s assessment and estimate of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. The Bank periodically analyzes the loan portfolio in an effort to review asset quality and to establish an allowance for loan losses that management believes will be adequate in light of anticipated risks and loan losses. In assessing the adequacy of the allowance, size, quality and risk of loans in the portfolio are reviewed. Other factors considered are:

●
the Bank’s loan loss experience;
●
the amount of past due and non-performing loans;
●
specific known risks;
●
the status and amount of other past due and non-performing assets;
●
underlying estimated values of collateral securing loans;
●
current and anticipated economic conditions; and
●
other factors which management believes affect the allowance for potential credit losses.

Management uses several measures to assess and monitor the credit risks in the loan portfolio, including a loan grading system that begins upon loan origination and continues until the loan is collected or collectability becomes doubtful. Upon loan origination, the Bank’s originating loan officer evaluates the quality of the loan and assigns one of eight risk grades. The loan officer monitors the loan’s performance and credit quality and makes changes to the credit grade as conditions warrant. When originated or renewed, all loans over a certain dollar amount receive in-depth reviews and risk assessments by the Bank’s Credit Administration. Before making any changes in these risk grades, management considers assessments as determined by the third party credit review firm (as described below), regulatory examiners and the Bank’s Credit Administration. Any issues regarding the risk assessments are addressed by the Bank’s senior credit administrators and factored into management’s decision to originate or renew the loan. The Bank’s Board of Directors reviews, on a monthly basis, an analysis of the Bank’s reserves relative to the range of reserves estimated by the Bank’s Credit Administration.

As an additional measure, the Bank engages an independent third party to review the underwriting, documentation and risk grading analyses. This independent third party reviews and evaluates loan relationships greater than $1.0 million, excluding loans in default, and loans in process of litigation or liquidation. The third party’s evaluation and report is shared with management and the Bank’s Board of Directors.

Management considers certain commercial loans with weak credit risk grades to be individually impaired and measures such impairment based upon available cash flows and the value of the collateral. Allowance or reserve levels are estimated for all other graded loans in the portfolio based on their assigned credit risk grade, type of loan and other matters related to credit risk.

Management uses the information developed from the procedures described above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in estimating the allowance for loan losses. The provision for loan losses charged or credited to earnings is based upon management’s judgment of the amount necessary to maintain the allowance at a level appropriate to absorb probable incurred losses in the loan portfolio at the balance sheet date. The amount each quarter is dependent upon many factors, including growth and changes in the composition of the loan portfolio, net charge-offs, delinquencies, management’s assessment of loan portfolio quality, the value of collateral, and other macro-economic factors and trends. The evaluation of these factors is performed quarterly by management through an analysis of the appropriateness of the allowance for loan losses.

The allowance for loan losses is comprised of three components: specific reserves, general reserves and unallocated reserves. After a loan has been identified as impaired, management measures impairment. When the measure of the impaired loan is less than the recorded investment in the loan, the amount of the impairment is recorded as a specific reserve. These specific reserves are determined on an individual loan basis based on management’s current evaluation of the Bank’s loss exposure for each credit, given the appraised value of any underlying collateral. Loans for which specific reserves are provided are excluded from the general allowance calculations as described below.

The general allowance reflects reserves established under GAAP for collective loan impairment. These reserves are based upon historical net charge-offs using the greater of the last two, three, four or five years’ loss experience. This charge-off experience may be adjusted to reflect the effects of current conditions. The Bank considers information derived from its loan risk ratings and external data related to industry and general economic trends in establishing reserves.

The unallocated allowance is determined through management’s assessment of probable losses that are in the portfolio but are not adequately captured by the other two components of the allowance, including consideration of current economic and business conditions and regulatory requirements. The unallocated allowance also reflects management’s acknowledgement of the imprecision and subjectivity that underlie the modeling of credit risk. Due to the subjectivity involved in determining the overall allowance, including the unallocated portion, the unallocated portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance.

There were no significant changes in the estimation methods or fundamental assumptions used in the evaluation of the allowance for loan losses for the year ended December 31, 2019, as compared to the year ended December 31, 2018. Revisions, estimates and assumptions may be made in any period in which the supporting factors indicate that loss levels may vary from the previous estimates.

Effective December 31, 2012, certain mortgage loans from the former Banco division of the Bank were analyzed separately from other single family residential loans in the Bank’s loan portfolio. These loans are first mortgage loans made to the Latino market, primarily in Mecklenburg County, North Carolina and surrounding counties. These loans are non-traditional mortgages in that the customer normally did not have a credit history, so all credit information was accumulated by the loan officers.

Various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require adjustments to the allowance based on their judgments of information available to them at the time of their examinations. Management believes it has established the allowance for credit losses pursuant to GAAP, and has taken into account the views of its regulators and the current economic environment. Management considers the allowance for loan losses adequate to cover the estimated losses inherent in the Bank’s loan portfolio as of the date of the financial statements. Although management uses the best information available to make evaluations, significant future additions to the allowance may be necessary based on changes in economic and other conditions, thus adversely affecting the operating results of the Company.

Net charge-offs for 2019, 2018 and 2017 were $628,000, $711,000 and $677,000, respectively. The ratio of net charge-offs to average total loans was 0.07% in 2019, 0.09% in 2018 and 0.09% in 2017. The years ended December 31, 2017, 2018 and 2019 saw net charge-offs at historically low levels. The current level of past due and non-accrual loans currently indicate that net charge-offs may remain near these historical lows. The allowance for loan losses was $6.7 million or 0.79% of total loans outstanding at December 31, 2019. For December 31, 2018 and 2017, the allowance for loan losses amounted to $6.4 million or 0.80% of total loans outstanding and $6.4 million, or 0.84% of total loans outstanding, respectively.

Table 12 presents the percentage of loans assigned to each risk grade at December 31, 2019 and 2018.

Table 12 - Loan Risk Grade Analysis

	Percentage of Loans
	By Risk Grade
Risk Grade	2019	2018
Risk Grade 1 (Excellent Quality)	1.16%	0.94%
Risk Grade 2 (High Quality)	24.46%	25.47%
Risk Grade 3 (Good Quality)	62.15%	60.84%
Risk Grade 4 (Management Attention)	10.02%	10.19%
Risk Grade 5 (Watch)	1.45%	1.72%
Risk Grade 6 (Substandard)	0.76%	0.84%
Risk Grade 7 (Doubtful)	0.00%	0.00%
Risk Grade 8 (Loss)	0.00%	0.00%

Table 13 presents an analysis of the allowance for loan losses, including charge-off activity.

Table 13 - Analysis of Allowance for Loan Losses

(Dollars in thousands)	2019	2018	2017	2016	2015
Allowance for loan losses at beginning	$6,445	6,366	7,550	9,589	11,082

Loans charged off:
Commercial	389	54	194	146	38
Real estate - mortgage	43	574	315	593	1,064
Real estate - construction	21	53	-	7	197
Consumer	623	452	473	492	545
Total loans charged off	1,076	1,133	982	1,238	1,844

Recoveries of losses previously charged off:
Commercial	83	32	31	170	101
Real estate - mortgage	115	212	106	74	77
Real estate - construction	45	10	14	10	45
Consumer	205	168	154	151	145
Total recoveries	448	422	305	405	368
Net loans charged off	628	711	677	833	1,476

Provision for loan losses	863	790	(507)	(1,206)	(17)

Allowance for loan losses at end of year	$6,680	6,445	6,366	7,550	9,589

Loans charged off net of recoveries, as
a percent of average loans outstanding	0.07%	0.09%	0.09%	0.12%	0.22%

Allowance for loan losses as a percent
of total loans outstanding at end of year	0.79%	0.80%	0.84%	1.04%	1.39%

Non-performing Assets. Non-performing assets were $3.6 million or 0.31% of total assets at December 31, 2019, as compared to $3.3 million or 0.31% of total assets at December 31, 2018. Non-performing loans include $3.4 million in commercial and residential mortgage loans and $155,000 in other loans at December 31, 2019, as compared to $3.2 million in commercial and residential mortgage loans, $1,000 in construction and land development loans and $99,000 in other loans at December 31, 2018. Other real estate owned totaled zero and $27,000 as of December 31, 2019 and 2018, respectively. The Bank had no repossessed assets as of December 31, 2019 and 2018.

At December 31, 2019, the Bank had non-performing loans, defined as non-accrual and accruing loans past due more than 90 days, of $3.6 million or 0.42% of total loans. Non-performing loans at December 31, 2018 were $3.3 million or 0.41% of total loans.

Management continually monitors the loan portfolio to ensure that all loans potentially having a material adverse impact on future operating results, liquidity or capital resources have been classified as non-performing. Should economic conditions deteriorate, the inability of distressed customers to service their existing debt could cause higher levels of non-performing loans. Management expects the level of non-accrual loans to continue to be in-line with the level of non-accrual loans at December 31, 2019 and 2018.

It is the general policy of the Bank to stop accruing interest income when a loan is placed on non-accrual status and any interest previously accrued but not collected is reversed against current income. Generally a loan is placed on non-accrual status when it is over 90 days past due and there is reasonable doubt that all principal will be collected.

A summary of non-performing assets at December 31 for each of the years presented is shown in Table 14.

Table 14 - Non-performing Assets

(Dollars in thousands)	2019	2018	2017	2016	2015
Non-accrual loans	$3,553	3,314	3,711	3,825	8,432
Loans 90 days or more past due and still accruing	-	-	-	-	17
Total non-performing loans	3,553	3,314	3,711	3,825	8,449
All other real estate owned	-	27	118	283	739
Repossessed assets	-	-	-	-	-
Total non-performing assets	$3,553	3,341	3,829	4,108	9,188

TDR loans not included in above,
(not 90 days past due or on nonaccrual)	2,533	3,173	2,543	3,337	5,102

As a percent of total loans at year end
Non-accrual loans	0.42%	0.41%	0.49%	0.53%	1.22%
Loans 90 days or more past due and still accruing	0.00%	0.00%	0.00%	0.00%	0.00%

Total non-performing assets
as a percent of total assets at year end	0.31%	0.31%	0.35%	0.38%	0.88%

Total non-performing loans
as a percent of total loans at year-end	0.42%	0.41%	0.49%	0.53%	1.23%

Deposits. The Company primarily uses deposits to fund its loan and investment portfolios. The Company offers a variety of deposit accounts to individuals and businesses. Deposit accounts include checking, savings, money market and time deposits. As of December 31, 2019, total deposits were $966.5 million, as compared to $877.2 million at December 31, 2018.  Core deposits, which include demand deposits, savings accounts and non-brokered certificates of deposits of denominations less than $250,000, amounted to $932.2 million at December 31, 2019, as compared to $859.2 million at December 31, 2018.

Time deposits in amounts of $250,000 or more totaled $34.3 million and $16.2 million at December 31, 2019 and 2018, respectively. At December 31, 2019, brokered deposits amounted to $22.3 million, as compared to $3.4 million at December 31, 2018. Certificates of deposit participated through the Certificate of Deposit Account Registry Service (“CDARS”) included in brokered deposits amounted to $3.1 million and $3.4 million as of December 31, 2019 and 2018, respectively. Brokered deposits are generally considered to be more susceptible to withdrawal as a result of interest rate changes and to be a less stable source of funds, as compared to deposits from the local market. Brokered deposits outstanding as of December 31, 2019 have a weighted average rate of 1.96% with a weighted average original term of 49 months.

Table 15 is a summary of the maturity distribution of time deposits in amounts of $250,000 or more as of December 31, 2019.

Table 15 - Maturities of Time Deposits of $250,000 or greater

(Dollars in thousands)	2019
Three months or less	$4,033
Over three months through six months	3,414
Over six months through twelve months	1,410
Over twelve months	25,412
Total	$34,269

Borrowed Funds. The Company has access to various short-term borrowings, including the purchase of federal funds and borrowing arrangements from the FHLB and other financial institutions. There were no FHLB borrowings outstanding at December 31, 2019 and 2018. Average FHLB borrowings for 2019 and 2018 were $19.6 million and zero, respectively. The maximum amount of outstanding FHLB borrowings was $70.0 million in 2019. Additional information regarding FHLB borrowings is provided in Note 7 to the Consolidated Financial Statements.

The Bank had no borrowings from the FRB at December 31, 2019 and 2018. FRB borrowings are collateralized by a blanket assignment on all qualifying loans that the Bank owns which are not pledged to the FHLB. At December 31, 2019, the carrying value of loans pledged as collateral totaled approximately $452.6 million.

Securities sold under agreements to repurchase were $24.2 million at December 31, 2019, as compared to $58.1 million at December 31, 2018.

Junior subordinated debentures were $15.6 million and $20.6 million as of December 31, 2019 and 2018, respectively. The decrease in junior subordinated debentures is due to the redemption of $5.0 million of outstanding trust preferred securities in December 2019.

Contractual Obligations and Off-Balance Sheet Arrangements. The Company’s contractual obligations and other commitments as of December 31, 2019 are summarized in Table 16 below. The Company’s contractual obligations include junior subordinated debentures, as well as certain payments under current lease agreements. Other commitments include commitments to extend credit. Because not all of these commitments to extend credit will be drawn upon, the actual cash requirements are likely to be significantly less than the amounts reported for other commitments below.

Table 16 - Contractual Obligations and Other Commitments

(Dollars in thousands)	Within One Year	One to Three Years	Three to Five Years	Five Years or More	Total
Contractual Cash Obligations
Junior subordinated debentures	$-	-	-	15,619	15,619
Operating lease obligations	823	1,294	697	1,320	4,134
Total	$823	1,294	697	16,939	19,753

Other Commitments
Commitments to extend credit	$109,436	31,840	16,807	118,255	276,338
Standby letters of credit
and financial guarantees written	3,558	-	-	-	3,558
Income tax credits	184	65	33	51	333
Total	$113,178	31,905	16,840	118,306	280,229

The Company enters into derivative contracts to manage various financial risks. A derivative is a financial instrument that derives its cash flows, and therefore its value, by reference to an underlying instrument, index or referenced interest rate. Derivative contracts are carried at fair value on the consolidated balance sheet with the fair value representing the net present value of expected future cash receipts or payments based on market interest rates as of the balance sheet date. Derivative contracts are written in amounts referred to as notional amounts, which only provide the basis for calculating payments between counterparties and are not a measure of financial risk. Therefore, the derivative amounts recorded on the balance sheet do not represent the amounts that may ultimately be paid under these contracts. Further discussions of derivative instruments are included above in the section entitled “Asset Liability and Interest Rate Risk Management” beginning on page A-11 and in Notes 1, 11 and 16 to the Consolidated Financial Statements. There were no derivatives at December 31, 2019 or 2018.

Capital Resources. Shareholders’ equity was $134.1 million, or 11.61% of total assets, as of December 31, 2019, as compared to $123.6 million, or 11.31% of total assets, as of December 31, 2018. The increase in shareholders’ equity is primarily due to an increase in retained earnings due to net income.

Average shareholders’ equity as a percentage of total average assets is one measure used to determine capital strength. Average shareholders’ equity as a percentage of total average assets was 11.61%, 11.31% and 10.64% for 2019, 2018 and 2017, respectively. The return on average shareholders’ equity was 10.45% at December 31, 2019, as compared to 10.81% and 8.78% at December 31, 2018 and December 31, 2017, respectively. Total cash dividends paid on common stock were $3.9 million, $3.1 million and $2.6 million during 2019, 2018 and 2017, respectively.

The Board of Directors, at its discretion, can issue shares of preferred stock up to a maximum of 5,000,000 shares. The Board is authorized to determine the number of shares, voting powers, designations, preferences, limitations and relative rights.

In 2019, the Company’s Board of Directors authorized a stock repurchase program, whereby up to $5 million will be allocated to repurchase the Company’s common stock. Any purchases under the Company’s stock repurchase program may be made periodically as permitted by securities laws and other legal requirements in the open market or in privately-negotiated transactions. The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions and other factors. The stock repurchase program may be suspended at any time or from time-to-time without prior notice. The Company has repurchased approximately $2.5 million, or 90,354 shares of its common stock, under this stock repurchase program as of December 31, 2019.

In 2013, the FRB approved its final rule on the Basel III capital standards, which implement changes to the regulatory capital framework for banking organizations. The Basel III capital standards, which became effective January 1, 2015, include new risk-based capital and leverage ratios, which were phased in from 2015 to 2019. The new minimum capital level requirements applicable to the Company and the Bank under the final rules are as follows: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total risk based capital ratio of 8% (unchanged from previous rules); and (iv) a Tier 1 leverage ratio of 4% (unchanged from previous rules). An additional capital conservation buffer was added to the minimum requirements for capital adequacy purposes beginning on January 1, 2016 and was phased in through 2019 (increasing by 0.625% on January 1, 2016 and each subsequent January 1, until it reached 2.5% on January 1, 2019). This resulted in the following minimum ratios beginning in 2019: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. Under the final rules, institutions would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained earnings that could be utilized for such actions.

Under the regulatory capital guidelines, financial institutions are currently required to maintain a total risk-based capital ratio of 8.0% or greater, with a Tier 1 risk-based capital ratio of 6.0% or greater and a common equity Tier 1 capital ratio of 4.5% or greater, as required by the Basel III capital standards referenced above. Tier 1 capital is generally defined as shareholders’ equity and trust preferred securities less all intangible assets and goodwill. Tier 1 capital includes $15.0 million and $20.0 million in trust preferred securities at December 31, 2019 and December 31, 2018, respectively. The Company’s Tier 1 capital ratio was 15.37% and 15.46% at December 31, 2019 and December 31, 2018, respectively. Total risk-based capital is defined as Tier 1 capital plus supplementary capital. Supplementary capital, or Tier 2 capital, consists of the Company’s allowance for loan losses, not exceeding 1.25% of the Company’s risk-weighted assets. Total risk-based capital ratio is therefore defined as the ratio of total capital (Tier 1 capital and Tier 2 capital) to risk-weighted assets. The Company’s total risk-based capital ratio was 16.08% and 16.15% at December 31, 2019 and December 31, 2018, respectively. The Company’s common equity Tier 1 capital consists of common stock and retained earnings. The Company’s common equity Tier 1 capital ratio was 13.79% and 13.29% at December 31, 2019 and December 31, 2018, respectively. Financial institutions are also required to maintain a leverage ratio of Tier 1 capital to total average assets of 4.0% or greater. The Company’s Tier 1 leverage capital ratio was 11.91% and 13.05% at December 31, 2019 and December 31, 2018, respectively.

The Bank’s Tier 1 risk-based capital ratio was 15.09% and 15.21% at December 31, 2019 and December 31, 2018, respectively. The total risk-based capital ratio for the Bank was 15.79% and 15.91% at December 31, 2019 and December 31, 2018, respectively. The Bank’s common equity Tier 1 capital ratio was 15.09% and 15.21% at December 31, 2019 and December 31, 2018, respectively. The Bank’s Tier 1 leverage capital ratio was 11.61% and 12.76% at December 31, 2019 and December 31, 2018, respectively.

A bank is considered to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a common equity Tier 1 capital ratio of 6.5% or greater and a leverage ratio of 5.0% or greater. Based upon these guidelines, the Bank was considered to be “well capitalized” at December 31, 2019.

The Company’s key equity ratios as of December 31, 2019, 2018 and 2017 are presented in Table 17.

Table 17 - Equity Ratios

	2019	2018	2017
Return on average assets	1.23%	1.22%	0.93%
Return on average equity	10.45%	10.81%	8.78%
Dividend payout ratio	28.00%	23.41%	25.67%
Average equity to average assets	11.78%	11.31%	10.64%

Quarterly Financial Data. The Company’s consolidated quarterly operating results for the years ended December 31, 2019 and 2018 are presented in Table 18.

	2019				2018
(Dollars in thousands, except per share amounts)	First	Second	Third	Fourth	First	Second	Third	Fourth
Total interest income	$12,183	12,375	12,430	12,613	$10,759	11,059	11,608	11,924
Total interest expense	757	781	994	1,225	467	513	557	609
Net interest income	11,426	11,594	11,436	11,388	10,292	10,546	11,051	11,315

Provision for loan losses	178	77	422	186	31	231	110	418
Other income	4,120	4,385	4,708	4,526	3,736	4,016	3,915	4,499
Other expense	10,916	11,244	11,267	12,090	10,042	10,560	10,702	11,270
Income before income taxes	4,452	4,658	4,455	3,638	3,955	3,771	4,154	4,126

Income tax expense	785	845	834	672	652	595	687	690
Net earnings	3,667	3,813	3,621	2,966	3,303	3,176	3,467	3,436

Basic net earnings per share	$0.61	0.64	0.62	0.50	$0.55	0.53	0.58	0.57
Diluted net earnings per share	$0.61	0.64	0.61	0.50	$0.55	0.53	0.57	0.57

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk reflects the risk of economic loss resulting from adverse changes in market prices and interest rates. This risk of loss can be reflected in either diminished current market values or reduced potential net interest income in future periods.

The Company’s market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. The structure of the Company’s loan and deposit portfolios is such that a significant decline (increase) in interest rates may adversely (positively) impact net market values and interest income. Management seeks to manage the risk through the utilization of its investment securities and off-balance sheet derivative instruments. During the years ended December 31, 2019, 2018 and 2017, the Company used interest rate contracts to manage market risk as discussed above in the section entitled “Asset Liability and Interest Rate Risk Management.”

Table 19 presents in tabular form the contractual balances and the estimated fair value of the Company’s on-balance sheet financial instruments at their expected maturity dates for the period ended December 31, 2019. The expected maturity categories take into consideration historical prepayment experience as well as management’s expectations based on the interest rate environment at December 31, 2019. For core deposits without contractual maturity (i.e. interest-bearing checking, savings, and money market accounts), the table presents principal cash flows based on management’s judgment concerning their most likely runoff or repricing behaviors.

Table 19 - Market Risk Table

(Dollars in thousands)
Loans Receivable	2020	2021	2022	2023	2024	Thereafter	Total	Fair Value
Fixed rate	$35,524	42,507	67,695	82,226	93,595	206,216	527,763	503,966
Average interest rate	4.84%	4.77%	4.87%	5.25%	5.28%	4.95%
Variable rate	$66,551	28,811	17,834	27,003	17,380	168,949	326,528	326,528
Average interest rate	5.31%	5.34%	5.48%	5.22%	5.30%	5.10%
Total							854,291	830,494

Investment Securities
Interest bearing deposits	$720	-	-	-	-	-	720	720
Average interest rate	2.10%	-	-	-	-	-
Federal funds sold	$3,330	-	-	-	-	-	3,330	3,330
Average interest rate	1.63%	-	-	-	-	-
Securities available for sale	$7,928	8,948	22,903	22,736	3,105	130,126	195,746	195,746
Average interest rate	3.73%	4.58%	4.44%	4.46%	2.86%	4.01%
Nonmarketable equity securities	$-	-	-	-	-	4,231	4,231	4,231
Average interest rate	-	-	-	-	-	2.43%

Debt Obligations
Deposits	$50,577	22,047	10,960	3,117	21,818	857,998	966,517	955,766
Average interest rate	0.41%	0.60%	0.90%	0.99%	1.23%	0.05%
Securities sold under agreement
to repurchase	$24,221	-	-	-	-	-	24,221	24,221
Average interest rate	0.57%	-	-	-	-	-
Junior subordinated debentures	$-	-	-	-	-	15,619	15,619	15,619
Average interest rate	-	-	-	-	-	3.52%

Table 20 presents the simulated impact to net interest income under varying interest rate scenarios and the theoretical impact of rate changes over a twelve-month period referred to as “rate ramps.” The table shows the estimated theoretical impact on the Company’s tax equivalent net interest income from hypothetical rate changes of plus and minus 1%, 2% and 3%, as compared to the estimated theoretical impact of rates remaining unchanged. The table also shows the simulated impact to market value of equity under varying interest rate scenarios and the theoretical impact of immediate and sustained rate changes referred to as “rate shocks” of plus and minus 1%, 2% and 3%, as compared to the theoretical impact of rates remaining unchanged. The prospective effects of the hypothetical interest rate changes are based upon various assumptions, including relative and estimated levels of key interest rates. This type of modeling has limited usefulness because it does not allow for the strategies management would utilize in response to sudden and sustained rate changes. Also, management does not believe that rate changes of the magnitude presented are likely in the forecast period presented.

Table 20 - Interest Rate Risk

(Dollars in thousands)

	Estimated Resulting Theoretical Net Interest Income
Hypothetical rate change (ramp over 12 months)	Amount	% Change
+3%	$48,075	3.59%
+2%	$47,906	3.22%
+1%	$47,276	1.87%
0%	$46,410	0.00%
-1%	$45,324	-2.34%
-2%	$44,695	-3.70%
-3%	$44,631	-3.83%

	Estimated Resulting Theoretical Market Value of Equity
Hypothetical rate change (immediate shock)	Amount	% Change
+3%	$180,259	17.15%
+2%	$182,065	18.33%
+1%	$173,722	12.90%
0%	$153,868	0.00%
-1%	$124,049	-19.38%
-2%	$90,851	-40.96%
-3%	$94,994	-38.26%

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Financial Statements
December 31, 2019, 2018 and 2017

INDEX

PAGE(S)

Reports of Independent Registered Public Accounting Firm on the Consolidated Financial Statements	A-25- A-27

Financial Statements
Consolidated Balance Sheets at December 31, 2019 and 2018	A-28

Consolidated Statements of Earnings for the years ended December 31, 2019, 2018 and 2017	A-29

Consolidated Statements of Comprehensive Income for the years ended December 31, 2019, 2018 and 2017	A-30

Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 2019, 2018 and 2017	A-31

Consolidated Statements of Cash Flows for the years ended December 31, 2019, 2018 and 2017	A-32 - A-33

Notes to Consolidated Financial Statements	A-34 - A-68

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Peoples Bancorp of North Carolina, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Peoples Bancorp of North Carolina, Inc. and its subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013, and our report dated March 13, 2020 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company's auditor since 2015.

Charlotte, North Carolina
March 13, 2020

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Peoples Bancorp of North Carolina, Inc.

Opinion on the Internal Control Over Financial Reporting
We have audited Peoples Bancorp of North Carolina, Inc.'s (the Company) internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements and our report dated March 13, 2020 expressed an unqualified opinion.

Basis for Opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting in the accompanying Management’s Annual Report on Internal Controls over Financial Reporting Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting
A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
March 13, 2020

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Balance Sheets
December 31, 2019 and December 31, 2018
(Dollars in thousands)

	December 31,	December 31,
Assets	2019	2018

Cash and due from banks, including reserve requirements of $13,210 at 12/31/19 and $8,918 at 12/31/18	$48,337	40,553

Interest-bearing deposits	720	2,817
Federal funds sold	3,330	-
Cash and cash equivalents	52,387	43,370

Investment securities available for sale	195,746	194,578
Other investments	4,231	4,361
Total securities	199,977	198,939

Mortgage loans held for sale	4,417	680

Loans	849,874	804,023
Less allowance for loan losses	(6,680)	(6,445)
Net loans	843,194	797,578

Premises and equipment, net	18,604	18,450
Cash surrender value of life insurance	16,319	15,936
Other real estate	-	27
Right of use lease asset	3,622	-
Accrued interest receivable and other assets	16,362	18,271
Total assets	$1,154,882	1,093,251

Liabilities and Shareholders' Equity

Deposits:
Noninterest-bearing demand	$338,004	298,817
NOW, MMDA & savings	516,757	475,223
Time, $250,000 or more	34,269	16,239
Other time	77,487	86,934
Total deposits	966,517	877,213

Securities sold under agreements to repurchase	24,221	58,095
Junior subordinated debentures	15,619	20,619
Lease liability	3,647	-
Accrued interest payable and other liabilities	10,758	13,707
Total liabilities	1,020,762	969,634

Commitments (Note 11)

Shareholders' equity:

Series A preferred stock, $1,000 stated value; authorized 5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,912,300 shares at December 31, 2019 and 5,995,256 shares at December 31, 2018	59,813	62,096
Retained earnings	70,663	60,535
Accumulated other comprehensive income	3,644	986
Total shareholders' equity	134,120	123,617

Total liabilities and shareholders' equity	$1,154,882	1,093,251

See accompanying Notes to Consolidated Financial Statements.

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Statements of Earnings
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands, except per share amounts)

	2019	2018	2017

Interest income:
Interest and fees on loans	$43,301	38,654	34,888
Interest on due from banks	213	304	219
Interest on federal funds sold	331	-	-
Interest on investment securities:
U.S. Government sponsored enterprises	2,670	2,333	2,404
States and political subdivisions	2,915	3,877	4,236
Other	171	182	202
Total interest income	49,601	45,350	41,949

Interest expense:
NOW, MMDA & savings deposits	1,596	769	598
Time deposits	909	472	466
FHLB borrowings	205	-	662
Junior subordinated debentures	844	790	590
Other	203	115	61
Total interest expense	3,757	2,146	2,377

Net interest income	45,844	43,204	39,572

Provision for (reduction of) loan losses	863	790	(507)

Net interest income after provision for loan losses	44,981	42,414	40,079

Non-interest income:
Service charges	4,576	4,355	4,453
Other service charges and fees	714	705	593
Gain on sale of securities	226	15	-
Mortgage banking income	1,264	851	1,190
Insurance and brokerage commissions	877	824	761
Appraisal management fee income	4,484	3,206	3,306
Gain (loss) on sales and write-downs of other real estate	(11)	17	(239)
Miscellaneous	5,609	6,193	5,300
Total non-interest income	17,739	16,166	15,364

Non-interest expense:
Salaries and employee benefits	23,238	21,530	20,058
Occupancy	7,364	7,170	6,701
Professional fees	1,490	1,525	1,236
Advertising	1,021	922	1,195
Debit card expense	890	994	1,248
FDIC insurance	119	328	347
Appraisal management fee expense	3,421	2,460	2,526
Other	7,974	7,645	7,917
Total non-interest expense	45,517	42,574	41,228

Earnings before income taxes	17,203	16,006	14,215

Income tax expense	3,136	2,624	3,947

Net earnings	$14,067	13,382	10,268

Basic net earnings per share	$2.37	2.23	1.71
Diluted net earnings per share	$2.36	2.22	1.69
Cash dividends declared per share	$0.66	0.52	0.44

See accompanying Notes to Consolidated Financial Statements.

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

	2019	2018	2017

Net earnings	$14,067	13,382	10,268

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale	3,677	(3,370)	(355)
Reclassification adjustment for gains on securities available for sale included in net earnings	(226)	(15)	-

Total other comprehensive gain (loss), before income taxes	3,451	(3,385)	(355)

Income tax expense (benefit) related to other comprehensive gain (loss):

Unrealized holding gain (losses) on securities available for sale	845	(774)	(354)
Reclassification adjustment for gains on securities available for sale included in net earnings	(52)	(4)	-

Total income tax expense (benefit) related to other comprehensive gain (loss)	793	(778)	(354)

Total other comprehensive gain (loss), net of tax	2,658	(2,607)	(1)

Total comprehensive income	$16,725	10,775	10,267

See accompanying Notes to Consolidated Financial Statements.

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Statements of Changes in Shareholders' Equity
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

				Accumulated
	Common	Common		Other
	Stock	Stock	Retained	Comprehensive
	Shares	Amount	Earnings	Income	Total
Balance, December 31, 2016	5,417,800	$44,187	60,254	2,987	107,428

Cash dividends declared on common stock	-	-	(2,629)	-	(2,629)
10% stock dividend	544,844	16,994	(17,000)	-	(6)
Restricted stock units exercised	32,612	915	-	-	915
Net earnings	-	-	10,268	-	10,268
Change in accumulated other comprehensive income due to Tax Cuts and Jobs Act	-	-	(607)	607	-
Change in accumulated other comprehensive income, net of tax	-	-	-	(1)	(1)
Balance, December 31, 2017	5,995,256	$62,096	50,286	3,593	115,975

Cash dividends declared on common stock	-	-	(3,133)	-	(3,133)
Net earnings			13,382		13,382
Change in accumulated other comprehensive income due to	-	-	-	(2,607)	(2,607)
Balance, December 31, 2018	5,995,256	$62,096	60,535	986	123,617

Common stock repurchase	(90,354)	(2,490)	-	-	(2,490)
Cash dividends declared on common stock	-	-	(3,939)	-	(3,939)
Restricted stock units exercised	7,398	207			207
Net earnings	-	-	14,067	-	14,067
Change in accumulated other comprehensive income, net of tax	-	-	-	2,658	2,658
Balance, December 31, 2019	5,912,300	$59,813	70,663	3,644	134,120

See accompanying Notes to Consolidated Financial Statements.

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

	2019	2018	2017

Cash flows from operating activities:
Net earnings	$14,067	13,382	10,268
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and accretion	3,964	4,571	5,018
Provision for (reduction of) loan losses	863	790	(507)
Deferred income taxes	176	78	2,120
Gain on sale of investment securities	(226)	(15)	-
Gain on sale of other real estate	(6)	(17)	-
Write-down of other real estate	17	-	239
(Gain) loss on sale and writedowns of premises and equipment	239	(544)	-
Restricted stock expense	270	85	592
Proceeds from sales of loans held for sale	56,364	35,922	59,193
Origination of loans held for sale	(60,101)	(35,745)	(54,341)
Change in:
Cash surrender value of life insurance	(383)	(384)	(600)
Right of use lease asset	787	-	-
Other assets	940	(3,695)	(3,982)
Lease liability	(762)	-	-
Other liabilities	(3,012)	2,759	594

Net cash provided by operating activities	13,197	17,187	18,594

Cash flows from investing activities:
Purchases of investment securities available for sale	(54,212)	(34,692)	(10,014)
Proceeds from sales, calls and maturities of investment securities available for sale	40,561	48,241	10,162
Proceeds from paydowns of investment securities available for sale	14,489	15,556	17,202
Purchases of other investments	(45)	(2,611)	(45)
Proceeds from paydowns of other investment securities	176	117	-
Net change in FHLB stock	(1)	(4)	850
Net change in loans	(46,505)	(45,094)	(36,748)
Purchases of premises and equipment	(2,835)	(1,742)	(5,557)
Proceeds from sale of premises and equipment	149	1,410	-
Proceeds from sale of other real estate and repossessions	42	232	44

Net cash used by investing activities	(48,181)	(18,587)	(24,106)

Cash flows from financing activities:
Net change in deposits	89,304	(29,739)	14,034
Net change in securities sold under agreement to repurchase	(33,874)	20,338	1,323
Proceeds from FHLB borrowings	184,500	-	1
Repayments of FHLB borrowings	(184,500)	-	(20,001)
Proceeds from FRB borrowings	1	1	1
Repayments of FRB borrowings	(1)	(1)	(1)
Proceeds from Fed Funds Purchased	100,252	4,277	187
Repayments of Fed Funds Purchased	(100,252)	(4,277)	(187)
Repayments of Junior Subordinated Debentures	(5,000)	-	-
Common stock repurchased	(2,490)	-	-
Cash dividends paid in lieu of fractional shares	-	-	(6)
Cash dividends paid on common stock	(3,939)	(3,133)	(2,629)

Net cash (used) provided by financing activities	44,001	(12,534)	(7,278)

Net change in cash and cash equivalents	9,017	(13,934)	(12,790)

Cash and cash equivalents at beginning of period	43,370	57,304	70,094

Cash and cash equivalents at end of period	$52,387	43,370	57,304

PEOPLES BANCORP OF NORTH CAROLINA, INC.
Consolidated Statements of Cash Flows, continued
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

	2019	2018	2017

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$3,750	2,128	2,526
Income taxes	$3,206	1,163	2,408

Noncash investing and financing activities:
Change in unrealized gain on investment securities available for sale, net	$2,658	(2,607)	(1)
Transfer of loans to other real estate	$26	124	118
Issuance of accrued restricted stock units	$207	-	(915)
Initial recognition of lease right of use asset and lease liability recorded upon adoption of ASU 2016-02	$4,401
Recognition of right of use lease asset and lease liability	$8	-	-

See accompanying Notes to Consolidated Financial Statements.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Notes to Consolidated Financial Statements

(1)
Summary of Significant Accounting Policies

Organization
Peoples Bancorp of North Carolina, Inc. (“Bancorp”) received regulatory approval to operate as a bank holding company on July 22, 1999, and became effective August 31, 1999. Bancorp is primarily regulated by the Board of Governors of the Federal Reserve System, and serves as the one-bank holding company for Peoples Bank (the “Bank”).

The Bank commenced business in 1912 upon receipt of its banking charter from the North Carolina Commissioner of Banks (the “Commissioner”). The Bank is primarily regulated by the Commissioner and the Federal Deposit Insurance Corporation (the “FDIC”) and undergoes periodic examinations by these regulatory agencies. The Bank, whose main office is in Newton, North Carolina, provides a full range of commercial and consumer banking services primarily in Catawba, Alexander, Lincoln, Mecklenburg, Iredell, Wake and Durham counties in North Carolina.

Peoples Investment Services, Inc. (“PIS”) is a wholly owned subsidiary of the Bank and began operations in 1996 to provide investment and trust services through agreements with an outside party.

Real Estate Advisory Services, Inc. (“REAS”) is a wholly owned subsidiary of the Bank and began operations in 1997 to provide real estate appraisal and property management services to individuals and commercial customers of the Bank.

Community Bank Real Estate Solutions, LLC (“CBRES”) is a wholly owned subsidiary of the Bank and began operations in 2009 as a “clearing house” for appraisal services for community banks. Other banks are able to contract with CBRES to find and engage appropriate appraisal companies in the area where the property is located. In 2019, the Company lauched PB Insurance Agency, which is part of CBRES.

PB Real Estate Holdings, LLC (“PBREH”) is a wholly owned subsidiary of the Bank and began operation in 2015. PBREH acquires, manages and disposes of real property, other collateral and other assets obtained in the ordinary course of collecting debts previously contracted.

The Bank operates three banking offices focused on the Latino population that were formerly operated as a division of the Bank under the name Banco de la Gente (“Banco”). These offices are now branded as Bank branches and considered a separate market territory of the Bank as they offer normal and customary banking services as are offered in the Bank’s other branches such as the taking of deposits and the making of loans.

Principles of Consolidation
The consolidated financial statements include the financial statements of Bancorp and its wholly owned subsidiary, the Bank, along with the Bank’s wholly owned subsidiaries, Peoples Investment Services, Inc., REAS, CBRES and PBREH (collectively called the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation
The accounting principles followed by the Company, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

Cash and Cash Equivalents
Cash, due from banks, interest-bearing deposits and federal funds sold are considered cash and cash equivalents for cash flow reporting purposes.

Investment Securities
There are three classifications the Company is able to classify its investment securities: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 2019 and 2018, the Company classified all of its investment securities as available for sale.

Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, are excluded from earnings and are reported as a separate component of shareholders’ equity until realized.

Management evaluates investment securities for other-than-temporary impairment on an annual basis. A decline in the market value of any investment below cost that is deemed other-than-temporary is charged to earnings for the decline in value deemed to be credit related and a new cost basis in the security is established. The decline in value attributed to non-credit related factors is recognized in comprehensive income.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments
Other investments include equity securities with no readily determinable fair value. These investments are carried at cost.

Mortgage Loans Held for Sale
Mortgage loans held for sale are carried at lower of aggregate cost or market value. The cost of mortgage loans held for sale approximates the market value.

Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at the principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The recognition of certain loan origination fee income and certain loan origination costs is deferred when such loans are originated and amortized over the life of the loan.

A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent.

Accrual of interest is discontinued on a loan when management believes, after considering economic conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. Interest previously accrued but not collected is reversed against current period earnings.

Allowance for Loan Losses
The allowance for loan losses reflects management’s assessment and estimate of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. The Bank periodically analyzes the loan portfolio in an effort to review asset quality and to establish an allowance for loan losses that management believes will be adequate in light of anticipated risks and loan losses. In assessing the adequacy of the allowance, size, quality and risk of loans in the portfolio are reviewed. Other factors considered are:

●
the Bank’s loan loss experience;
●
the amount of past due and non-performing loans;
●
specific known risks;
●
the status and amount of other past due and non-performing assets;
●
underlying estimated values of collateral securing loans;
●
current and anticipated economic conditions; and
●
other factors which management believes affect the allowance for potential credit losses.

Management uses several measures to assess and monitor the credit risks in the loan portfolio, including a loan grading system that begins upon loan origination and continues until the loan is collected or collectability becomes doubtful. Upon loan origination, the Bank’s originating loan officer evaluates the quality of the loan and assigns one of eight risk grades. The loan officer monitors the loan’s performance and credit quality and makes changes to the credit grade as conditions warrant. When originated or renewed, all loans over a certain dollar amount receive in-depth reviews and risk assessments by the Bank’s Credit Administration. Before making any changes in these risk grades, management considers assessments as determined by the third party credit review firm (as described below), regulatory examiners and the Bank’s Credit Administration. Any issues regarding the risk assessments are addressed by the Bank’s senior credit administrators and factored into management’s decision to originate or renew the loan. The Bank’s Board of Directors reviews, on a monthly basis, an analysis of the Bank’s reserves relative to the range of reserves estimated by the Bank’s Credit Administration.

As an additional measure, the Bank engages an independent third party to review the underwriting, documentation and risk grading analyses. This independent third party reviews and evaluates loan relationships greater than $1.0 million, excluding loans in default, and loans in process of litigation or liquidation. The third party’s evaluation and report is shared with management and the Bank’s Board of Directors.

Management considers certain commercial loans with weak credit risk grades to be individually impaired and measures such impairment based upon available cash flows and the value of the collateral. Allowance or reserve levels are estimated for all other graded loans in the portfolio based on their assigned credit risk grade, type of loan and other matters related to credit risk.

Management uses the information developed from the procedures described above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in estimating the allowance for loan losses. The provision for loan losses charged or credited to earnings is based upon management’s judgment of the amount necessary to maintain the allowance at a level appropriate to absorb probable incurred losses in the loan portfolio at the balance sheet date. The amount each quarter is dependent upon many factors, including growth and changes in the composition of the loan portfolio, net charge-offs, delinquencies, management’s assessment of loan portfolio quality, the value of collateral, and other macro-economic factors and trends. The evaluation of these factors is performed quarterly by management through an analysis of the appropriateness of the allowance for loan losses.

The allowance for loan losses is comprised of three components: specific reserves, general reserves and unallocated reserves. After a loan has been identified as impaired, management measures impairment. When the measure of the impaired loan is less than the recorded investment in the loan, the amount of the impairment is recorded as a specific reserve. These specific reserves are determined on an individual loan basis based on management’s current evaluation of the Bank’s loss exposure for each credit, given the appraised value of any underlying collateral. Loans for which specific reserves are provided are excluded from the general allowance calculations as described below.

The general allowance reflects reserves established under GAAP for collective loan impairment. These reserves are based upon historical net charge-offs using the greater of the last two, three, four or five years’ loss experience. This charge-off experience may be adjusted to reflect the effects of current conditions. The Bank considers information derived from its loan risk ratings and external data related to industry and general economic trends in establishing reserves.

The unallocated allowance is determined through management’s assessment of probable losses that are in the portfolio but are not adequately captured by the other two components of the allowance, including consideration of current economic and business conditions and regulatory requirements. The unallocated allowance also reflects management’s acknowledgement of the imprecision and subjectivity that underlie the modeling of credit risk. Due to the subjectivity involved in determining the overall allowance, including the unallocated portion, the unallocated portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance.

There were no significant changes in the estimation methods or fundamental assumptions used in the evaluation of the allowance for loan losses for the year ended December 31, 2019 as compared to the year ended December 31, 2018. Revisions, estimates and assumptions may be made in any period in which the supporting factors indicate that loss levels may vary from the previous estimates.

Effective December 31, 2012, certain mortgage loans from the former Banco division of the Bank were analyzed separately from other single family residential loans in the Bank’s loan portfolio. These loans are first mortgage loans made to the Latino market, primarily in Mecklenburg, North Carolina and surrounding counties. These loans are non-traditional mortgages in that the customer normally did not have a credit history, so all credit information was accumulated by the loan officers.

Various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require adjustments to the allowance based on their judgments of information available to them at the time of their examinations. Management believes it has established the allowance for credit losses pursuant to GAAP, and has taken into account the views of its regulators and the current economic environment. Management considers the allowance for loan losses adequate to cover the estimated losses inherent in the Bank’s loan portfolio as of the date of the financial statements. Although management uses the best information available to make evaluations, significant future additions to the allowance may be necessary based on changes in economic and other conditions, thus adversely affecting the operating results of the Company.
Mortgage Banking Activities
Mortgage banking income represents net gains from the sale of mortgage loans and fees received from borrowers and loan investors related to the Bank’s origination of single-family residential mortgage loans.

Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage loans serviced for others was approximately $729,000, $866,000 and $1.0 million at December 31, 2019, 2018 and 2017, respectively.

The Bank originates certain fixed rate mortgage loans and commits these loans for sale. The commitments to originate fixed rate mortgage loans and the commitments to sell these loans to a third party are both derivative contracts. The fair value of these derivative contracts is immaterial and has no effect on the recorded amounts in the financial statements.

Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for that period. The cost of maintenance and repairs that do not improve or extend the useful life of the respective asset is charged to earnings as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

Buildings and improvements	10 - 50 years
Furniture and equipment	3 - 10 years

Other Real Estate
Foreclosed assets include all assets received in full or partial satisfaction of a loan. Foreclosed assets are reported at fair value less estimated selling costs. Any write-downs at the time of foreclosure are charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management, and a valuation allowance is established if fair value less estimated selling costs declines below carrying value. Costs relating to the development and improvement of the property are capitalized. Revenues and expenses from operations are included in other expenses. Changes in the valuation allowance are included in loss on sale and write-down of other real estate.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that the realization of such benefits is more likely than not to occur. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company’s assets and liabilities results in a deferred tax asset, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of a deferred tax asset, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Tax effects from an uncertain tax position can be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more likely than not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Previously recognized tax positions that no longer meet the more likely than not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company assessed the impact of this guidance and determined that it did not have a material impact on the Company’s financial position, results of operations or disclosures.

Derivative Financial Instruments and Hedging Activities
In the normal course of business, the Company enters into derivative contracts to manage interest rate risk by modifying the characteristics of the related balance sheet instruments in order to reduce the adverse effect of changes in interest rates. All material derivative financial instruments are recorded at fair value in the financial statements. The fair value of derivative contracts related to the origination of fixed rate mortgage loans and the commitments to sell these loans to a third party is immaterial and has no effect on the recorded amounts in the financial statements.

The disclosure requirements for derivatives and hedging activities have the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The disclosure requirements include qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

On the date a derivative contract is entered into, the Company designates the derivative as a fair value hedge, a cash flow hedge, or a trading instrument. Changes in the fair value of instruments used as fair value hedges are accounted for in the earnings of the period simultaneous with accounting for the fair value change of the item being hedged. Changes in the fair value of the effective portion of cash flow hedges are accounted for in other comprehensive income rather than earnings. Changes in fair value of instruments that are not intended as a hedge are accounted for in the earnings of the period of the change.

If a derivative instrument designated as a fair value hedge is terminated or the hedge designation removed, the difference between a hedged item’s then carrying amount and its face amount is recognized into income over the original hedge period. Likewise, if a derivative instrument designated as a cash flow hedge is terminated or the hedge designation removed, related amounts accumulated in other accumulated comprehensive income are reclassified into earnings over the original hedge period during which the hedged item affects income.

The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The Company formally documents all hedging relationships, including an assessment that the derivative instruments are expected to be highly effective in offsetting the changes in fair values or cash flows of the hedged items.

Advertising Costs
Advertising costs are expensed as incurred.

Stock-Based Compensation
The Company has an Omnibus Stock Ownership and Long Term Incentive Plan that was approved by shareholders on May 7, 2009 (the “Plan”) whereby certain stock-based rights, such as stock options, restricted stock, restricted stock units, performance units, stock appreciation rights or book value shares, may be granted to eligible directors and employees. No shares were available for issuance under the Plan at December 31, 2019 as all stock-based rights under the Plan must have been granted or awarded by May 7, 2019 (i.e., ten years from the Plan effective date).

The Company granted 32,465 restricted stock units under the Plan at a grant date fair value of $7.18 per share during the first quarter of 2012, of which 5,891 restricted stock units were forfeited by the executive officers of the Company as required by the agreement with the U.S. Department of the Treasury in conjunction with the Company’s participation in the Capital Purchase Program under the Troubled Asset Relief Program. In July 2012, the Company granted 5,891 restricted stock units at a grant date fair value of $7.50 per share. The Company granted 29,475 restricted stock units under the Plan at a grant date fair value of $10.82 per share during the second quarter of 2013. The Company granted 23,162 restricted stock units under the Plan at a grant date fair value of $14.27 per share during the first quarter of 2014. The Company granted 16,583 restricted stock units under the Plan at a grant date fair value of $16.34 per share during the first quarter of 2015. The Company granted 5,544 restricted stock units under the Plan at a grant date fair value of $16.91 per share during the first quarter of 2016. The Company granted 4,114 restricted stock units under the Plan at a grant date fair value of $25.00 per share during the first quarter of 2017. The Company granted 3,725 restricted stock units under the Plan at a grant date fair value of $31.43 per share during the first quarter of 2018. The Company granted 5,290 restricted stock units under the Plan at a grant date fair value of $28.43 per share during the first quarter of 2019. The number of restricted stock units granted and grant date fair values for the restricted stock units granted in 2012 through 2017 have been restated to reflect the 10% stock dividend that was paid in the fourth quarter of 2017. The Company recognizes compensation expense on the restricted stock units over the period of time the restrictions are in place (five years from the grant date for the 2012 grants, four years from the grant date for the 2013, 2015, 2016, 2017, 2018 and 2019 grants and three years from the grant date for the 2014 grants). The amount of expense recorded each period reflects the changes in the Company’s stock price during such period. As of December 31, 2019, the total unrecognized compensation expense related to the restricted stock unit grants under the Plan was $238,000.

The Company recognized compensation expense for restricted stock units granted under the Plan of $270,000, $85,000 and $592,000 for the years ended December 31, 2019, 2018 and 2017, respectively.

Net Earnings Per Share
Net earnings per common share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per common share. The average market price during the year is used to compute equivalent shares.
The reconciliations of the amounts used in the computation of both “basic earnings per common share” and “diluted earnings per common share” for the years ended December 31, 2019, 2018 and 2017 are as follows:

For the year ended December 31, 2019

	Net Earnings (Dollars in thousands)	Weighted Average Number of Shares	Per Share Amount
Basic earnings per share	$14,067	5,941,873	$2.37
Effect of dilutive securities:
Restricted stock units	-	25,438
Diluted earnings per share	$14,067	5,967,311	$2.36

For the year ended December 31, 2018

	Net Earnings (Dollars in thousands)	Weighted Average Number of Shares	Per Share Amount
Basic earnings per share	$13,382	5,995,256	$2.23
Effect of dilutive securities:
Restricted stock units	-	20,240
Diluted earnings per share	$13,382	6,015,496	$2.22

For the year ended December 31, 2017

	Net Earnings (Dollars in thousands)	Weighted Average Number of Shares	Per Share Amount
Basic earnings per share	$10,268	5,988,183	$1.71
Effect of dilutive securities:
Restricted stock units	-	74,667
Diluted earnings per share	$10,268	6,062,850	$1.69

Recent Accounting Pronouncements

The following tables provide a summary of Accounting Standards Updates (“ASU”) issued by the Financial Accounting Standards Board (“FASB”) that the Company has recently adopted.

Recently Adopted Accounting Guidance

ASU	Description	Effective Date	Effect on Financial Statements or Other Significant Matters
ASU 2014-09: Revenue from Contracts with Customers
Provides guidance on the recognition of revenue from contracts with customers. The core principle of this guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive.
		January 1, 2018	See section titled "ASU 2014-09" below for a description of the effect on the Company’s results of operations, financial position and disclosures.
ASU 2016-01: Recognition and Measurement of Financial Assets and Financial Liabilities	Addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments.	January 1, 2018	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2017-07: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Costs	Amended the requirements related to the income statement presentation of the components of net periodic beneﬁt cost for an entity’s sponsored deﬁned beneﬁt pension and other postretirement plans.	January 1, 2018	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2017-09: Scope of Modification Accounting	Amended the requirements related to changes to the terms or conditions of a share-based payment award.	January 1, 2018	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2017-14: Income Statement—Reporting Comprehensive, Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606)	Incorporates into the Accounting Standards Codification ("ASC") recent Securities and Exchange Commission ("SEC") guidance related to revenue recognition.	Effective upon issuance	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.

ASU	Description	Effective Date	Effect on Financial Statements or Other Significant Matters
ASU 2018-03: Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liabilities	Clarifies certain aspects of the guidance issued in ASU 2016-01.	January 1, 2018	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-04: Investments—Debt Securities (Topic 320) and Regulated Operations (Topic 980): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 117 and SEC Release No. 33-9273 (SEC Update)

Incorporates recent SEC guidance which was issued in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulation.
		Effective upon issuance	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-06: Codification Improvements to Topic 942: Financial Services—Depository and Lending
Eliminates a reference to the Office of the Comptroller of the Currency’s Banking Circular 202, Accounting for Net Deferred Tax Charges, from the ASC. The Office of the Comptroller of the Currency published the guidance in 1985 but has since rescinded it.
		Effective upon issuance	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2016-02: Leases	Increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.	January 1, 2019	See section titled "ASU 2016-02" below for a description of the effect on the Company’s results of operations, financial position and disclosures.
ASU 2017-08: Premium Amortization on Purchased Callable Debt Securities	Amended the requirements related to the amortization period for certain purchased callable debt securities held at a premium.	January 1, 2019	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-11: Leases (Topic 842): Targeted Improvements	Intended to reduce costs and ease implementation of ASU 2016-02.	January 1, 2019	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-20: Narrow- Scope Improvements for Lessors
Provides narrow-scope improvements for lessors, that provide relief in the accounting for sales, use and similar taxes, the accounting for other costs paid by a lessee that may benefit a lessor, and variable payments when contracts have lease and non-lease components.
		January 1, 2019	See comments for ASU 2016-02 below.
ASU 2019-07: Codification Updates to SEC Sections	Guidance updated for various Topics of the ASC to align the guidance in various SEC sections of the ASC with the requirements of certain SEC final rules.	Effective upon issuance	The adoption of this guidance did not have a material impact on the Company’s results of operations, financial position or disclosures.

ASU 2014-09
The Company has applied ASU 2014-09 using a modified retrospective approach. The Company’s revenue is comprised of net interest income and noninterest income. The scope of ASU 2014-09 explicitly excludes net interest income as well as many other revenues for financial assets and liabilities including loans, leases, securities, and derivatives. Accordingly, the majority of the Company’s revenues are not affected. Appraisal management fee income and expense from the Bank’s subsidiary, CBRES, was reported as a net amount prior to March 31, 2018, which was included in miscellaneous non-interest income. This income and expense is now reported on separate line items under non-interest income and non-interest expense. See below for additional information related to revenue generated from contracts with customers.

Revenue and Method of Adoption
The majority of the Company’s revenue is derived primarily from interest income from receivables (loans) and securities. Other revenues are derived from fees received in connection with deposit accounts, investment advisory, and appraisal services. On January 1, 2018, the Company adopted the requirements of ASU 2014-09. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company adopted ASU 2014-09 using the modified retrospective transition approach which does not require restatement of prior periods. The method was selected as there were no material changes in the timing of revenue recognition resulting in no comparability issues with prior periods. This adoption method is considered a change in accounting principle requiring additional disclosure of the nature of, and reason for, the change, which is solely a result of the adoption of the required standard. When applying the modified retrospective approach under ASU 2014-09, the Company has elected, as a practical expedient, to apply this approach only to contracts that were not completed as of January 1, 2018. A completed contract is considered to be a contract for which all (or substantially all) of the revenue was recognized in accordance with revenue guidance that was in effect before January 1, 2018. There were no uncompleted contracts as of January 1, 2018 for which application of the new standard required an adjustment to retained earnings.

The following disclosures involve the Company’s material income streams derived from contracts with customers which are within the scope of ASU 2014-09. Through the Company’s wholly-owned subsidiary, PIS, the Company contracts with a registered investment advisor to perform investment advisory services on behalf of the Company’s customers. The Company receives commissions from this third party investment advisor based on the volume of business that the Company’s customers do with such investment advisor. Total revenue recognized from these contracts was $876,000 and $823,000 for the years ended December 31, 2019 and 2018, respectively. The Company utilizes third parties to contract with the Company’s customers to perform debit and credit card clearing services. These third parties pay the Company commissions based on the volume of transactions that they process on behalf of the Company’s customers. Total revenue recognized from these contracts with these third parties was $4.1 million and $3.9 million for the years ended December 31, 2019 and 2018, respectively. Through the Company’s wholly-owned subsidiary, REAS, the Company provides property appraisal services for negotiated fee amounts on a per appraisal basis. Total revenue recognized from these contracts with customers was $692,000 and $597,000 for the years ended December 31, 2019 and 2018, respectively. Through the Company’s wholly-owned subsidiary, CBRES, the Company provides appraisal management services. Total revenue recognized from these contracts with customers was $4.5 million and $3.2 million for the years ended December 31, 2019 and 2018, respectively. Due to the nature of the Company’s relationship with the customers that the Company provides services, the Company does not incur costs to obtain contracts and there are no material incremental costs to fulfill these contracts that should be capitalized.

Disaggregation of Revenue. The Company’s portfolio of services provided to the Company’s customers consists of over 50,000 active contracts. The Company has disaggregated revenue according to timing of the transfer of service. Total revenue for the years ended December 31, 2019 derived from contracts in which services are transferred at a point in time was approximately $9.0 million. None of the Company’s revenue is derived from contracts in which services are transferred over time. Revenue is recognized as the services are provided to the customers. Economic factors impacting the customers could affect the nature, amount, and timing of these cash flows, as unfavorable economic conditions could impair the customers’ ability to provide payment for services. For the Company’s deposit contracts, this risk is mitigated as the Company generally deducts payments from customers’ accounts as services are rendered. For the Company’s appraisal services, the risk is mitigated in that the appraisal is not released until payment is received.

Contract Balances. The timing of revenue recognition, billings, and cash collections results in billed accounts receivable on the balance sheet. Most contracts call for payment by a charge or deduction to the respective customer account but there are some that require a receipt of payment from the customer. For fee per transaction contracts, the customers are billed as the transactions are processed. The Company has no contracts in which customers are billed in advance for services to be performed. These types of contracts would create contract liabilities or deferred revenue, as the customers pay in advance for services. There are no contract liabilities or accounts receivables balances that are material to the Company’s balance sheet.

Performance Obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in ASU 2014-09. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Performance obligations are satisfied as the service is provided to the customer at a point in time. There are no significant financing components in the Company’s contracts. Excluding deposit and appraisal service revenues which are primarily billed at a point in time as a fee for services incurred, all other contracts within the scope of ASU 2014-09 contain variable consideration in that fees earned are derived from market values of accounts which determine the amount of consideration to which the Company is entitled. The variability is resolved when the services are provided. The contracts do not include obligations for returns, refunds, or warranties. The contracts are specific to the amounts owed to the Company for services performed during a period should the contracts be terminated.

Significant Judgements. All of the Company’s contracts create performance obligations that are satisfied at a point in time excluding some immaterial deposit revenues. Revenue is recognized as services are billed to the customers. Variable consideration does exist for contracts related to the Company’s contract with its registered investment advisor as some revenues earned pursuant to that contract are based on market values of accounts at the end of the period.

ASU 2016-02
On January 1, 2019, the Company adopted the requirements of ASU 2016-02, Leases (Topic 842). Topic 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU 2018-10, Codification Improvements to Topic 842, Leases; and ASU 2018-11, Targeted Improvements. The purpose of Topic 842 is to increase transparency and comparability between organizations that enter into lease agreements. The key difference of Topic 842 from the previous guidance (Topic 840) is the recognition of a right-of-use (“ROU”) asset and lease liability on the statement of financial position for those leases previously classified as operating leases under the previous guidance. Topic 842 states that a contract is or contains a lease if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. The Company reviewed its material non-real estate contracts to determine if they included a lease and did not note any that would need to be considered under Topic 842. The Company’s lease agreements in which Topic 842 has been applied are primarily for retail branch real estate properties. These real estate leases have lease terms from less than 12 months to leases with options up to 15 years, and payment terms vary with some being fixed payments or based on a fixed annual increase while others are variable and the annual increases are based on market rates or other indexes.

Initially transition from Topic 840 to Topic 842 required a modified retrospective approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. ASU 2018-11, which, among other things, provided an additional transition method that would allow entities to not apply the initial guidance of ASU 2016-02 to the comparative periods presented in the financial statements and instead recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company chose the transition method of adoption provided by ASU 2018-11, therefore, the Company will apply this standard to all existing leases as of the adoption date of January 1, 2019, recording a ROU asset and a lease liability and a cumulative-effect adjustment to the opening balance of retained earnings (if applicable) in the period of adoption. With this transition method, comparative prior period disclosures will be under the previous accounting guidance for leases (Topic 840). This adoption method is considered a change in accounting principle requiring additional disclosure of the nature of and reason for the change, which is solely a result of the adoption of the required standard.

Topic 842 provides a package of practical expedients in applying the lease standard to be chosen at the date of adoption. The Company has chosen to elect the package of practical expedients provided under ASU 2016-02 whereby it will not reassess (i) whether any expired or existing contracts are or contain leases, (ii) the lease classification for any expired or existing leases and (iii) initial direct costs for any existing leases. The Company has also chosen not to apply the recognition requirements of ASU 2016-02 to any short-term leases (as defined by related accounting guidance). The Company will account for lease and non-lease components separately becausesuch amounts are readily determinable under its lease contracts. Additionally, the Company has chosen to elect the use of hindsight, when applicable, in determining the lease term, in assessing the likelihood that a lessee purchase option will be exercised; and in assessing the impairment of ROU assets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company determined that all of its leases are classified as operating leases under Topic 842. For operating and finance leases, lease liabilities are initially measured at commencement date based on the present value of lease payments not yet paid, discounted using the discount rate for the lease at the lease commencement date over the lease term. For operating and finance leases, ROU assets are measured at the commencement date as the amount of the initial liability, adjusted for lease payments made to the lessor at or before commencement date, minus incentives; and for any initial direct costs incurred by the lessee. Based on the transition method that the Company has chosen to follow, the initial application date of the lease term for all existing leases is January 1, 2019.

For operating leases, after lease commencement, the lease liability is recorded at the present value of the unpaid lease payments discounted at the discount rate for the lease established at the commencement date. Lease expense is determined by the sum of the lease payments to be recognized on a straight-line basis over the lease term. The

ROU asset is subsequently amortized as the difference between the straight line lease cost for the period and the periodic accretion of the lease liability. The lease term used for the calculation of the initial operating ROU asset and lease liability will include the initial lease term in addition to one renewal option the Company thinks it is reasonably certain to exercise or incur. Regarding the discount rate, Topic 842 requires that the implicit rate within the lease agreement be used if available. If not available, the Company should use its incremental borrowing rate in effect at the time of the lease commencement date. The Company utilized Federal Home Loan Bank (“FHLB”) Atlanta’s Fixed Rate Credit rates for terms consistent with the Company’s lease terms.

The Company recorded operating ROU assets and operating lease liabilities of $4.4 million and $4.4 million, respectively at the commencement date of January 1, 2019. The Company did not have a cumulative-effect adjustment to the opening balance of retained earnings. The adoption of ASU 2016-02 did not have a material impact on the Company’s results of operations, financial position or disclosures.

A director of the Company has a membership interest in a company that leases two branch facilities to the Bank. The Bank’s lease payments for these facilities totaled $231,000 and $230,000 for the years ended December 31, 2019 and 2018, respectively.

The following tables provide a summary of ASU’s issued by the FASB that the Company has not adopted as of December 31, 2019, which may impact the Company’s financial statements.
Recently Issued Accounting Guidance Not Yet Adopted

ASU	Description	Effective Date	Effect on Financial Statements or Other Significant Matters
ASU 2016-13: Measurement of Credit Losses on Financial Instruments	Provides guidance to change the accounting for credit losses and modify the impairment model for certain debt securities.	January 1, 2020 Early adoption permitted
The Company will apply this guidance through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. The Company is still evaluating the impact of this guidance on its consolidated financial statements. The Company has formed a Current Expected Credit Losses (“CECL”) committee and implemented a model from a third-party vendor for running CECL calculations. The Company is currently developing CECL model assumptions and comparing results to current allowance for loan loss calculations. The Company plans to run parallel calculations leading up to the effective date of this guidance to ensure it is prepared for implementation by the effective date. In addition to the Company’s allowance for loan losses, it will also record an allowance for credit losses on debt securities instead of applying the impairment model currently utilized. The amount of the adjustments will be impacted by each portfolio’s composition and credit quality at the adoption date as well as economic conditions and forecasts at that time.

See ASU 2019-10 below.
ASU 2018-13: Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820)	Updates the disclosure requirements on fair value measurements in ASC 820, Fair Value Measurement.	January 1, 2020	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-14: Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans (Subtopic 715-20)	Updates disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans.	January 1, 2021	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2018-18: Clarifying the Interaction between Topic 808 and Topic 606	Clarifies the interaction between the guidance for certain collaborative arrangements and the new revenue recognition financial accounting and reporting standard.	January 1, 2020 Early adoption permitted
The Company does not intend to adopt this guidance early. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

ASU 2018-19: Codification Improvements to Topic 326, Financial Instruments—Credit Losses
Aligns the implementation date of the topic for annual financial statements of nonpublic companies with the implementation date for their interim financial statements. The guidance also clarifies that receivables arising from operating leases are not within the scope of the topic, but rather, should be accounted for in accordance with the leases topic.
		See ASU 2019-10 below.	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures. See ASU 2016-13 above.

ASU	Description	Effective Date	Effect on Financial Statements or Other Significant Matters
ASU 2018-19: Leases (Topic 842): Codification Improvements
Provides guidance to address concerns companies had raised about an accounting exception they would lose when assessing the fair value of underlying assets under the leases standard and clarify that lessees and lessors are exempt from a certain interim disclosure requirement associated with adopting the new standard.
		January 1, 2020	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2019-04: Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments
Addresses unintended issues accountants flagged when implementing ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, ASU 2016-13, Measurement of Credit Losses on Financial Instruments, and ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities.
		See ASU 2019-10 below.	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures. See ASU 2016-13 above.
ASU 2019-05: Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief
Guidance to provide entities with an option to irrevocably elect the fair value option, applied on an instrument-by-instrument basis for eligible instruments, upon adoption of ASU 2016-13, Measurement of Credit Losses on Financial Instruments.
		See ASU 2019-10 below.	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures. See ASU 2016-13 above.
ASU 2019-10: Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates
Guidance to defer the effective dates for private companies, not-for-profit organizations, and certain smaller reporting companies applying standards on current expected credit losses (CECL), leases, hedging.
		January 1, 2023	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2019-11: Codification Improvements to Topic 326, Financial Instruments—Credit Losses
Guidance that addresses issues raised by stakeholders during the implementation of ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments affect a variety of Topics in the ASC.
		January 1, 2023	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2019-12: Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
Guidance to simplify accounting for income taxes by removing specific technical exceptions that often produce information investors have a hard time understanding. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance.
		January 1, 2021	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.
ASU 2020-01: Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force)

Guidance to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815.
		January 1, 2021	The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies are not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

Reclassification
Certain amounts in the 2018 and 2017 consolidated financial statements have been reclassified to conform to the 2019 presentation.

(2)
Investment Securities

Investment securities available for sale at December 31, 2019 and 2018 are as follows:

(Dollars in thousands)

	December 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$77,812	1,371	227	78,956
U.S. Government sponsored enterprises	28,265	443	311	28,397
State and political subdivisions	84,686	3,657	200	88,143
Trust preferred securities	250	-	-	250
Total	$191,013	5,471	738	195,746

(Dollars in thousands)

	December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$52,145	516	558	52,103
U.S. Government sponsored enterprises	35,356	71	793	34,634
State and political subdivisions	105,545	2,089	43	107,591
Trust preferred securities	250	-	-	250
Total	$193,296	2,676	1,394	194,578

The current fair value and associated unrealized losses on investments in debt securities with unrealized losses at December 31, 2019 and 2018 are summarized in the tables below, with the length of time the individual securities have been in a continuous loss position.

(Dollars in thousands)

	December 31, 2019
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$28,395	177	6,351	50	34,746	227
U.S. Government sponsored enterprises	2,899	10	6,151	301	9,050	311
State and political subdivisions	7,367	200	-	-	7,367	200
Total	$38,661	387	12,502	351	51,163	738

              (Dollars in thousands)

	December 31, 2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$6,932	56	17,670	502	24,602	558
U.S. Government sponsored enterprises	1,784	69	25,172	724	26,956	793
State and political subdivisions	4,815	26	1,578	17	6,393	43
Total	$13,531	151	44,420	1,243	57,951	1,394

At December 31, 2019, unrealized losses in the investment securities portfolio relating to debt securities totaled $738,000. The unrealized losses on these debt securities arose due to changing interest rates and are considered to be temporary. From the December 31, 2019 tables above, seven out of 90 securities issued by state and political subdivisions contained unrealized losses and 24 out of 57 securities issued by U.S. Government sponsored enterprises, including mortgage-backed securities, contained unrealized losses. These unrealized losses are considered temporary because of acceptable financial condition and results of operations on each security and the repayment sources of principal and interest on U.S. Government sponsored enterprises, including mortgage-backed securities, are government backed.

The Company periodically evaluates its investments for any impairment which would be deemed other-than-temporary.   No investment impairments were deemed other-than-temporary in 2019, 2018 or 2017.
The amortized cost and estimated fair value of investment securities available for sale at December 31, 2019, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

December 31, 2019
(Dollars in thousands)

	Amortized Cost	Estimated Fair Value
Due within one year	$5,490	5,465
Due from one to five years	56,399	58,315
Due from five to ten years	47,717	49,293
Due after ten years	3,595	3,717
Mortgage-backed securities	77,812	78,956
Total	$191,013	195,746

During 2019, proceeds from sales of securities available for sale were $20.7 million and resulted in net gains of $226,000. During 2018, proceeds from sales of securities available for sale were $36.0 million and resulted in gross gains of $15,000. No securities available for sale were sold during the year ended December 31, 2017.

Securities with a fair value of approximately $66.0 million and $93.0 million at December 31, 2019 and 2018, respectively, were pledged to secure public deposits, FHLB borrowings and for other purposes as required by law.

GAAP establishes a framework for measuring fair value and expands disclosures about fair value measurements. There is a three-level fair value hierarchy for fair value measurements. Level 1 inputs are quoted prices in active markets for identical assets or liabilities that a company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The table below presents the balance of securities available for sale, which are measured at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2019 and 2018.

(Dollars in thousands)

	December 31, 2019
	Fair Value Measurements	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Mortgage-backed securities	$78,956	-	78,956	-
U.S. Government sponsored enterprises	$28,397	-	28,397	-
State and political subdivisions	$88,143	-	88,143	-
Trust preferred securities	$250	-	-	250

(Dollars in thousands)

	December 31, 2018
	Fair Value Measurements	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Mortgage-backed securities	$52,103	-	52,103	-
U.S. Government sponsored enterprises	$34,634	-	34,634	-
State and political subdivisions	$107,591	-	107,591	-
Trust preferred securities	$250	-	-	250

Fair values of investment securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges when available. If quoted prices are not available, fair value is determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.

The following is an analysis of fair value measurements of investment securities available for sale using Level 3, significant unobservable inputs, for the year ended December 31, 2019.

(Dollars in thousands)

Investment Securities Available for Sale
Level 3 Valuation
Balance, beginning of period	$250
Change in book value	-
Change in gain/(loss) realized and unrealized	-
Purchases/(sales and calls)	-
Transfers in and/or (out) of Level 3	-
Balance, end of period	$250

Change in unrealized gain/(loss) for assets still held in Level 3	$-

 (3)
Loans

Major classifications of loans at December 31, 2019 and 2018 are summarized as follows:

(Dollars in thousands)

	December 31, 2019	December 31, 2018
Real estate loans:
Construction and land development	$92,596	94,178
Single-family residential	269,475	252,983
Single-family residential - Banco de la Gente non-traditional	30,793	34,261
Commercial	291,255	270,055
Multifamily and farmland	48,090	33,163
Total real estate loans	732,209	684,640

Loans not secured by real estate:
Commercial loans	100,263	97,465
Farm loans	1,033	926
Consumer loans	8,432	9,165
All other loans	7,937	11,827

Total loans	849,874	804,023

Less allowance for loan losses	6,680	6,445

Total net loans	$843,194	797,578

The above table includes deferred costs, net of deferred fees, totaling $1.5 million and $1.6 million at December 31, 2019 and 2018, respectively.

The Bank grants loans and extensions of credit primarily within the Catawba Valley region of North Carolina, which encompasses Catawba, Alexander, Iredell and Lincoln counties and also in Mecklenburg, Wake and Durham counties of North Carolina. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate, the value of which is dependent upon the real estate market. Risk characteristics of the major components of the Bank’s loan portfolio are discussed below:

●
Construction and land development loans – The risk of loss is largely dependent on the initial estimate of whether the property’s value at completion equals or exceeds the cost of property construction and the availability of take-out financing. During the construction phase, a number of factors can result in delays or cost overruns. If the estimate is inaccurate or if actual construction costs exceed estimates, the value of the property securing the loan may be insufficient to ensure full repayment when completed through a permanent loan, sale of the property, or by seizure of collateral. As of December 31, 2019, construction and land development loans comprised approximately 11% of the Bank’s total loan portfolio.

●
Single-family residential loans – Declining home sales volumes, decreased real estate values and higher than normal levels of unemployment could contribute to losses on these loans. As of December 31, 2019, single-family residential loans comprised approximately 35% of the Bank’s total loan portfolio, including Banco single-family residential non-traditional loans which were approximately 4% of the Bank’s total loan portfolio.

●
Commercial real estate loans – Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service. These loans also involve greater risk because they are generally not fully amortizing over a loan period, but rather have a balloon payment due at maturity. A borrower’s ability to make a balloon payment typically will depend on being able to either refinance the loan or timely sell the underlying property. As of December 31, 2019, commercial real estate loans comprised approximately 34% of the Bank’s total loan portfolio.

●
Commercial loans – Repayment is generally dependent upon the successful operation of the borrower’s business. In addition, the collateral securing the loans may depreciate over time, be difficult to appraise, be illiquid, or fluctuate in value based on the success of the business. As of December 31, 2019, commercial loans comprised approximately 12% of the Bank’s total loan portfolio.

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The following tables present an age analysis of past due loans, by loan type, as of December 31, 2019 and 2018:

December 31, 2019
(Dollars in thousands)

	Loans 30-89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Total Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
Real estate loans:
Construction and land development	$803	-	803	91,793	92,596	-
Single-family residential	3,000	126	3,126	266,349	269,475	-
Single-family residential -
Banco de la Gente non-traditional	4,834	413	5,247	25,546	30,793	-
Commercial	504	176	680	290,575	291,255	-
Multifamily and farmland	-	-	-	48,090	48,090	-
Total real estate loans	9,141	715	9,856	722,353	732,209	-

Loans not secured by real estate:
Commercial loans	432	-	432	99,831	100,263	-
Farm loans	-	-	-	1,033	1,033	-
Consumer loans	170	22	192	8,240	8,432	-
All other loans	-	-	-	7,937	7,937	-
Total loans	$9,743	737	10,480	839,394	849,874	-

December 31, 2018
(Dollars in thousands)

	Loans 30-89 Days Past Due	Loans 90 or More Days Past Due	Total Past Due Loans	Total Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
Real estate loans:
Construction and land development	$3	-	3	94,175	94,178	-
Single-family residential	4,162	570	4,732	248,251	252,983	-
Single-family residential -
Banco de la Gente non-traditional	4,627	580	5,207	29,054	34,261	-
Commercial	228	-	228	269,827	270,055	-
Multifamily and farmland	-	-	-	33,163	33,163	-
Total real estate loans	9,020	1,150	10,170	674,470	684,640	-

Loans not secured by real estate:
Commercial loans	445	90	535	96,930	97,465	-
Farm loans	-	-	-	926	926	-
Consumer loans	99	4	103	9,062	9,165	-
All other loans	-	-	-	11,827	11,827	-
Total loans	$9,564	1,244	10,808	793,215	804,023	-

The following table presents the Bank’s non-accrual loans as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Real estate loans:
Construction and land development	$-	1
Single-family residential	1,378	1,530
Single-family residential -
Banco de la Gente non-traditional	1,764	1,440
Commercial	256	244
Total real estate loans	3,398	3,215

Loans not secured by real estate:
Commercial loans	122	89
Consumer loans	33	10
Total	$3,553	3,314

At each reporting period, the Bank determines which loans are impaired. Accordingly, the Bank’s impaired loans are reported at their estimated fair value on a non-recurring basis. An allowance for each impaired loan that is collateral-dependent is calculated based on the fair value of its collateral. The fair value of the collateral is based on appraisals performed by REAS, a subsidiary of the Bank. REAS is staffed by certified appraisers that also perform appraisals for other companies. Factors, including the assumptions and techniques utilized by the appraiser, are considered by management. If the recorded investment in the impaired loan exceeds the measure of fair value of the collateral, a valuation allowance is recorded as a component of the allowance for loan losses. An allowance for each impaired loan that is not collateral dependent is calculated based on the present value of projected cash flows. If the recorded investment in the impaired loan exceeds the present value of projected cash flows, a valuation allowance is recorded as a component of the allowance for loan losses. Impaired loans under $250,000 are not individually evaluated for impairment with the exception of the Bank’s troubled debt restructured (“TDR”) loans in the residential mortgage loan portfolio, which are individually evaluated for impairment. Impaired loans collectively evaluated for impairment totaled $5.3 million and $4.8 million at December 31, 2019 and 2018, respectively. Accruing impaired loans were $21.3 million and $22.8 million at December 31, 2019 and December 31, 2018, respectively. Interest income recognized on accruing impaired loans was $1.3 million for the years ended December 31, 2019 and 2018. No interest income is recognized on non-accrual impaired loans subsequent to their classification as non-accrual.

The following tables present the Bank’s impaired loans as of December 31, 2019, 2018 and 2017:

December 31, 2019
(Dollars in thousands)

	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Recorded Investment in Impaired Loans	Related Allowance	Average Outstanding Impaired Loans	YTD Interest Income Recognized
Real estate loans:
Construction and land development	$183	-	183	183	7	231	12
Single-family residential	5,152	403	4,243	4,646	36	4,678	269
Single-family residential -
Banco de la Gente non-traditional	15,165	-	14,371	14,371	944	14,925	956
Commercial	1,879	-	1,871	1,871	7	1,822	91
Total impaired real estate loans	22,379	403	20,668	21,071	994	21,656	1,328

Loans not secured by real estate:
Commercial loans	180	92	84	176	-	134	9
Consumer loans	100	-	96	96	2	105	7
Total impaired loans	$22,659	495	20,848	21,343	996	21,895	1,344

December 31, 2018
(Dollars in thousands)

	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Recorded Investment in Impaired Loans	Related Allowance	Average Outstanding Impaired Loans	YTD Interest Income Recognized
Real estate loans:
Construction and land development	$281	-	279	279	5	327	19
Single-family residential	5,059	422	4,188	4,610	32	6,271	261
Single-family residential -
Banco de la Gente non-traditional	16,424	-	15,776	15,776	1,042	14,619	944
Commercial	1,995	-	1,925	1,925	17	2,171	111
Total impaired real estate loans	23,759	422	22,168	22,590	1,096	23,388	1,335

Loans not secured by real estate:
Commercial loans	251	89	1	90	-	96	-
Consumer loans	116	-	113	113	2	137	7
Total impaired loans	$24,126	511	22,282	22,793	1,098	23,621	1,342

December 31, 2017
(Dollars in thousands)

	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Recorded Investment in Impaired Loans	Related Allowance	Average Outstanding Impaired Loans	YTD Interest Income Recognized
Real estate loans:
Construction and land development	$282	-	277	277	6	253	17
Single-family residential	5,226	1,135	3,686	4,821	41	5,113	265
Single-family residential -
Banco de la Gente non-traditional	17,360	-	16,805	16,805	1,149	16,867	920
Commercial	2,761	807	1,661	2,468	1	3,411	148
Multifamily and farmland	78	-	12	12	-	28	-
Total impaired real estate loans	25,707	1,942	22,441	24,383	1,197	25,672	1,350

Loans not secured by real estate:
Commercial loans	264	100	4	104	-	149	3
Farm loans (non RE)			-
Consumer loans	158	-	154	154	2	194	9
All other loans (not secured by real estate)	-	-	-	-	-	-	-
Total impaired loans	$26,129	2,042	22,599	24,641	1,199	26,015	1,362

The fair value measurements for mortgage loans held for sale, impaired loans and other real estate on a non-recurring basis at December 31, 2019 and 2018 are presented below. The Company’s valuation methodology is discussed in Note 15.

(Dollars in thousands)

	Fair Value Measurements December 31, 2019	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Mortgage loans held for sale	$4,417	-	-	4,417
Impaired loans	$20,347	-	-	20,347
Other real estate	$-	-	-	-

(Dollars in thousands)

	Fair Value Measurements December 31, 2018	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Mortgage loans held for sale	$680	-	-	680
Impaired loans	$21,695	-	-	21,695
Other real estate	$27	-	-	27

Changes in the allowance for loan losses for the year ended December 31, 2019 were as follows:

 (Dollars in thousands)

	Real Estate Loans
	Construction and Land Development	Single-Family Residential	Single-Family Residential - Banco de la Gente Non-traditional	Commercial	Multifamily and Farmland	Commercial	Farm	Consumer and All Other	Unallocated	Total
Allowance for loan losses:
Beginning balance	$813	1,325	1,177	1,278	83	626	-	161	982	6,445
Charge-offs	(21)	(42)	-	(1)	-	(389)	-	(623)	-	(1,076)
Recoveries	45	66	-	49	-	83	-	205	-	448
Provision	(143)	(75)	(104)	(21)	37	368	-	395	406	863
Ending balance	$694	1,274	1,073	1,305	120	688	-	138	1,388	6,680

Ending balance: individuallyevaluated for impairment	$2	6	925	4	-	-	-	-	-	937

Ending balance: collectivelyevaluated for impairment	692	1,268	148	1,301	120	688	-	138	1,388	5,743
Ending balance	$694	1,274	1,073	1,305	120	688	-	138	1,388	6,680

Loans:
Ending balance	$92,596	269,475	30,793	291,255	48,090	100,263	1,033	16,369	-	849,874

Ending balance: individually evaluated for impairment	$10	1,697	12,899	1,365	-	92	-	-	-	16,063
Ending balance: collectively evaluated for impairment	$92,586	267,778	17,894	289,890	48,090	100,171	1,033	16,369	-	833,811

                Changes in the allowance for loan losses for the year ended December 31, 2018 were as follows:

(Dollars in thousands)

	Real Estate Loans
	Construction and Land Development	Single-Family Residential	Single-Family Residential - Banco de la Gente Non-traditional	Commercial	Multifamily and Farmland	Commercial	Farm	Consumer and All Other	Unallocated	Total
Allowance for loan losses:
Beginning balance	$804	1,812	1,280	1,193	72	574	-	155	476	6,366
Charge-offs	(53)	(116)	-	(453)	(5)	(54)	-	(452)	-	(1,133)
Recoveries	10	106	-	105	1	32	-	168	-	422
Provision	52	(477)	(103)	433	15	74	-	290	506	790
Ending balance	$813	1,325	1,177	1,278	83	626	-	161	982	6,445

Ending balance: individually evaluated for impairment	$-	-	1,023	15	-	-	-	-	-	1,038
Ending balance: collectively evaluated for impairment	813	1,325	154	1,263	83	626	-	161	982	5,407
Ending balance	$813	1,325	1,177	1,278	83	626	-	161	982	6,445

Loans:
Ending balance	$94,178	252,983	34,261	270,055	33,163	97,465	926	20,992	-	804,023

Ending balance: individually evaluated for impairment	$96	1,779	14,310	1,673	-	89	-	-	-	17,947
Ending balance: collectively evaluated for impairment	$94,082	251,204	19,951	268,382	33,163	97,376	926	20,992	-	786,076

Changes in the allowance for loan losses for the year ended December 31, 2017 were as follows:

(Dollars in thousands)

	Real Estate Loans
	Construction and Land Development	Single-Family Residential	Single-Family Residential - Banco de la Gente Non-traditional	Commercial	Multifamily and Farmland	Commercial	Farm	Consumer and All Other	Unallocated	Total
Allowance for loan losses:
Beginning balance	$1,152	2,126	1,377	1,593	52	675	-	204	371	7,550
Charge-offs	-	(249)	-	-	(66)	(194)	-	(473)	-	(982)
Recoveries	14	85	-	21	-	31	-	154	-	305
Provision	(362)	(150)	(97)	(421)	86	62	-	270	105	(507)
Ending balance	$804	1,812	1,280	1,193	72	574	-	155	476	6,366

Ending balance: individually evaluated for impairment	$-	-	1,093	37	-	-	-	-	-	1,130

Ending balance: collectively evaluated for impairment	804	1,812	187	1,156	72	574	-	155	476	5,236
Ending balance	$804	1,812	1,280	1,193	72	574	-	155	476	6,366

Loans:
Ending balance	$84,987	246,703	37,249	248,637	28,937	89,022	1,204	23,025	-	759,764

Ending balance: individually evaluated for impairment	$98	1,855	15,460	2,251	-	100	-	-	-	19,764

Ending balance: collectively evaluated for impairment	$84,889	244,848	21,789	246,386	28,937	88,922	1,204	23,025	-	740,000

 The Bank utilizes an internal risk grading matrix to assign a risk grade to each of its loans. Loans are graded on a scale of 1 to 8. These risk grades are evaluated on an ongoing basis. A description of the general characteristics of the eight risk grades is as follows:

●
Risk Grade 1 – Excellent Quality: Loans are well above average quality and a minimal amount of credit risk exists. CD or cash secured loans or properly margined actively traded stock or bond secured loans would fall in this grade.
●
Risk Grade 2 – High Quality: Loans are of good quality with risk levels well within the Company’s range of acceptability. The organization or individual is established with a history of successful performance though somewhat susceptible to economic changes.
●
Risk Grade 3 – Good Quality: Loans of average quality with risk levels within the Company’s range of acceptability but higher than normal. This may be a new organization or an existing organization in a transitional phase (e.g. expansion, acquisition, market change).

●
Risk Grade 4 – Management Attention: These loans have higher risk and servicing needs but still are acceptable. Evidence of marginal performance or deteriorating trends is observed. These are not problem credits presently, but may be in the future if the borrower is unable to change its present course.
●
Risk Grade 5 – Watch: These loans are currently performing satisfactorily, but there has been some recent past due history on repayment and there are potential weaknesses that may, if not corrected, weaken the asset or inadequately protect the Company’s position at some future date.
●
Risk Grade 6 – Substandard: A Substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or the collateral pledged (if there is any). There is a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. There is a distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
●
Risk Grade 7 – Doubtful: Loans classified as Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. Doubtful is a temporary grade where a loss is expected but is presently not quantified with any degree of accuracy. Once the loss position is determined, the amount is charged off.
●
Risk Grade 8 – Loss: Loans classified as Loss are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be realized in the future. Loss is a temporary grade until the appropriate authority is obtained to charge the loan off.

  The following tables present the credit risk profile of each loan type based on internally assigned risk grades as of December 31, 2019 and 2018.

December 31, 2019
(Dollars in thousands)

	Real Estate Loans
	Construction and Land Development	Single-Family Residential	Single-Family Residential - Banco de la Gente non-traditional	Commercial	Multifamily and Farmland	Commercial	Farm	Consumer	All Other	Total

1- Excellent Quality	$-	8,819	-	-	-	330	-	693	-	9,842
2- High Quality	32,029	128,757	-	21,829	256	20,480	-	2,708	1,860	207,919
3- Good Quality	52,009	107,246	12,103	231,003	42,527	72,417	948	4,517	5,352	528,122
4- Management Attention	5,487	18,409	13,737	35,095	4,764	6,420	85	458	725	85,180
5- Watch	3,007	3,196	2,027	3,072	543	492	-	8	-	12,345
6- Substandard	64	3,048	2,926	256	-	124	-	48	-	6,466
7- Doubtful	-	-	-	-	-	-	-	-	-	-
8- Loss	-	-	-	-	-	-	-	-	-	-
Total	$92,596	269,475	30,793	291,255	48,090	100,263	1,033	8,432	7,937	849,874

December 31, 2018
(Dollars in thousands)

	Real Estate Loans
	Construction and Land Development	Single-Family Residential	Single-Family Residential - Banco de la Gente Non-traditional	Commercial	Multifamily and Farmland	Commercial	Farm	Consumer	All Other	Total

1- Excellent Quality	$504	5,795	-	-	-	605	-	673	-	7,577
2- High Quality	24,594	128,588	-	25,321	395	20,520	-	3,229	2,145	204,792
3- Good Quality	59,549	92,435	13,776	211,541	27,774	69,651	785	4,699	8,932	489,142
4- Management Attention	5,707	19,200	15,012	30,333	3,906	6,325	141	529	750	81,903
5- Watch	3,669	3,761	2,408	2,616	1,088	264	-	18	-	13,824
6- Substandard	155	3,204	3,065	244	-	100	-	17	-	6,785
7- Doubtful	-	-	-	-	-	-	-	-	-	-
8- Loss	-	-	-	-	-	-	-	-	-	-
Total	$94,178	252,983	34,261	270,055	33,163	97,465	926	9,165	11,827	804,023

TDR loans modified in 2019, past due TDR loans and non-accrual TDR loans totaled $4.3 million and $4.7 million at December 31, 2019 and December 31, 2018, respectively. The terms of these loans have been renegotiated to provide a concession to original terms, including a reduction in principal or interest as a result of the deteriorating financial position of the borrower. There were zero and $92,000 in performing loans classified as TDR loans at December 31, 2019 and December 31, 2018, respectively.

There were no new TDR modifications during the year ended December 31, 2019.

The following table presents an analysis of loan modifications during the year ended December 31, 2018:

Year ended December 31, 2018
(Dollars in thousands)

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Real estate loans:
Single-family residential	2	$94	94
Total TDR loans	2	$94	94

During the year ended December 31, 2018, two loans were modified that were considered to be new TDR loans. The interest rate was modified on these TDR loans.

There were no TDR loans with a payment default occurring within 12 months of the restructure date, and the payment default occurring during the years ended December 31, 2019 and 2018. TDR loans are deemed to be in default if they become past due by 90 days or more.

(4) Premises and Equipment

Major classifications of premises and equipment at December 31, 2019 and 2018 are summarized as follows:

(Dollars in thousands)

	2019	2018

Land	$2,793	2,889
Buildings and improvements	18,931	19,796
Furniture and equipment	24,743	22,443
Construction in process	395	381

Total premises and equipment	46,862	45,509

Less accumulated depreciation	28,258	27,059

Total net premises and equipment	$18,604	18,450

               The Company recognized approximately $2.3 million in depreciation expense for the years ended December 31, 2019 and 2018. Depreciation expense was approximately $2.1 million for the year ended December 31, 2017.

The Company had $239,000 and $544,000 net losses on the sale of and write-downs on premises and equipment for the years ended December 31, 2019 and 2018, respectively.

(5) Leases

The Company leases various office spaces for banking and operational facilities and equipment under operating lease arrangements.

Total rent expense was approximately $949,000, $785,000 and $756,000 for the years ended December 31, 2019, 2018 and 2017, respectively.

As of December 31, 2019 the Company had operating ROU assets of $3.6 million and operating lease liabilities of $3.6 million. The Company maintains operating leases on land and buildings for some of the Bank’s branch facilities and loan production offices. Most leases include one option to renew, with renewal terms extending up to 15 years. The exercise of renewal options is based on the judgment of management as to whether or not the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of renewal rates compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. As allowed by the standard, leases with a term of 12 months or less are not recorded on the balance sheet and instead are recognized in lease expense on a straight-line basis over the lease term.

The following table presents lease cost and other lease information as of December 31, 2019.

(Dollars in thousands)

December 31, 2019

Operating lease cost	$893

Other information:
Cash paid for amounts included in the measurement of lease liabilities	850
Operating cash flows from operating leases	-
Right-of-use assets obtained in exchange for new lease liabilities - operating leases	8
Weighted-average remaining lease term - operating leases	7.27
Weighted-average discount rate - operating leases	3.19%

The following table presents lease maturities as of December 31, 2019.

(Dollars in thousands)

Maturity Analysis of Operating Lease Liabilities:	December 31, 2019
2020	$823
2021	793
2022	501
2023	393
2024	304
Thereafter	1,320
Total	4,134
Less: Imputed Interest	(487)
Operating Lease Liability	$3,647

(6) Time Deposits

At December 31, 2019, the scheduled maturities of time deposits are as follows:

(Dollars in thousands)

2020	$53,905
2021	21,997
2022	10,919
2023	3,117
2024 and thereafter	21,818

Total	$111,756

At December 31, 2019 and 2018, the Bank had approximately $22.3 million and $3.4 million, respectively, in time deposits purchased through third party brokers, including certificates of deposit participated through the Certificate of Deposit Account Registry Service (“CDARS”) on behalf of local customers. CDARS balances totaled $3.1 million and $3.4 million as of December 31, 2019 and 2018, respectively. The weighted average rate of brokered deposits as of December 31, 2019 and 2018 was 1.96% and 0.07%, respectively.

(7) Federal Home Loan Bank and Federal Reserve Bank Borrowings

The Bank had no borrowings from the FHLB at December 31, 2019 and 2018. FHLB borrowings are collateralized by a blanket assignment on all residential first mortgage loans, home equity lines of credit and loans secured by multi-family real estate that the Bank owns. At December 31, 2019, the carrying value of loans pledged as collateral totaled approximately $139.4 million. The remaining availability under the line of credit with the FHLB was $86.1 million at December 31, 2019.

The Bank is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB borrowings. No ready market exists for the FHLB stock, and it has no quoted market value. The stock is redeemable at $100 per share subject to certain limitations set by the FHLB. The Bank owned $983,000 and $982,000 of FHLB stock, included in other investments, at December 31, 2019 and 2018, respectively.

As of December 31, 2019 and 2018, the Bank had no borrowings from the Federal Reserve Bank (“FRB”). FRB borrowings are collateralized by a blanket assignment on all qualifying loans that the Bank owns which are not pledged to the FHLB. At December 31, 2019, the carrying value of loans pledged as collateral totaled approximately $452.6 million. Availability under the line of credit with the FRB was $344.7 million at December 31, 2019.

(8) Junior Subordinated Debentures

In June 2006, the Company formed a second wholly owned Delaware statutory trust, PEBK Capital Trust II (“PEBK Trust II”), which issued $20.0 million of guaranteed preferred beneficial interests in the Company’s junior subordinated deferrable interest debentures. All of the common securities of PEBK Trust II are owned by the Company. The proceeds from the issuance of the common securities and the trust preferred securities were used by PEBK Trust II to purchase $20.6 million of junior subordinated debentures of the Company. The proceeds received by the Company from the sale of the junior subordinated debentures were used to repay in December 2006 the trust preferred securities issued in December 2001 by PEBK Capital Trust, a wholly owned Delaware statutory trust of the Company, and for general purposes. The debentures represent the sole assets of PEBK Trust II. PEBK Trust II is not included in the consolidated financial statements.

The trust preferred securities issued by PEBK Trust II accrue and pay interest quarterly at a floating rate of three-month LIBOR plus 163 basis points. The Company has guaranteed distributions and other payments due on the trust preferred securities to the extent PEBK Trust II does not have funds with which to make the distributions and other payments. The net combined effect of all the documents entered into in connection with the trust preferred securities is that the Company is liable to make the distributions and other payments required on the trust preferred securities.

These trust preferred securities are mandatorily redeemable upon maturity of the debentures on June 28, 2036, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by PEBK Trust II, in whole or in part, which became effective on June 28, 2011. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount plus any accrued but unpaid interest.

The Company redeemed $5.0 million of outstanding trust preferred securities in December 2019.

(9) Income Taxes

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“TCJA”). The TCJA includes a number of changes to existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. corporate income tax rate from 34 percent to 21 percent for tax years beginning after December 31, 2017.

The Company recognized the income tax effects of the TCJA in its 2017 financial statements in accordance with Staff Accounting Bulletin No. 118, which provides SEC staff guidance for the application of ASC Topic 740, Income Taxes, in the reporting period in which the TCJA was signed into law. As such, the Company’s financial results reflect the income tax effects of the TCJA for which the accounting under ASC Topic 740 is complete and provisional amounts for those specific income tax effects of the TCJA for which the accounting under ASC Topic 740 is incomplete but a reasonable estimate could be determined. The Company did not identify items for which the income tax effects of the TCJA have not been completed and a reasonable estimate could not be determined as of December 31, 2017.

The provision for income taxes is summarized as follows:

(Dollars in thousands)

	2019	2018	2017
Current expense	$2,960	2,546	1,827
Deferred income tax expense	176	78	2,120
Total income tax	$3,136	2,624	3,947

The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

(Dollars in thousands)

	2019	2018	2017
Tax expense at statutory rate (21% in 2018 and 2019)	$3,613	3,361	4,833
State income tax, net of federal income tax effect	327	358	307
Tax-exempt interest income	(802)	(990)	(1,594)
Increase in cash surrender value of life insurance	(81)	(81)	(136)
Nondeductible interest and other expense	40	23	46
Impact of TCJA	-	-	588
Other	39	(47)	(97)
Total	$3,136	2,624	3,947

The following summarizes the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities. The net deferred tax asset is included as a component of other assets at December 31, 2019 and 2018.

(Dollars in thousands)

	2019	2018
Deferred tax assets:
Allowance for loan losses	$1,535	1,481
Accrued retirement expense	1,150	1,119
Restricted stock	217	262
Accrued bonuses	266	211
Interest income on nonaccrual loans	2	1
Total gross deferred tax assets	3,170	3,074

Deferred tax liabilities:
Deferred loan fees	343	379
Accumulated depreciation	873	610
Prepaid expenses	7	10
Other	53	5
Unrealized gain on available for sale securities	1,087	294
Total gross deferred tax liabilities	2,363	1,298

Net deferred tax asset	$807	1,776

The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. Accordingly, the Company’s deferred tax assets and liabilities were remeasured to reflect the reduction in the U.S. corporate income tax rate from 34 percent to 21 percent, resulting in a $588,000 increase in income tax expense for the year ended December 31, 2017 and a corresponding $588,000 decrease in net deferred tax assets as of December 31, 2017.

The Company has analyzed the tax positions taken or expected to be taken in its tax returns and has concluded that it has no liability related to uncertain tax positions.

The Company’s Federal income tax filings for years 2016 through 2019 were at year end 2019 open to audit under statutes of limitations by the Internal Revenue Service. The Company’s North Carolina income tax returns are currently under audit for tax year 2014-2016, tax years 2017 and 2018 are open to audit under the statutes of limitations by the North Carolina Department of Revenue.

(10) Related Party Transactions

The Company conducts transactions with its directors and executive officers, including companies in which they have beneficial interests, in the normal course of business. It is the policy of the Company that loan transactions with directors and officers are made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 2019 and 2018:

(Dollars in thousands)

	2019	2018
Beginning balance	$3,192	3,679
New loans	5,716	8,030
Repayments	(5,436)	(8,517)
Ending balance	$3,472	3,192

At December 31, 2019 and 2018, the Company had deposit relationships with related parties of approximately $30.4 million and $31.6 million, respectively.

A director of the Company has a membership interest in a company that leases two branch facilities to the Bank. The Bank’s lease payments for these facilities totaled $231,000 and $230,000 during 2019 and 2018, respectively.

(11) Commitments and Contingencies

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In most cases, the Bank requires collateral or other security to support financial instruments with credit risk.

(Dollars in thousands)

	Contractual Amount
	2019	2018
Financial instruments whose contract amount represent credit risk:

Commitments to extend credit	$276,338	268,708

Standby letters of credit and financial guarantees written	$3,558	3,651

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and because they may expire without being drawn upon, the total commitment amount of $279.9 million does not necessarily represent future cash requirements.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to businesses in the Bank’s delineated market area. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate, equipment, automobiles and customer deposits as collateral supporting those commitments for which collateral is deemed necessary.

In the normal course of business, the Company is a party (both as plaintiff and defendant) to a number of lawsuits. In the opinion of management and counsel, none of these cases should have a material adverse effect on the financial position of the Company.

Bancorp and the Bank have employment agreements with certain key employees. The agreements, among other things, include salary, bonus, incentive compensation, and change in control provisions.

The Company has $82.5 million available for the purchase of overnight federal funds from six correspondent financial institutions as of December 31, 2019.

At December 31, 2017, the Bank committed to invest $3.0 million in an income tax credit partnership owning and developing two multifamily housing developments in Charlotte, North Carolina, with $1.5 million allocated to each property. The Bank has funded $2.7 million of this commitment at December 31, 2019.

(12) Employee and Director Benefit Programs

The Company has a profit sharing and 401(k) plan for the benefit of substantially all employees subject to certain minimum age and service requirements. Under the 401(k) plan, the Company matched employee contributions to a maximum of 4.00% of annual compensation in 2017, 2018 and 2019. The Company’s contribution pursuant to this formula was approximately $691,000, $670,000 and $622,000 for the years 2019, 2018 and 2017, respectively. Investments of the 401(k) plan are determined by a committee comprised of senior management. No investments in Company stock have been made by the 401(k) plan. Contributions to the 401(k) plan are vested immediately.

In December 2001, the Company initiated a postretirement benefit plan to provide retirement benefits to key officers and its Board of Directors and to provide death benefits for their designated beneficiaries. Under the postretirement benefit plan, the Company purchased life insurance contracts on the lives of the key officers and each director. The increase in cash surrender value of the contracts constitutes the Company’s contribution to the postretirement benefit plan each year. Postretirement benefit plan participants are to be paid annual benefits for a specified number of years commencing upon retirement. Expenses incurred for benefits relating to the postretirement benefit plan were approximately $361,000, $423,000 and $428,000 for the years 2019, 2018 and 2017, respectively.

The Company is currently paying medical benefits for certain retired employees. The Company did not incur any postretirement medical benefits expense in 2019, 2018 and 2017 due to an excess accrual balance.

The following table sets forth the change in the accumulated benefit obligation for the Company’s two postretirement benefit plans described above:

(Dollars in thousands)

	2019	2018

Benefit obligation at beginning of period	$4,566	4,361
Service cost	299	362
Interest cost	58	70
Benefits paid	(223)	(227)

Benefit obligation at end of period	$4,700	4,566

The amounts recognized in the Company’s Consolidated Balance Sheet as of December 31, 2019 and 2018 are shown in the following two tables:

(Dollars in thousands)

	2019	2018

Benefit obligation	$4,700	4,566
Fair value of plan assets	-	-

(Dollars in thousands)

	2019	2018

Funded status	$(4,700)	(4,566)
Unrecognized prior service cost/benefit	-	-
Unrecognized net actuarial loss	-	-

Net amount recognized	$(4,700)	(4,566)

Unfunded accrued liability	$(4,700)	(4,566)
Intangible assets	-	-

Net amount recognized	$(4,700)	(4,566)

Net periodic benefit cost of the Company’s postretirement benefit plans for the years ended December 31, 2019, 2018 and 2017 consisted of the following:

(Dollars in thousands)

	2019	2018	2017

Service cost	$299	362	348
Interest cost	58	70	68

Net periodic cost	$357	432	416

Weighted average discount rate assumption used to determine benefit obligation	5.49%	5.49%	5.49%

  The Company paid benefits under the two postretirement plans totaling $223,000 and $227,000 during the years ended December 31, 2019 and 2018, respectively. Information about the expected benefit payments for the Company’s two postretirement benefit plans is as follows:

(Dollars in thousands)

Year ending December 31,
2020	$237
2021	$353
2022	$342
2023	$342
2024	$354
Thereafter	$8,715

(13) Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of capital in relation to both on- and off-balance sheet items at various risk weights. Total capital consists of two tiers of capital. Tier 1 capital includes common shareholders’ equity and trust preferred securities less adjustments for intangible assets. Tier 2 capital consists of the allowance for loan losses, up to 1.25% of risk-weighted assets and other adjustments. Management believes, as of December 31, 2019, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2019, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There have been no conditions or events since that notification that management believes have changed the Bank’s category.

In 2013, the FRB approved its final rule on the Basel III capital standards, which implement changes to the regulatory capital framework for banking organizations. The Basel III capital standards, which became effective January 1, 2015, include new risk-based capital and leverage ratios, which were phased in from 2015 to 2019. The new minimum capital level requirements applicable to the Company and the Bank under the final rules are as follows: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total risk based capital ratio of 8% (unchanged from previous rules); and (iv) a Tier 1 leverage ratio of 4% (unchanged from previous rules). An additional capital conservation buffer was added to the minimum requirements for capital adequacy purposes beginning on January 1, 2016 and was phased in through 2019 (increasing by 0.625% on January 1, 2016 and each subsequent January 1, until it reached 2.5% on January 1, 2019). This resulted in the following minimum ratios beginning in 2019: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. Under the final rules, institutions would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained earnings that could be utilized for such actions.

The Company’s and the Bank’s actual capital amounts and ratios are presented below:

(Dollars in thousands)

	Actual		Minimum Regulatory Capital Ratio		Minimum Ratio plus Capital Conservation Buffer

	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2019:

Total Capital (to Risk-Weighted Assets)
Consolidated	$152,156	16.08%	75,710	8.00%	N/A	N/A
Bank	$149,266	15.79%	75,602	8.00%	99,228	10.50%
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	$145,476	15.37%	56,783	6.00%	N/A	N/A
Bank	$142,586	15.09%	56,702	6.00%	80,328	8.50%
Tier 1 Capital (to Average Assets)
Consolidated	$145,476	11.91%	48,872	4.00%	N/A	N/A
Bank	$142,586	11.61%	49,106	4.00%	49,106	4.00%
Common Equity Tier 1 (to Risk-Weighted Assets)
Consolidated	$130,476	13.79%	42,587	4.50%	N/A	N/A
Bank	$142,586	15.09%	42,526	4.50%	66,152	7.00%

(Dollars in thousands)

	Actual		Minimum Regulatory Capital Ratio		Minimum Ratio plus Capital Conservation Buffer

	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2018:

Total Capital (to Risk-Weighted Assets)
Consolidated	$149,076	16.15%	73,830	8.00%	N/A	N/A
Bank	$146,640	15.91%	73,717	8.00%	91,041	9.88%
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	$142,631	15.46%	55,372	6.00%	N/A	N/A
Bank	$140,195	15.21%	55,288	6.00%	72,612	7.88%
Tier 1 Capital (to Average Assets)
Consolidated	$142,631	13.05%	43,723	4.00%	N/A	N/A
Bank	$140,195	12.76%	43,950	4.00%	43,950	4.00%
Common Equity Tier 1 (to Risk-Weighted Assets)
Consolidated	$122,631	13.29%	41,529	4.50%	N/A	N/A
Bank	$140,195	15.21%	41,466	4.50%	58,790	6.38%

 (14) Shareholders’ Equity

Shareholders’ equity was $134.1 million, or 11.59% of total assets, at December 31, 2019, compared to $123.6 million, or 11.31% of total assets, at December 31, 2018. The increase in shareholders’ equity is primarily due to an increase in retained earnings due to net income.

Annualized return on average equity for the year ended December 31, 2019 was 10.45% compared to 10.81% for the year ended December 31, 2018. Total cash dividends paid on common stock were $3.9 million and $3.1 million for the years ended December 31, 2019 and 2018, respectively.

The Board of Directors, at its discretion, can issue shares of preferred stock up to a maximum of 5,000,000 shares. The Board is authorized to determine the number of shares, voting powers, designations, preferences, limitations and relative rights. The Board of Directors does not currently anticipate issuing shares of preferred stock.

In 2019, the Company’s Board of Directors authorized a stock repurchase program, whereby up to $5 million will be allocated to repurchase the Company’s common stock. Any purchases under the Company’s stock repurchase program may be made periodically as permitted by securities laws and other legal requirements in the open market or in privately-negotiated transactions. The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions and other factors. The stock repurchase program may be suspended at any time or from time-to-time without prior notice. The Company has repurchased approximately $2.5 million, or 90,354 shares of its common stock, under this stock repurchase program as of December 31, 2019.

(15) Other Operating Income and Expense

Miscellaneous non-interest income for the years ended December 31, 2019, 2018 and 2017 included the following items:

(Dollars in thousands)
	2019	2018	2017
Visa debit card income	$4,145	3,911	3,757
Bank owned life insurance income	383	384	400
Gain (loss) on sale of premises and equipment	(239)	544	(32)
Other	1,320	1,354	1,175
	$5,609	6,193	5,300

Other non-interest expense for the years ended December 31, 2019, 2018 and 2017 included the following items:

(Dollars in thousands)
	2019	2018	2017
ATM expense	$579	542	673
Consulting	972	1,012	785
Data processing	616	466	426
Deposit program expense	515	586	539
Dues and subscriptions	421	421	354
FHLB advance prepayment penalty	-	-	508
Internet banking expense	681	603	720
Office supplies	467	503	517
Telephone	802	678	855
Other	2,921	2,834	2,540
	$7,974	7,645	7,917

(16) Fair Value of Financial Instruments

The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in the value of financial instruments held by the Company since purchase, origination, or issuance.

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

●
Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.
●
Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
●
Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Cash and Cash Equivalents
For cash, due from banks and interest-bearing deposits, the carrying amount is a reasonable estimate of fair value. Cash and cash equivalents are reported in the Level 1 fair value category.

Investment Securities Available for Sale
Fair values of investment securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges when available. If quoted prices are not available, fair value is determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. Fair values for investment securities with quoted market prices are reported in the Level 1 fair value category. Fair value measurements obtained from independent pricing services are reported in the Level 2 fair value category. All other fair value measurements are reported in the Level 3 fair value category.

Other Investments
For other investments, the carrying value is a reasonable estimate of fair value. Other investments are reported in the Level 3 fair value category.

Mortgage Loans Held for Sale
Mortgage loans held for sale are carried at lower of aggregate cost or market value. The cost of mortgage loans held for sale approximates the market value. Mortgage loans held for sale are reported in the Level 3 fair value category.

Loans
The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. Loans are reported in the Level 3 fair value category, as the pricing of loans is more subjective than the pricing of other financial instruments.

Cash Surrender Value of Life Insurance
For cash surrender value of life insurance, the carrying value is a reasonable estimate of fair value. Cash surrender value of life insurance is reported in the Level 2 fair value category.

Other Real Estate
The fair value of other real estate is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Other real estate is reported in the Level 3 fair value category.

Deposits
The fair value of demand deposits, interest-bearing demand deposits and savings is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities. Deposits are reported in the Level 2 fair value category.

Securities Sold Under Agreements to Repurchase
For securities sold under agreements to repurchase, the carrying value is a reasonable estimate of fair value. Securities sold under agreements to repurchase are reported in the Level 2 fair value category.

FHLB Borrowings
The fair value of FHLB borrowings is estimated based upon discounted future cash flows using a discount rate comparable to the current market rate for such borrowings. FHLB borrowings are reported in the Level 2 fair value category.

Junior Subordinated Debentures
Because the Company’s junior subordinated debentures were issued at a floating rate, the carrying amount is a reasonable estimate of fair value. Junior subordinated debentures are reported in the Level 2 fair value category.

Commitments to Extend Credit and Standby Letters of Credit
Commitments to extend credit and standby letters of credit are generally short-term and at variable interest rates. Therefore, both the carrying value and estimated fair value associated with these instruments are immaterial.

Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The fair value presentation for recurring assets is presented in Note 2. There were no recurring liabilities at December 31, 2019 and 2018. The fair value presentation for non-recurring assets is presented in Note 3. There were no non-recurring liabilities at December 31, 2019 and 2018. The carrying amount and estimated fair value of the Company’s financial instruments at December 31, 2019 and 2018 are as follows:

(Dollars in thousands)
		Fair Value Measurements at December 31, 2019
	Carrying Amount	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$52,387	52,387	-	-	52,387
Investment securities available for sale	$195,746	-	195,496	250	195,746
Other investments	$4,231	-	-	4,231	4,231
Mortgage loans held for sale	$4,417	-	-	4,417	4,417
Loans, net	$843,194	-	-	819,397	819,397
Cash surrender value of life insurance	$16,319	-	16,319	-	16,319

Liabilities:
Deposits	$966,517	-	-	955,766	955,766
Securities sold under agreements to repurchase	$24,221	-	24,221	-	24,221
Junior subordinated debentures	$15,619	-	15,619	-	15,619

(Dollars in thousands)
		Fair Value Measurements at December 31, 2018
	Carrying Amount	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$43,370	43,370	-	-	43,370
Investment securities available for sale	$194,578	-	194,328	250	194,578
Other investments	$4,361	-	-	4,361	4,361
Mortgage loans held for sale	$680	-	-	680	680
Loans, net	$797,578	-	-	748,917	748,917
Cash surrender value of life insurance	$15,936	-	15,936	-	15,936

Liabilities:
Deposits	$877,213	-	-	857,999	857,999
Securities sold under agreements to repurchase	$58,095	-	58,095	-	58,095
Junior subordinated debentures	$20,619	-	20,619	-	20,619

(17) Peoples Bancorp of North Carolina, Inc. (Parent Company Only) Condensed Financial Statements

Balance Sheets
December 31, 2019 and 2018
(Dollars in thousands)

Assets	2019	2018

Cash	$1,187	689
Interest-bearing time deposit	1,000	1,000
Investment in subsidiaries	146,230	141,181
Investment in PEBK Capital Trust II	619	619
Investment securities available for sale	250	250
Other assets	476	533

Total assets	$149,762	144,272

Liabilities and Shareholders' Equity

Junior subordinated debentures	$15,619	20,619
Liabilities	23	36
Shareholders' equity	134,120	123,617

Total liabilities and shareholders' equity	$149,762	144,272

Statements of Earnings
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

Revenues:	2019	2018	2017

Interest and dividend income	$12,850	4,544	1,839

Total revenues	12,850	4,544	1,839

Expenses:

Interest	844	790	590
Other operating expenses	629	678	725

Total expenses	1,473	1,468	1,315

Income before income tax benefit and equity in undistributed earnings of subsidiaries	11,377	3,076	524

Income tax benefit	299	299	434

Income before equity in undistributed earnings of subsidiaries	11,676	3,375	958

Equity in undistributed earnings of subsidiaries	2,391	10,007	9,310

Net earnings	$14,067	13,382	10,268

Statements of Cash Flows
For the Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

	2019	2018	2017
Cash flows from operating activities:

Net earnings	$14,067	13,382	10,268
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(2,391)	(10,007)	(9,310)
Change in:
Other assets	57	13	(272)
Other liabilities	(13)	6	5

Net cash provided by operating activities	11,720	3,394	691

Cash flows from investing activities:

Proceeds from calls and maturities of investment securities available for sale	-	-	500

Net cash provided by investing activities	-	-	500

Cash flows from financing activities:

Repayment of junior subordinated debentures	(5,000)	-	-
Cash dividends paid on common stock	(3,939)	(3,133)	(2,629)
Cash in lieu stock dividend	-	-	(6)
Stock repurchase	(2,490)	-	-
Proceeds from exercise of restricted stock units	207	-	915

Net cash used by financing activities	(11,222)	(3,133)	(1,720)

Net change in cash	498	261	(529)

Cash at beginning of year	689	428	957

Cash at end of year	$1,187	689	428

Noncash investing and financing activities:	-

Change in unrealized gain on investment securities available for sale, net	$2,658	(2,607)	(1)

(18) Quarterly Data

(Dollars in thousands, except per share amounts)	First	Second	Third	Fourth	First	Second	Third	Fourth
Total interest income	$12,183	12,375	12,430	12,613	$10,759	11,059	11,608	11,924
Total interest expense	757	781	994	1,225	467	513	557	609
Net interest income	11,426	11,594	11,436	11,388	10,292	10,546	11,051	11,315

Provision for loan losses	178	77	422	186	31	231	110	418
Other income	4,120	4,385	4,708	4,526	3,736	4,016	3,915	4,499
Other expense	10,916	11,244	11,267	12,090	10,042	10,560	10,702	11,270
Income before income taxes	4,452	4,658	4,455	3,638	3,955	3,771	4,154	4,126

Income tax expense	785	845	834	672	652	595	687	690
Net earnings	3,667	3,813	3,621	2,966	3,303	3,176	3,467	3,436

Basic net earnings per share	$0.61	0.64	0.62	0.50	$0.55	0.53	0.58	0.57
Diluted net earnings per share	$0.61	0.64	0.61	0.50	$0.55	0.53	0.57	0.57

DIRECTORS AND OFFICERS OF THE COMPANY

DIRECTORS

Robert C. Abernethy – Chairman
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank;
President, Secretary and Treasurer, Carolina Glove Company, Inc. (glove manufacturer)
Secretary and Assistant Treasurer, Midstate Contractors, Inc. (paving company)

James S. Abernethy
Vice President, Carolina Glove Company, Inc. (glove manufacturer)
President and Assistant Secretary, Midstate Contractors, Inc. (paving company)
Vice President, Secretary and Chairman of the Board of Directors, Alexander Railroad Company

Douglas S. Howard
Vice President and Treasurer, Denver Equipment Company of Charlotte, Inc.

John W. Lineberger, Jr.
President, Lincoln Bonded Warehouse Company (commercial warehousing facility)

Gary E. Matthews
President and Director, Matthews Construction Company, Inc. (general contractor)

Billy L. Price, Jr. MD
Practitioner of Internal Medicine, BL Price Jr. Medical Consultants, PLLC

Larry E. Robinson
Shareholder, Director, Chairman of the Board and Chief Executive Officer, The Blue Ridge Distributing Co., Inc. (beer and wine distributor)
Director and member of the Board of Directors, United Beverages of North Carolina, LLC (beer distributor)

William Gregory (Greg) Terry
President, DFH Holdings
Operator/General Manager, Drum & Willis-Reynolds Funeral Homes and Crematory
President, Hole-In-One Advantage, LLC

Dan Ray Timmerman, Sr.
Chairman of the Board and Chief Executive Officer, Timmerman Manufacturing, Inc. (wrought iron furniture, railings and gates manufacturer)

Benjamin I. Zachary
President, Treasurer, General Manager and Director, Alexander Railroad Company

OFFICERS

Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President, Chief Financial Officer, Corporate Treasurer and Assistant Corporate Secretary

William D. Cable, Sr.

APPENDIX B

2020 OMNIBUS PLAN

PEOPLES BANCORP OF NORTH CAROLINA, INC.

2020 OMNIBUS STOCK OWNERSHIP AND
LONG TERM INCENTIVE PLAN
__________, 2020

THIS IS THE 2020 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN (“Plan”) of Peoples Bancorp of North Carolina, Inc. (the “Company”), a North Carolina corporation with its principal office in Newton, Catawba County, North Carolina, under which Incentive Stock Options and Non-Qualified Options to acquire Shares of Common Stock, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Performance Units may be granted from time to time to Eligible Directors and Eligible Employees of the Company and of any of its Subsidiaries, subject to the following provisions.

ARTICLE I
DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Award. An award, grant or issuance of any of the Rights available under this Plan.

Award Agreement. The written agreement between the Company and/or the Bank and the Grantee that evidences and sets out the terms and conditions of an Award, subject to the provisions of this Plan.

Bank. Peoples Bank, Newton, North Carolina.

Board. The Board of Directors of Peoples Bancorp of North Carolina, Inc.

Change in Control. Any one of the following corporate events: (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i) “Change of Ownership” shall mean the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

(ii) “Change in Effective Control” means the date either (A) one person (or group) acquires (or has acquired during the preceding 12 months ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30% or more of the total voting power of the Company stock or (B) a majority of the board of directors of the Company is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the board of directors of the Company prior to the date of such appointment or election.

(iii) “Change of Asset Ownership” means the date one person (or group) acquires (or has acquired during the preceding 12 months ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

(iv) For purposes of determining whether the Company has undergone a Change in Control under the Plan, the term “Company” shall include any corporation that is a majority shareholder of the Company within the meaning of Section 409A (i.e., owning more than 50% of the total fair market value and total voting power of the Company).

Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

Committee. The Compensation Committee of the Board, which shall be composed solely of two or more members of the Board who are “non-employee directors” as described in Rule 16(b)(3) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Common Stock. The Common Stock, no par value, of the Company.

Corporate Transaction. Any one or more of the following transactions:

(i)
a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)
the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including without limitation the capital stock of the Company’s Subsidiaries);

(iii)
approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv)
any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or entity or persons or entities different from those that held such securities immediately prior to such merger; or

(v)
acquisition by any person or entity or related group of persons or entities (other than the Company or a Company-sponsored employee benefit plan) of beneficiary ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control).

Death. The date and time of death of an Eligible Director or Eligible Employee who has received Rights, as established by the relevant death certificate.

Disability. The date on which an Eligible Director or Eligible Employee who has received Rights is:

(i)
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)
by reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months), receiving income replacement benefits for a period of 3 or more months under an accident and health plan covering employees of the Company and/or the Bank, or

(iii)
determined to be disabled by the Social Security Administration.

Effective Date. Pursuant to the action of the Board adopting the Plan, the date as of which this Plan is effective is the date it is approved by the Company’s shareholders.

Eligible Directors. Those individuals who are duly elected directors of the Company or any Subsidiary who are serving in such capacity and who have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Eligible Employees. Those individuals who meet the following eligibility requirements:

(i)
Such individual must be a full time employee of the Company or a Subsidiary. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Company or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied. Notwithstanding the foregoing, for purposes of determining eligibility to receive ISOs, an Eligible Employee shall mean a full time employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

(ii)
If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(iii)
Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Fair Market Value. With respect to the Company’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Sections 409A and 422 of the Code and to the extent consistent therewith, determined as follows, as of the date specified in the context within which such term is used:

(i)
When there is a public market for the Common Stock, the Fair Market Value shall be determined by (A) the closing price for a share on the market trading day on the date of the determination (and if a closing price was not reported on that date, then the arithmetic mean of the closing bid and asked prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading date on which a closing price was reported) on the stock exchange or national market system that is the primary market for the Shares; and (B) if the shares are not traded on such stock exchange or national market system, the arithmetic mean of the closing bid and asked prices for a share on the Nasdaq Stock Market for the day prior to the date of the determination (and if these prices were not reported on that date, then on the last date on which these prices were reported), in each case as reported in The Wall Street Journal or such other source that the Committee considers reliable in its exclusive discretion.

(ii)
If the Committee, in its exclusive discretion, determines that the foregoing methods do not apply or produce a reasonable valuation, then Fair Market Value shall be determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date within twelve (12) months before the date of the transaction for which the appraisal is used, e.g., the date of grant of an Award (the “Appraisal”). If the Committee, in its exclusive discretion, determines that the Appraisal does not reflect information available after the date of the Appraisal that may materially affect the value of the shares, then Fair Market Value shall be determined by a new Appraisal.

(iii)
The Committee shall maintain a written record of its method of determining Fair Market Value.

              Grantee. A person who receives or holds an Award under the Plan.

ISO. An “incentive stock option” as defined in Section 422 of the Code.

Non-Qualified Option. Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement. The agreement between the Company and a Grantee with respect to Options granted to such Grantee, including such terms and provisions as are necessary or appropriate under Article III.

Options. ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Parent. A corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant of an Award each corporation, other than the Company, owns stock possessing at least fifty (50%) percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Performance Units. The Right of a Grantee to receive a combination of cash and Shares under such terms and conditions as described in Article V.

Performance Unit Agreement. The agreement between the Company and a Grantee with respect to the award of Performance Units to the Grantee, including such terms and conditions as are necessary or appropriate under Article V.

Plan Pool. A total of 300,000 shares of authorized but unissued Common Stock, as such number may be adjusted from time to time in accordance with the provisions of the Plan.

Registration. The registration by the Company under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Shares under this Plan, and/or the Shares acquirable under this Plan.

Related Entity. A corporation or other entity, other than the Company, to which the Grantee primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Grantee primarily provides services on the date of grant of an Award. For a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock, or at least fifty (50%) percent of the total value of all classes of stock. For a partnership or limited liability company, a controlling interest means ownership of at least fifty (50%) percent of the profits interest or capital interest of the entity. In determining ownership, the rules of Treasury Regulation §§1.414(c)-3 and 1.414(c)-4 apply.

Related Entity Disposition. The sale, distribution, or other disposition by the Company, Parent, or a Subsidiary of all or substantially all of the interests of the Company, Parent, or a Subsidiary in any Related Entity effected by a sale, merger, consolidation, or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, Parent, or a Subsidiary.

Restricted Stock. The Shares which a Grantee shall be entitled to receive under such terms and conditions as described in Article IV.

Restricted Stock Agreement. The agreement between the Company and a Grantee with respect to Rights to receive Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Restricted Stock Units. The Right of a Grantee to receive cash and/or Shares under such terms and conditions as described in Article IV.

Restricted Stock Unit Agreement. The agreement between the Company and a Grantee with respect to Rights to receive the value of Shares, either in the form of cash or Shares, including such terms and provisions as are necessary or appropriate under Article IV.

Rights. The rights to exercise, purchase or receive the Options, Restricted Stock, Restricted Stock Units, Performance Units, and SARs described herein.

SAR. The Right of a Grantee to receive cash under such terms and conditions as described in Article VI.

SAR Agreement. The agreement between the Company and a Grantee with respect to the SAR awarded to the Grantee, including such terms and conditions as are necessary or appropriate under Article VI.

SEC. The Securities and Exchange Commission.

Section 409A. Internal Revenue Code Section 409A, including guidance and regulations issued thereunder.

Section 424 Corporate Transaction. The occurrence, in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than fifty (50%) percent of the outstanding stock of the Company; (iii) the consummation of a merger, consolidation, or similar transaction after which the Company is not the surviving corporation; (iv) the consummation of a merger, consolidation, or similar transaction after which the Company is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property, or cash; or (v) a distribution by the Company (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation §1.424-1(e)(4)(v)).

Separation from Service. When an employee, director, and contractor to the Company, Bank, and all Parents and Related Entities has a “separation from service” within the meaning of Section 409A, including when the Grantee dies, retires or has a termination of service in as explained in the following provisions:

(i)
The employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence, if the period of leave does not exceed six (6) months or, if longer, as long as the employee’s right to reemployment with the Company, Bank, a Parent or a Related Entity is provided by statute or contract. A leave of absence is bona fide only if there is a reasonable expectation that the employee will return to perform services for the Company, Bank, Parent, or Related Entity. If the period of leave exceeds six (6) months and the Grantee’s right to reemployment is not provided by statute or contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period.

(ii)
A director or contractor has a separation from service upon the expiration of the contract, and if there is more than one contract, all contracts, under which the director or contractor performs services as long as the expiration is a good faith and complete termination of the contractual relationship.

(iii)
If a Grantee performs services in more than one capacity, the Grantee must separate from service in all capacities as an employee, director, and contractor. Notwithstanding the foregoing, if a Grantee provides services both as an employee and a director, the services provided as a director are not taken into account in determining whether the Grantee has a separation from service as an employee under a nonqualified deferred compensation plan in which the Grantee participates as an employee and that is not aggregated under Section 409A with any plan in which the Grantee participates as a director. In addition, if a Grantee provides services both as an employee and a director, the services provided as an employee are not taken into account in determining whether the Grantee has a separation from service as a director under a nonqualified deferred compensation plan in which the Grantee participates as a director and that is not aggregated under Section 409A with any plan in which the Grantee participates as an employee.

Share. A share of Common Stock.

Specified Employee. A “specified employee” as defined by Section 409A. As of the date of the adoption of this amended and restated Plan, Section 409A provides that if the Company’s Common Stock is publicly traded on an established securities market or otherwise, then “specified employee” means senior officers who make $185,000 or more annually (indexed) (limited to the top 3 such officers or, if greater (up to a maximum of 50), the top 10%)); 1% owners whose compensation is $150,000 or more annually; and 5% owners regardless of their compensation).

Subsidiary. A subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

Termination of Employment. In this Plan, all references to termination of employment mean that the Eligible Employee or Eligible Director has had a Separation from Service.

Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a Share or of a Right.

1933 Act. The Securities Act of 1933, as amended.

1934 Act. The Securities Exchange Act of 1934, as amended.

ARTICLE II
GENERAL

Section 2.1. Purpose. The purposes of this Plan are to encourage and motivate directors and key employees to contribute to the successful performance of the Company and its Subsidiaries and the growth of the market value of the Common Stock; to achieve a unity of purpose among such directors, key employees and the Company’s shareholders by providing ownership opportunities, and a unity of interest among such parties in the achievement of the Company’s primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Directors and Eligible Employees pursuant to the terms of this Plan.

Section 2.2. Administration.

(a) The Plan shall be administered by the Committee which meets, and shall continue to meet, the standards of Rule 16b-3(d)(1) promulgated by the SEC under the 1934 Act. Subject to the provisions of SEC Rule 16b-3(d)(1), the Committee may designate any officers or employees of the Company or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b) Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the Rights granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the Eligible Employees to whom and the time or times at which such Rights shall be granted, the number of Shares, as and when applicable, to be subject to each Right, the exercise, other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan, provided that the determination must be in compliance with Section 409A if Section 409A applies to the Rights; and (e) to make all other determinations necessary or advisable for the administration of the Plan. Provided, however, that the Committee shall administer and interpret the Plan in a manner so as to comply with Section 409A to the extent that Section 409A applies to any portion(s) of the Plan. Only the full Board has the discretion to determine the Eligible Directors to whom and the time or times at which such Rights shall be granted, the number of Shares, as and when applicable, to be subject to each Right, the exercise, and other relevant purchase price or value pertaining to a Right. References to the Committee contained in this Agreement will also mean the Board wherever Rights of Eligible Directors are addressed.

(c) It shall be in the discretion of the Committee to grant Options to purchase Shares which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(d) The intent of the Company is to register the (i) offering of Shares pertaining to or underlying the Rights and the offering of Rights pursuant to this Plan, (ii) this Plan and (iii) the Rights, to the extent required, under the 1933 Act and applicable state securities and “Blue Sky” laws. In such event, the Company shall make available to Eligible Directors and Eligible Employees receiving Rights, and/or Shares in connection therewith, all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right, and/or Shares in connection therewith, with such information about the Company as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the Rights granted under this Plan. In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Directors and Eligible Employees and the suitability of particular persons to be Eligible Directors and Eligible Employees in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(e) In determining the Eligible Directors and Eligible Employees to whom Rights shall be granted and the number of Shares to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Directors and Eligible Employees, their present and potential contributions to the success of the Company and/or the Subsidiaries and such other factors as the Committee shall deem relevant. An Eligible Director or Eligible Employee who has been granted a Right under the Plan may be granted additional Rights under the Plan if the Committee shall so determine.

If, pursuant to the terms of the Plan, or otherwise in connection with the Plan, it is necessary that the percentage of stock ownership of an Eligible Director or Eligible Employee be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(f) The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

Section 2.3. Stock Matters.

(a) Shares Available for Rights. Shares shall be subject to, or underlying, grants of Options, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Book Value Shares under this Plan. The total number of Shares for which, or with respect to which, Rights may be granted (including the number of Shares in respect of which Restricted Stock, Restricted Stock Units, SARs, Performance Units and Book Value Shares may be granted) under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under the Plan to any Eligible Director or Eligible Employee expires or is terminated unexercised as to any Shares covered thereby, such Shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of the Plan as described in Section 7.3, then any Shares covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b) Adjustments upon Changes in Capitalization. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and SARs, the performance goals to which Performance Units are subject, the maximum number of shares of Common Stock in the Plan Pool subject to all Awards will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 2.3(b), unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee shall, in the case of ISOs, ensure that any adjustments under this Section 2.3(b) will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Options, ensure that any adjustments under this Section 2.3(b) will not constitute a modification of such Non-qualified Options within the meaning of Section 409A. Any adjustments made under this Section 2.3(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. The Company shall give each affected Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(c) Corporate Transactions/Changes in Control/Related Entity Dispositions. Except as otherwise provided in an Award Agreement:

(i)
On the specified effective date of a Corporate Transaction or Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all the Shares at the time represented by such Award (except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(ii)
On the specified effective date of a Related Entity Disposition, for each Grantee who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the Shares at the time represented by such Award. Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(iii)
The Committee may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treas. Reg. §1.424-1 (without regard to the requirement described in Treas. Reg. §1.424-1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the stock right were an ISO, the substitution of a new stock right pursuant to a Section 424 Corporate Transaction for an outstanding stock right or the assumption of an outstanding stock right pursuant to a Section 424 Corporate Transaction shall not be treated as the grant of a new stock right or a change in the form of payment. The requirement of Treas. Reg. §1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the Shares immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the Shares immediately before the substitution or assumption. In the case of a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treas. Reg. §1.424-1(a)(5) may be satisfied by:

(1)
using the last sale before or the first sale after the specified date as of which such valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of such specified date, or any other reasonable method using actual transactions in such stock as reported by such market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided the specified date is designated before such specified date, and such specified date is not more than sixty (60) days after the transaction;

(2)
using the arithmetic mean of such market price on trading days during a specified period designated before the beginning of such specified period, when such specified period is not longer than thirty (30) days and ends no later than sixty (60) days after the transaction; or

(3)
using an average of such prices during such prespecified period weighted based on the volume of trading of such stock on each trading day during such prespecified period.

(d) No Limitations on Power of Company. The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(e) No fractional Shares shall be issued under this Plan for any adjustment under Section 2.3(b).

(f) In the event of a Change in Control or pending Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or SAR with an exercise price (or SAR Exercise Price in the case of a SAR) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor.

Section 2.4. Section 409A Matters. The Plan and the Awards issued hereunder are intended to fall within available exemptions from the application of Section 409A of the Code (the incentive stock option exemption, the exemption for certain nonqualified stock options and stock appreciation rights issued at Fair Market Value, the restricted property exemption, and/or the short-term deferral exemption). Thus, it is intended that the Awards fall outside the scope of Section 409A and are not required to comply with the Section 409A requirements. The Plan and the Awards will be administered and interpreted in a manner consistent with the intent set forth herein. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, (i) this Plan and each Award Agreement may be amended from time to time as the Committee may determine to be necessary or appropriate in order to avoid any grant of any Rights, this Plan, or any Award Agreement from resulting in the inclusion of any compensation in the gross income of any Grantee under Section 409A as amended from time to time, and (ii) if any provision of this Plan or of any Award Agreement would otherwise result in the inclusion of any compensation in the gross income of any Grantee under Section 409A as amended from time to time, then such provision shall not apply as to such Grantee and the Committee, in its discretion, may apply in lieu thereof another provision that (in the judgment of the Committee) accomplishes the intent of this Plan or such Award Agreement without resulting in such inclusion so long as such action by the Committee does not violate Section 409A. The Company makes no representation or warranty regarding the treatment of this Plan or the benefits payable under this Plan or any Award Agreement under federal, state or local income tax laws, including Section 409A.

Section 2.5. Amendment and Discontinuance. The Board may at any time alter, suspend, terminate or discontinue the Plan, subject to Section 409A, and subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of the Grantee of an Award previously granted, make any alteration which would deprive the Grantee of his rights with respect thereto, except to the extent an amendment is required in order for the Award to comply with Section 409A, if applicable to the Award, or to fall within an exemption from Section 409A.

Section 2.6. Compliance with Rule 16b-3. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the 1934 Act, and will not be subject to short-swing liability under Section 16 of the 1934 Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 2.6, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

Section 2.7. Term and Termination of Awards other than Performance Units.

(a) The Committee shall determine, and each Award Agreement shall state, the expiration date or dates of each Award, but such expiration date shall be not later than ten (10) years after the date such Award is granted (the “Award Period”). In the event an ISO is granted to a shareholder who owns more than 10% of the total combined voting power of the Company, its Parent, or its Subsidiary (a “10% Shareholder”), the expiration date or dates of each Award Period shall be not later than five (5) years after the date such ISO is granted. The Committee, in its discretion, may extend the expiration date or dates of an Award Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 2.7(a). Provided further that no extension will be granted if it would violate Section 409A to the extent that Section 409A applies to the Award.

(b) To the extent not previously exercised, each Award will terminate upon the expiration of the Award Period specified in the Award Agreement; provided, however, that each such Award will terminate immediately as of the date that the Grantee ceases to be an Eligible Director or Eligible Employee for any reason other than Death or Disability. In the event the Grantee ceases to be an Eligible Director or Eligible Employee by reason of Death or Disability, each Award will terminate upon the earlier of: (i) twelve (12) months after the date that the Grantee ceases to be an Eligible Director or Eligible Employee by reason of Death or Disability; or (ii) the expiration of the Award Period specified in the Award Agreement. Any portions of Awards not exercised within the foregoing periods shall terminate.

(c) This Section 2.7 applies to all Awards other than Performance Units.

Section 2.8. Delay of Certain Payments upon Termination of Employment. Notwithstanding anything in the Plan to the contrary, to the extent any Right is subject to Section 409A, and payment or exercise of such Right is on account of a Termination of Employment, such payment or exercise shall only be effectuated if the Grantee incurs a Separation from Service. Payment will occur on the 60th day after the Separation from Service. Provided, however, that if the Grantee is a Specified Employee, payment or exercise shall be effectuated on the first day of the seventh month following the Separation from Service.

ARTICLE III
OPTIONS

Section 3.1. Grant of Options.

(a) The Company may grant Options to Eligible Directors and Eligible Employees as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, and (ii) the execution and delivery of an Option Agreement by the Grantee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of Shares potentially acquirable under all Options granted shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b) The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. The aggregate Fair Market Value (determined as of the time an ISO is granted) of the Shares as to which an ISO may first become exercisable by a Grantee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”). If a Grantee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to the number of Shares which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

Section 3.2. Exercise Price. The exercise price of each Option granted under the Plan (the “Exercise Price”) shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option. In the case of ISOs granted to a shareholder who owns capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (a “10% Shareholder”), the Exercise Price of each Option granted under the Plan to such 10% Shareholder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the Option.

Section 3.3. Terms and Conditions of Options.

(a) All Options must be granted within ten (10) years of the Effective Date.

(b) The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee. The Committee may grant Non-Qualified Options to an Eligible Director but may not grant ISOs to an Eligible Director.

(c) The grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III, and the Option Agreement will fix the number of Shares subject to the Option.

(d) At the discretion of the Committee, a Grantee, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee.

(e) Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(f) Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of Shares acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(g) Not less than one hundred (100) Shares may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Grantee. No Option may be exercised for a fraction of a share of Common Stock.

(h) A Grantee shall have no rights as a shareholder of the Company with respect to any Shares underlying such Option until payment in full of the Exercise Price by such Grantee for the stock being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares is fully paid for, except as provided in Sections 2.3(b) and 2.3(c).

(i) All Shares obtained pursuant to an Option which is designated and qualifies as an ISO shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such Shares pursuant to the exercise of the ISO. Such Shares shall be held by the Company or its designee. The Grantee who has exercised the ISO shall have all rights of a shareholder, including, but not limited, to the rights to vote, receive dividends and sell such shares. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the Shares acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

(j)  When Non-Qualified Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7. No Non-Qualified Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treasury Regulation §1.83-7 or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b). Further, each Non-Qualified Option will comply with any other applicable Section 409A requirement in order to maintain the status of the Non-Qualified Option as exempt from the requirements of Section 409A.

Section 3.4. Exercise of Options.

(a) A Grantee must at all times be an Eligible Director or Eligible Employee from the date of grant until the exercise of the Options granted, except as provided in Section 2.7(b).

(b) An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of Shares to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of withholding taxes pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such Shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration or in the event resale of such Shares without such Registration would otherwise be permissible, the second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c) As a condition to the issuance of the Shares upon full or partial exercise of a Non-Qualified Option, the Grantee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d) The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, bank draft or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of outstanding shares of the Common Stock owned by the Grantee with a Fair Market Value at the date of delivery equal to the aggregate Exercise Price of the Option(s) being exercised, or (iii) at the discretion of the Committee by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value at the date of delivery equal to the aggregate Exercise Price of the Option(s) being exercised, or (iv) at the discretion of the Committee by a combination of (i), (ii) or (iii) above. No Shares shall be delivered until full payment has been made. Except as provided in Sections 2.3(b) and 2.3(c), the Committee may not approve a reduction of such Exercise Price in any such Option, or the cancellation of any such Options and the regranting thereof to the same Grantee at a lower Exercise Price, at a time when the Fair Market Value of the Common Stock is lower than it was when such Option was granted. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

Section 3.5. Restrictions on Transfer. An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Grantee to whom it was granted, may be exercised only by such Grantee.

Section 3.6. Stock Certificates. Certificates representing the Shares issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such Shares until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.6 have been complied with.

ARTICLE IV
RESTRICTED STOCK AND RESTRICTED STOCK UNIT GRANTS

Section 4.1. Grants of Restricted Stock.

(a) The Company may grant Restricted Stock or Restricted Stock Units to Eligible Directors and Eligible Employees as provided in this Article IV. Shares of Restricted Stock or Restricted Stock Units will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable, by the Grantee and a duly authorized officer of the Company. Restricted Stock and Restricted Stock Units will not be deemed to have been granted merely upon authorization by the Committee. The aggregate number of Shares potentially acquirable under all Restricted Stock Agreements and all Restricted Stock Unit Agreements shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b) Each grant of Restricted Stock or Restricted Stock Units pursuant to this Article IV will be evidenced by a Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable, between the Company and the Grantee in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Agreement and Restricted Stock Unit Agreement will specify the purchase price per share (the “Purchase Price”), if any, with respect to the Restricted Stock or Restricted Stock Units to be issued to the Grantee thereunder. The Purchase Price will be fixed by the Committee in its exclusive discretion. The Purchase Price will be payable to the Company in United States dollars in cash or by check or such other legal consideration as may be approved by the Committee, in its exclusive discretion.

(c) Without limiting the foregoing, each Restricted Stock Agreement and Restricted Stock Unit Agreement shall include the following terms and conditions:

(i) Nothing contained in this Article IV, any Restricted Stock Agreement, any Restricted Stock Unit Agreement, or in any other agreement executed in connection with the issuance of Restricted Stock or Restricted Stock Units under this Article IV will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(ii) Except as otherwise provided herein, each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall specify the period or periods of time within which each share of Restricted Stock or Restricted Stock Unit or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Restricted Stock acquirable thereunder. Such Vesting Period will be fixed by the Committee in its discretion, but generally shall be at least two (2) years and one day of continued service with the Company. The Committee may, in its discretion, establish a shorter Vesting Period by specifically providing for such shorter period in the Restricted Stock Agreement;

provided, however, that the Vesting Period shall not be less than one (1) year and one day of continued service with the Company after the date on which the Restricted Stock Right is granted.

(iii) Each Restricted Stock Unit Agreement shall specify whether the distribution will be in the form of cash, shares or a combination of cash and shares.

(iv) Upon satisfaction of the Vesting Period and any other applicable restrictions, terms and conditions, the Grantee shall be entitled to receive his Restricted Stock or payment of his Restricted Stock Unit(s) on or before the sixtieth (60th) day following satisfaction of the Vesting Period as provided in the Restricted Stock Agreement or Restricted Stock Unit Agreement, as applicable.

Section 4.2. Restrictions on Transfer of Restricted Stock and Restricted Stock Units.

(a) Restricted Stock Units may not be Transferred, and shares of Restricted Stock acquired by a Grantee may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

(b) Any Transfer of Restricted Stock Units and any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2, or exercise any other legal or equitable remedy.

(c) Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock, and of the applicable Restricted Stock Agreement, as if the transferee were the original Grantee of such Restricted Stock.

(d) To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Grantee of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Grantee and the Grantee’s spouse, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan and the Restricted Stock Agreement. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Agreement. Each Grantee acknowledges that the Secretary of the

Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3. Compliance with Law. Notwithstanding any other provision of this Article IV, Restricted Stock and Restricted Stock Units may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock and Restricted Stock Units in a Registration, but will not be required to register or qualify Restricted Stock or Restricted Stock Units with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Director or Eligible Employee would be issued Restricted Stock or Restricted Stock Units hereunder prior to such issuance.

Section 4.4. Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Agreement and in the legends referred to in this Section 4.4, have been complied with.

Section 4.5. Market Standoff. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Grantee of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC in connection with such offering.

Section 4.6. Rights of Grantees of Restricted Stock or Restricted Stock Units.

(a) A Grantee shall have no rights as a stockholder of the Company unless and until he receives Restricted Shares at the conclusion of the Vesting Period.

(b) A Grantee shall have no rights other than those of a general creditor of the Company. Restricted Stock and Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

(c) Unless the Committee otherwise provides in a dividend agreement awarded to the Grantee at the time of the Award Agreement, the Grantee shall have no rights to dividends, whether cash or stock, until the Restricted Stock and/or Restricted Stock Units vest and Shares are delivered to the Grantee except as provided in Sections 2.3(b) and 2.3(c).

ARTICLE V

PERFORMANCE UNITS

Section 5.1. Awards of Performance Units.

(a) The Committee may grant awards of Performance Units to Eligible Directors and Eligible Employees as provided in this Article V. Performance Units will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a Performance Unit Agreement by the Grantee and an authorized officer of the Company. Performance Units will not be deemed granted merely upon authorization by the Committee. Performance Units may be granted in such amounts and to such Grantees as the Committee may determine in its sole discretion subject to the limitation in Section 5.2 below.

(b) Each grant of Performance Units pursuant to this Article V will be evidenced by a Performance Unit Agreement between the Company and the Grantee in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c) Except as otherwise provided herein, Performance Units will be distributed only after the end of a performance period of two or more years (“Performance Period”) beginning with the year in which such Performance Units were awarded. The Performance Period shall be set by the Committee for each year’s awards.

(d) The percentage of the Performance Units awarded under this Section 5.1 that will be distributed to Grantees shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided, however, that the Committee may adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below. Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate.

(e) Distributions of Performance Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one, against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed.

No distributions of Performance Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Performance Units to be distributed shall be conclusively determined by the Committee.

(f) The percentage of Performance Units awarded and which Grantees become entitled to receive based on the levels of performance will be determined as soon as practicable after each Performance Period and are called “Retained Performance Units.”

(g) On or before the 60th day after determination of the number of Retained Performance Units, such Retained Performance Units shall be distributed in the form of a combination of shares and cash. The Committee, in its sole discretion, will determine how much of the Retained Performance Unit will be distributed in cash and how much will be distributed in Shares. The Performance Units awarded, but which Grantees do not become entitled to receive, shall be cancelled.

(h) Notwithstanding any other provision in this Article V, the Committee, if it determines in its sole discretion that it is necessary or advisable under the circumstances, may adopt rules pursuant to which Eligible Employees by virtue of hire, or promotion or upgrade to a higher employee grade classification, or special individual circumstances, may be granted the total award of Performance Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

Section 5.2. Limitations. The aggregate number of Shares potentially distributable under all Units granted shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 5.3. Terms and Conditions.

(a) All awards of Performance Units must be made within ten (10) years of the original Effective Date.

(b) The award of Performance Units shall be evidenced by a Performance Unit Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article V.

(c) Nothing contained in this Article V, any Performance Unit Agreement or in any other agreement executed in connection with the award of Performance Units under this Article V will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

Section 5.4. Special Distribution Rules.

(a) Except as otherwise provided in this Section 5.4, a Grantee must be an Eligible Director or Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

(b) In case of the Death or Disability of a Grantee prior to the end of any Performance Period, whether before or after any event set forth in Section 2.3(c), the number of Performance Units awarded to the Grantee for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability. The remaining Performance Units, reduced in the discretion of the Committee to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or     Disability, but in no event later than March 15 of the year following the year of the Grantee’s Death or Disability. All other Units awarded to the Grantee for such Performance Period shall be cancelled.

(c) In case of the termination of the Grantee’s status as an Eligible Director or Eligible Employee prior to the end of any Performance Period for any reason other than Death or Disability, all Performance Units awarded to the Grantee with respect to any such Performance Period shall be immediately forfeited and cancelled.

(d) Upon a Grantee’s promotion to a higher employee grade classification, the Committee may award to the Grantee the total Performance Units, or any portion thereof, which are associated with the higher employee grade classification for the current Performance Period.

Notwithstanding any other provision of the Plan, the Committee may reduce or eliminate awards to a Grantee who has been demoted to a lower employee grade classification, and where circumstances warrant, may permit continued participation, proration, or a combination thereof, of awards which would otherwise be cancelled.

Section 5.5. Rights of Grantees of Performance Units.

(a) A Grantee shall have no rights as a stockholder of the Company unless and until he receives Shares, if any.

(b) A Grantee shall have no rights other than those of a general creditor of the Company. Performance Units represent an unfunded and unsecured obligation of the Company.

(c) Unless the Committee otherwise provides in a dividend agreement awarded to the Grantee at the time of the Performance Unit Agreement, the Grantee shall have no rights to dividends, whether cash or stock, unless and until Shares are delivered to the Grantee except as provided in Sections 2.3(b) and 2.3(c).

Section 5.6. Extraordinary Adjustment. In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Provided, however, that such adjustment must comply with Section 409A. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities. In addition, in the event of a Change in Control, the Committee may reduce the number of outstanding Units as it deems appropriate in its sole discretion to reflect a shorter Performance Period, to the extent permitted by Section 409A.

Section 5.7. Other Conditions.

(a) No person shall have any claim to be granted an award of Performance Units under this Article V and there is no obligation for uniformity of treatment of Eligible Directors, Eligible Employees or Grantees under this Article V. Performance Units under this Article V may not be Transferred.

(b) The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Grantee or other person receiving Shares under this Article V shall be required to pay to the Company, any Tax Withholding Liability. The number of Shares to be distributed to any individual Grantee may be reduced by the number of Shares, the Fair Market Value on the Distribution Date (as defined in Section 5.7(d) below) of which is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability or the Grantee may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c) Any distribution of Shares under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or Nasdaq National Market requirements, are satisfied. The Shares distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d) For the purpose of distribution of Performance Units in cash, the value of a Performance Unit shall be the Fair Market Value on the Distribution Date. The “Distribution Date” shall be the first business day of April in the year of distribution, except that in the case of special distributions the Distribution Date shall be the first business day of the month following the month in which the Committee determines the distribution.

(e) Notwithstanding any other provision of this Article V and subject also to Section 5.5(c), no dividends shall accrue and no distributions of Performance Units shall be made if at the time a dividend would otherwise have accrued or distribution would otherwise have been made:

(i) the regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Company;

(ii) the rate of dividends on the Common Stock is lower than at the time the Performance Units to which the accrued dividend relates were awarded, adjusted for any change of the type referred to in Section 2.3(b);

(iii) estimated consolidated net income of the Company for the twelve-month period preceding the month the dividend would otherwise have accrued and distribution would otherwise have been made is less than the sum of the amount of the accrued dividends and Performance Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

(iv) the dividend accrual or distribution would result in a default in any agreement by which the Company is bound.

(f) In the event net income available under Section 5.7(e) above for accrued dividends and awards eligible for distribution under this Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) accrued dividends, and (ii) Performance Units eligible for distribution under this Article V.

Section 5.8. Restrictions on Transfer. Performance Units granted under Article V may not be Transferred except by will or the laws of descent and distribution or as otherwise provided in Section 5.9, and during the lifetime of the Grantee to whom it was awarded, cash and Shares receivable with respect to Performance Units may be received only by such Grantee.

Section 5.9. Designation of Beneficiaries. A Grantee may designate a beneficiary or beneficiaries to receive all or part of the Shares and/or cash to be distributed to the Grantee under this Article V in case of Death, and such designation will revoke all prior designations by the same Grantee. A designation of beneficiary may be replaced by a new designation or may be revoked by the Grantee at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Grantee and delivered to the Company prior to the Grantee’s Death. In case of the Grantee’s Death, the amounts to be distributed to the Grantee under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries. The amount distributable to a Grantee upon Death and not subject to such a designation shall be distributed to the Grantee’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Grantee, in which event the Company shall have no further liability to anyone with respect to such amount.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1. Grants of SARs.

(a) The Company may grant SARs to Eligible Directors and Eligible Employees under this Article VI. SARs will be deemed granted only upon (i) authorization by the Committee and (ii) the execution and delivery of a SAR Agreement by the Grantee and a duly authorized officer of the Company. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of Shares which shall underlie SARs granted hereunder shall not exceed the total number of Shares in the Plan Pool, less all Shares potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

(b) Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Company and the Grantee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

Section 6.2. Terms and Conditions of SARs.

(a) All SARs must be granted within ten (10) years of the Effective Date.

(b) Each SAR issued pursuant to this Article VI shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR (the “SAR Issuance Date”).

(c) Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any Grantee any right with respect to the continuation of his or her status as an employee or director of the Company or any of its Subsidiaries.

(d) Except as otherwise provided herein, each SAR Agreement shall specify the number of Shares covered by the SAR and the period or periods of time within which each SAR or portion thereof will first become exercisable (the “SAR Vesting Period”) with respect to the total Cash Payment (as defined in Section 6.4(b)) receivable thereunder. Such SAR Vesting Period will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(e) SARs relating to no less than one hundred (100) Shares may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the Grantee. No SAR may be exercised for a fraction of a share of Common Stock.

(f) A Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by such SAR. No adjustment shall be made to a SAR for dividends (ordinary or extraordinary, whether in cash, securities or other property).

(g) Notwithstanding anything in the Plan to the contrary, no SAR shall contain any feature for the deferral of compensation other than the right to receive compensation equal to the difference between the Base Value on the date of grant and the Fair Market Value of the Share on the date of Exercise.

Section 6.3. Restrictions on Transfer of SARs. Each SAR granted under this Article VI may not be Transferred except by will or the laws of descent and distribution or as otherwise provided in Section 6.5, and during the lifetime of the Grantee to whom it was granted, may be exercised only by such Grantee.

Section 6.4. Exercise of SARs.

(a) A Grantee, or his or her executors or administrators, or heirs or legatees, shall exercise a SAR of the Grantee by giving written notice of such exercise to the Company (the “SAR Exercise Date”). SARs may be exercised only upon the completion of the SAR Vesting Period applicable to such SAR.

(b) Within ten (10) days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the Grantee shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date (the “Cash Payment”), reduced by the Tax Withholding Liability arising from such exercise.

Section 6.5. Designation of Beneficiaries. A Grantee may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the Grantee under this Article VI in case of Death, and such designation will revoke all prior designations by the same Grantee. A designation of beneficiary may be replaced by a new designation or may be revoked by the Grantee at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Grantee and delivered to the Company prior to the Grantee’s Death. In case of the Grantee’s Death, the amounts to be distributed to the Grantee under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries. The amount distributable to a Grantee upon Death and not subject to such a designation shall be distributed to the Grantee’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the Grantee, in which event the Company shall have no further liability to anyone with respect to such amount.

ARTICLE VII
MISCELLANEOUS

Section 7.1. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to the exercise of Rights will be used for general corporate purposes.

Section 7.2. No Obligation to Exercise Right. The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

Section 7.3. Term of Plan. Except as otherwise specifically provided herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

Section 7.4. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

Section 7.5. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or by one or more Subsidiaries. The Company shall indemnify, defend and hold each member of the Committee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Committee’s powers and the discharge of the Committee’s duties hereunder.

Section 7.6. Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Eligible Employee shall be deemed to result from either (a) a transfer of employment to the Company from an affiliate of the Company, or from the Company to an affiliate, or from one affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Eligible Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A if the applicable Award is subject thereto.

Section 7.7. Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

Section 7.8. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

Section 7.9. Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Section 7.10. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

Section 7.11. Inspection of Plan. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Company and shall be shown to any proper person making inquiry about it.

Section 7.12. Severable Provisions. The Company intends that the provisions of Articles III, IV, V and VI, in each case together with Articles I, II and VII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

As Adopted by the Company’s Board of Directors on January 16 , 2020.

As Approved by the Company’s Shareholders on ____________________, 2020.

PeoplesBancorp

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
C/O PEOPLES BANCORP OF NORTH CAROLINA, INC.
PO BOX 1342
BRENTWOOD, NY 11717

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PEOPLES BANCORP OF NORTH CAROLINA, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James S. Abernethy
02) Robert C. Abernethy
03) Douglas S. Howard
04) John W. Lineberger, Jr.
05) Gary E. Matthews
06) Billy L. Price, Jr., MD
07) Larry E. Robinson
08) William Gregory Terry
09) Dan Ray Timmerman, Sr.
10) Benjamin I. Zachary

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve the Company's 2020 Omnibus Stock Ownership and Long Term Incentive Plan; and	☐	☐	☐
3. To ratify the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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